UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by Registrant ☒	Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
I-ON DIGITAL CORP.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Copies to: Peter Campitiello, Esq. McCarter & English, LLP Two Tower Center Boulevard East Brunswick, NJ 08816 Tel: 723-867-9741 Fax: 732.393.1901

I-ON DIGITAL CORP.

15, Tehran-ro 10-gil, Gangam-gu, Seoul, Korea
January 5, 2022
To Our Stockholders:
On behalf of the Board of Directors of I-On Digital Corp. (the “Company”), I cordially invite you to attend a Special Meeting of Stockholders to be held on January 27, 2022, at 7:00 p.m., Eastern Daylight Time, at the offices of McCarter & English, LLP, Two Tower Center Boulevard, East Brunswick, NJ 08816.
On April 27, 2021, the Company, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with CDI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Acquisition”), Cardio Diagnostics, Inc., a Delaware corporation (“CDI”), and the shareholders of CDI (the “CDI Shareholders”). Pursuant to the terms of the Agreement, Acquisition will merge with and into CDI (the “Merger”) with CDI becoming the surviving entity and a wholly-owned subsidiary of the Company . In consideration for the Merger, the CDI Shareholders shall receive 25,000,000 newly issued shares of common stock of the Company, par value $0.0001 (“I-On Common Stock”) to be issued to the CDI Shareholders in accordance with their pro rata ownership of CDI prior to the Merger. Simultaneously with the Merger, pursuant to an Equity Transfer Agreement (the “Transfer Agreement”), the Company will assign all of the equity interests in I-On Communications, Ltd., a company organized under the laws of the Republic of South Korea and the Company’s wholly-owned subsidiary (“Communications”), in exchange for the return of 20,000,000 shares of the I-On Common Stock held by the Communications Shareholders and the assumption of any and all of Communications’ liabilities (the “Spinoff”). The Merger is contingent upon the approval by a majority of the Company’s shareholders of the Spinoff and an amendment to the Company’s Certificate of Incorporation to change the name of the Company to “Cardio Diagnostics Holdings, Inc.” and effectuate the reverse split of the number of outstanding I-On shares on the basis of one share for a range of per every ten (10) to fifteen (15) shares of I-On Common Stock outstanding (the “Charter Amendment”).
After careful consideration, the Company’s Board of Directors has unanimously approved the Merger Agreement which is attached as Annex A to this proxy statement and incorporated by reference into this proxy statement and the proposals referred to above, and has determined that they are advisable, fair and in the best interests of the Company’s stockholders. Accordingly, the Board unanimously recommends that stockholders vote “FOR” to approve and adopt the Transfer Agreement and the transactions contemplated therein, and “FOR” the Charter Amendment and “FOR” the adjournment of the special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger , the Spinoff and/ or the Charter Amendment at the time of the special meeting.
At the special meeting you will be asked to: (i) to approve and adopt an equity transfer agreement pursuant to which the Company will transfer all of the issued and outstanding capital stock of I-On Communications Ltd., a wholly-owned subsidiary of the Company, in exchange for the transfer of 20,000,000 shares of the Company’s stock and the assumption of all liabilities, (ii) to approve an amendment to the Company’s amended and restated certificate of incorporation to (A) change the name of the Company from “I-On Digital Corp.” to “Cardio Diagnostics Holdings, Inc.,” and (B) to approve the reverse split of the number of the Company’s outstanding shares of common stock on the basis of one share for every ten (10) to fifteen (15) outstanding shares, and (iv) to consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and 2. The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.
Our Board of Directors unanimously recommends that you vote “FOR” all proposals.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING, I URGE YOU TO VOTE BY COMPLETING AND RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE SPECIAL MEETING.
Cordially,

I-ON DIGITAL, CORP.

Jae Cheol Oh,
Chairman, Chief Executive and Financial Officer

I-ON DIGITAL, CORP.

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 27, 2022
Proxy Solicitation and General Information
This Proxy Statement and the enclosed form of proxy card (the “Proxy Card”) are being furnished to the holders of common stock, par value $0.001 per share, of I-On Digital Corp., a Delaware corporation (which is sometimes referred to in this Proxy Statement as “I-On.,” the “Company,” “we,” “us” or “our”), in connection with the solicitation of proxies by our Board of Directors for use at the Special Meeting of Stockholders to be held on January 27, 2022, at 7:00 p.m., Eastern Daylight Time, at the offices of McCarter & English, LLP, Two Tower Center Boulevard, East Brunswick, NJ 08816, and at any adjournments or postponements thereof (the “Special Meeting”). This Proxy Statement and the accompanying Notice of Special Meeting of Shareholders and proxy will be first sent or given on or about January 6, 2022.
NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”), of I-On Digital Corp., (the “Company” or “I-On”) will be held on January 27, 2022, at 7:00 p.m., Eastern Daylight Time, via to be determined electronic measures, for the following purposes:
1.
To approve an equity transfer agreement in which the Company will sell transfer of the issued and outstanding equity of I-On Communications Ltd., a wholly-owned subsidiary of the Company organized under the laws of the Republic of Korea, in exchange for the transfer of 20,000,000 shares of the Company’s stock and the assumption of any and all liabilities, as set forth in further detail below in Proposal 1 (Proposal 1);

2.
To approve an amendment to our Amended and Restated Certificate of Incorporation to: change the name of the Company from “I-On Digital Corp.” to “Cardio Diagnostics Holdings, Inc.”; and to approve the reverse split of the number of the Company’s outstanding shares of common stock on the basis of one share for every ten (10) to fifteen (15) outstanding shares (Proposal 2); and

3.	To consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and 2 (Proposal 3).
All shareholders are cordially invited to attend the Special Meeting. Please note that you will be asked to present the admission ticket attached to the accompanying proxy card, plus proof that you are a shareholder of the Company, as well as valid picture identification, such as a driver’s license or passport, in order to attend the Special Meeting. The use of cameras, recording devices and other electronic devices will be prohibited at the Special Meeting.
You are requested to sign, date and return the enclosed proxy card promptly, whether or not you plan to attend the Special Meeting, and regardless of the number of shares of Common Stock you own. Any shareholder of record who submits a proxy card retains the right to revoke such proxy card by: (i) submitting a written notice of such revocation to the President of the Company so that it is received no later than 5:00 p.m. (New York City time) on January 26, 2022; (ii) submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card to the President of the Company so that it is received no later than 5:00 p.m. (New York City time) on January 26, 2022; or (iii) attending the Special Meeting and voting in person thereat the shares represented by such proxy card. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. All such later-dated proxy cards or written notices revoking a proxy card should be sent to I-On Digital Corp., 15, Tehran-ro 10-gil, Gangam-gu, Seoul, Korea, Attention: Jae Cheol Oh. If you hold shares in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

Please read carefully the enclosed Proxy Statement, which explains the proposals to be considered by you and acted upon at the Special Meeting.
The Company’s Board of Directors (the “Board of Directors”) has fixed the close of business on December 10, 2021, as the record date for the determination of holders of record of the Company’s common stock entitled to notice of, and to vote at, the Special Meeting. A list of shareholders of record of the Company as of the record date will remain open for inspection during the Special Meeting until the closing of the polls thereat.
Whether or not you plan to attend the Special Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.
Proxies and Voting
Stockholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the enclosed envelope. Proxy Cards which are not revoked will be voted at the Special Meeting in accordance with instructions contained therein. If a Proxy Card is signed and returned without instruction, the Shares will be voted against each of the proposals contained therein.
Voting
Most beneficial owners whose stock is held in street name do not receive the Proxy Card. Instead, they receive voting instruction forms or proxy ballots from their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.
Our Board of Directors has selected Jae Cheol Oh to serve as “Proxyholder” for the Special Meeting. Proxy Cards which are not revoked will be voted at the Special Meeting in accordance with instructions contained therein.
Revocation of Proxy
A stockholder who so desires may revoke its previously submitted Proxy Card at any time before it is voted at the Meeting by: (i) delivering written notice to us at I-On Digital Corp., 15, Tehran-ro 10-gil, Gangam-gu, Seoul, Korea, c/o Secretary; (ii) duly executing and delivering a Proxy Card bearing a later date; or (iii) casting a ballot at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy.
Record Date; Shares Outstanding and Entitled to Vote
Only stockholders as of the close of business on December 10, 2021 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. As of December 10, 2021, there were 35,030,339 shares of our common stock outstanding and each entitled to one vote, per each share entitled to vote. See “Beneficial Ownership of Company Common Stock By Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of our common stock by our directors, executive officers and stockholders known to us to beneficially own 5% or more of our common stock.
Quorum; Required Votes
The presence at the Special Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding votes entitled to vote constitutes a quorum for this Meeting.
Abstentions and “broker non-votes” are counted as present for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee such as a bank, broker or other agent holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.
Nominees may have such discretion to vote absent instructions with respect to certain “routine” matters, but not with respect to matters that are considered “non-routine,” such as the amendment of a charter to increase the number of authorized shares or a proposal considered to be related to a non-routine matter. Accordingly, without voting instructions from you, your broker will not be able to vote your shares on any of the proposals brought before this Meeting.

Each share of I-On Digital Corp. common stock entitles the holder to one vote. The affirmative vote of a majority vote of the shares cast affirmatively or negatively for this proposal is required to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of each of the proposals.
The affirmative vote of holders of a majority of the outstanding shares of Common Stock as of the record date for the special meeting is required for approval of Proposals 1, 2, and 3. A failure to submit a proxy card or vote at the special meeting, or an abstention or “broker non-vote” will have the same effect as a vote against the approval of these proposals.
An inspector of elections appointed by I-On Digital will tabulate votes at the Special Meeting.
Proxy Solicitation; Expenses
I-On Digital will bear the costs of the solicitation of proxies for the Special Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.
Voting Confidentiality
Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.
Appraisal Rights
Stockholders will have no rights of appraisal under the Delaware general corporate law in connection with the proposals to be considered at the Special Meeting.
IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. YOUR PRESENCE AT THE SPECIAL MEETING WILL NOT AUTOMATICALLY REVOKE YOUR PROXY CARD. PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.
By Order of the Board of Directors

/s/ Jae Cheol Oh
Name: Jae Cheol Oh
Title: Chairman, Chief Executive and Financial Officer
January 6, 2022

SUMMARY
This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the proposals being considered at the special meeting, you should read this entire proxy statement carefully, including the materials attached as annexes, as well as other documents referred to or incorporated by reference herein. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information”.
The Companies
I-On Digital Corp.
15, Tehran-ro 10-gil, Gangam-gu
Seoul, Korea
+82-2-3430-1200
I-ON was founded by Jae Cheol James Oh, who currently serves as CEO. The Company’s roots are in IT consultancy and software development. I-ON services South Korea’s enterprise content management system’s (CMS) market and specializes in advancing market-leading internet software applications to capitalize on rapidly growing market sectors. After being awarded its first of numerous international patents in 2003, I-ON has since evolved into an industry-leading and recognized software developer and provider of on-premise and cloud-based enterprise-class unstructured data management, digital experience and digital marketing software and solutions. I-ON’s portfolio of software and solutions serves the digital marketing and technology needs of organizations, enabling clients to create, measure, and optimizes digital experiences for their audiences across marketing channels and devices. We believe these solutions help clients reduce the cost of content management and delivery, while increasing the return on their investments in digital communication and marketing spend. As of its founding, the Company has serviced and continues to service over 1,000 blue-chip and middle-market clients across virtually all verticals in both private and public sectors. The Company has meaningfully expanded its reach over the past decade and now currently markets, licenses and sells its products and services directly to clients in South Korea and Japan, as well as in Singapore, Malaysia, Indonesia, Thailand, Vietnam, and the U.S. through value-added resellers and partnerships. I-ON currently holds 6 international and over 20 domestic patents for both products and methodologies built into the 10 product offerings the Company currently has at market. These encompass enterprise CMS, digital experience and service delivery software, digital marketing, smart mobility and analytics tools, and, more recently, energy management solutions as well as sports software and IT convergence services. Beginning in the fourth quarter of 2018, the Company started endorsing its 7th generation cloud based Digital Experience (DXP) platform as a service offering known as ICE, which encompasses a more feature-rich front and back end CMS. The Company has designed and developed industry-leading technologies that are compliant with global standards including GS (Good Software) and NET (New Excellent Technology). I-ON also holds numerous domestic and global industry awards, earning high rankings and recognition from the likes of Gartner (Magic Quadrant 2014) and Red Herring (2014 Asia Top 100 Winner), among many others.
CDI Acquisition Corp.
15, Tehran-ro 10-gil, Gangam-gu
Seoul, Korea
+82-2-3430-1200
The merger subsidiary is a wholly-owned subsidiary of I-On that was recently incorporated in Delaware for the purpose of the merger. It does not conduct any business and has no material assets.
Cardio Diagnostics, Inc.
2500 Crosspark Road
Suite W245
Coralville, IA 52241
Cardio Diagnostics was founded in 2017 in Coralville, Iowa, by Meeshanthini (Meesha) Dogan PhD, and Robert (Rob) Philibert MD PhD. It was incorporated in January 2017 as an Iowa LLC and was subsequently incorporated as a Delaware C-Corp in September 2019. Cardio Diagnostics, LLC (“CD LLC”) is a wholly-owned subsidiary of Cardio Diagnostics, Inc (“CDI” or the “Company”). The Company was formed to further develop and commercialize a patent-pending Artificial Intelligence (AI)-driven DNA biomarker testing technology

(“Core Technology”) for cardiovascular disease invented at the University of Iowa by the Founders, with the aim of becoming one of the leading medical technology companies for enabling precision prevention, early detection and treatment of cardiovascular disease. CDI is transforming the approach to cardiovascular disease from reactive to proactive. The Core Technology is being incorporated into a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease (CHD), stroke, heart failure and diabetes. CDI is the first company to develop and commercialize epigenetics-based clinical tests for cardiovascular disease that have clear value propositions for multiple stakeholders including (1) patients, (2) clinicians, (3) hospitals/health systems, and (4) payors. The Company’s first product, Epi+Gen CHDTM, launched in Q1 2021, is a three-year symptomatic CHD (i.e. heart attack) risk assessment test. Revenue for this product will be generated through the recurring sale of this test and through licensing agreements. Furthermore, with the ongoing COVID-19 pandemic, preventable illnesses such as CHD are expected to spike.
Summary of the Merger
Upon the terms and subject to the conditions of the merger agreement, Acquisition, a wholly-owned subsidiary of I-On formed by I-On in connection with the merger, will merge with and into CDI. The merger agreement provides that upon the consummation of the merger the separate existence of Acquisition shall cease. CDI will continue as the surviving corporation and will be a wholly-owned subsidiary of I-On. In consideration for the Merger, the CDI Shareholders shall receive 25,000,000 newly issued shares of common stock of the Company, par value $0.0001 (“I-On Common Stock”) to be issued to the CDI Shareholders in accordance with their pro rata ownership of CDI prior to the Merger. Following the effective time of the merger, the retirement of 20,000,000 shares of Common Stock in connection with the Spinoff, and a reverse split on an assumed 1 for 10 basis, CDI’s stockholders will own approximately 94% of the company. Following the merger, I-On will change its name to “Cardio Diagnostic Holdings, Inc. Simultaneously, in connection with the merger, Jae Cheol Oh shall sell to CDI 500,000 shares of I-On Common Stock for a purchase price of $250,000 (the “Stock Purchase”).
Overview of the Merger Agreement
Merger Consideration
At the effective time of the merger each share of CDI common stock outstanding immediately prior to the effective time (excluding shares of CDI common stock held as treasury stock and shares of CDI common stock shall be converted solely into the right to receive the pro rata portion of the 25,000,000 merger shares. No fractional shares of I-On common stock will be issuable to CDI’s stockholders pursuant to the merger.
Conditions to the Completion of the Merger
To consummate the merger, I-On’s stockholders must approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of I-On common stock in the merger, the spinoff of I-On’s wholly-owned subsidiary, and an amendment to the I-On’s certificate of incorporation effecting the name change and reverse stock split. Additionally, each of the other closing conditions set forth in the merger agreement must be satisfied or waived.
Termination of the Merger Agreement
Either I-On or CDI can terminate the merger agreement under specified circumstances, which would prevent the merger from being consummated. On September__, 2021, I-ON, Acquisition and CDI agreed to extend the original Closing Date from May 31, 2021 to December 31, 2021 (the “Extension”).
Expense Reimbursement
The merger agreement provides that each party will pay for its own expenses in connection with the Merger. In connection with the Extension, CDI agreed to the reimbursement of I-On’s expenses of $14,000 for OTCQB annual subscription and $14,600 for accounting, legal and printing fees in connection with its Quarterly Report on Form 10-Q for quarter ending June 30, 2021. CDI also agreed to pay certain fees in connection with the merger in the amount of $105,000.

Management Following the Merger
At the effective time of the merger, the executive management team of the combined company is expected to include the following individuals:
Name	Position with the Combined Company	Current Position
Meeshanthini (Meesha) Dogan, PhD	Chief Executive Officer	Chief Executive Officer

Robert (Rob) Philibert, MD PhD	Chief Medical Officer	Chief Medical Officer

Elisa Luqman, JD MBA	Chief Financial Officer	Chief Financial Officer
The Board of Directors Following the Merger
At the effective time of the merger, the combined company will initially have a seven member board of directors, comprised of Meeshanthini Dogan, Robert Philibert, and Warren Hosseinion (until each of their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal).
Meeshanthini (Meesha) Dogan, PhD, 33 Chief Executive Officer, Director. Dr. Dogan is the Chief Executive Officer of Cardio Diagnostics, Inc. Dr. Dogan is the co-Founder of Cardio Diagnostics, Inc, with over 11 years’ experience in bridging medicine, engineering and artificial intelligence towards building solutions to fulfill unmet clinical needs such as in cardiovascular disease prevention. Coming from a family with a two-generation history of heart disease and having spent extensive time interacting with those affected by heart disease, she understands the pain points and founded Cardio Diagnostics to help prevent others from experiencing its devastating impacts. Dr. Dogan is a pioneer in artificial intelligence/machine learning-driven integrated genetic- epigenetic approaches, which includes highly cited publications, and platform presentations at the American Heart Association and American Society of Human Genetics. She co-invented the patent-pending cardiac technologies of Cardio Diagnostics (issued by European Patent Office in March 2021). In 2017, Dr. Dogan founded Cardio Diagnostics to commercialize these technologies towards making heart disease prevention and early detection more accessible, personalized and precise. Under her leadership, the company was awarded the prestigious One To Watch award in 2020 by Nature and Merck, has bootstrapped its way to become a technology leader in cardiovascular diagnostics, launched its first product for the US market in January 2021, secured both dilutive and non-dilutive funding and key relationships with world renowned organizations. Dr. Dogan holds a PhD degree in Biomedical Engineering and BSE/MS degrees in Chemical Engineering from University of Iowa. She was named FLIK Womxn Entrepreneur to Watch in 2021.
Robert (Rob) Philibert, MD PhD, 60 Chief Medical Officer, Director. Rob Philibert MD PhD is the Chief Medical Officer and co-founder of Cardio Diagnostics, Inc. Dr. Philibert graduated from the University of Iowa Medical Scientist Training Program and completed a residency in Psychiatry at the University of Iowa. Between 1993-1998, he completed a Pharmacology Research Training Program (PRAT) Fellowship and a Staff Fellowship at the National Institutes of Health while also serving in the United States Uniformed Public Health Service. In late 1998, he returned to the University of Iowa where he now is a Professor of Psychiatry with joint appointments in Neuroscience, Molecular Medicine and Biomedical Engineering. He has published over 170 peer reviewed manuscripts and is the recipient of numerous NIH grant awards and both national and international patents for his pioneering work in epigenetics. In particular, he is credited with discovering the epigenetic signatures for cigarette and alcohol consumption. In 2009, he founded Behavioral Diagnostics LLC, a leading provider of epigenetic testing services. Critically, he has raised over $6 million in non-dilutive funding for Behavioral Diagnostics and has introduced two epigenetic tests, Smoke Signature© and Alcohol Signature™ to the commercial market. Simultaneously, he has licensed related non-core technologies to manufacturing partners while developing an ecosystem of key complementary service providers in the clinical diagnostics space. In 2017, together with Dr. Dogan, he founded Cardio Diagnostics where he serves as Chief Medical Officer.
Elisa Luqman, JD MBA, 57 Chief Financial Officer. Elisa Luqman is the Chief Financial Officer of Cardio Diagnostics, Inc. Ms. Luqman also serves as the Chief Financial Officer and General Counsel of Clinigence Holdings, Inc. (“CLNH”) since October 29, 2019 where Ms. Luqman is responsible for maintaining the corporation’s accounting records and statements all CLNH’s SEC filings and compliance requirements. Ms. Luqman also serves as a Director and Secretary of the Board for Clinigence Holdings, Inc. Ms. Luqman was the co-founder of bigVault Storage Technologies a cloud- based file hosting company acquired by Digi-Data Corporation in February 2006. From March 1, 2006 through February 28, 2009, Ms. Luqman was employed as Chief Operating Officer of the Vault Services Division of Digi-Data Corporation, and subsequently during her tenure with Digi-Data Corporation she became General Counsel for the entire corporation. In that capacity she was responsible for acquisitions, mergers, patents, customer, supplier, and employee contracts, and worked very closely with Digi-Data’s outside counsel firms. On March 1, 2009, Ms. Luqman rejoined iGambit Inc. (“IGMB”) as Chief Financial Officer and General Counsel. Ms. Luqman has overseen and been responsible for IGMB’s SEC filings, FINRA filings and public company compliance requirements from its initial Form 10 filing with the SEC in 2010 through its’ Reverse Merger with Clinigence Holdings, Inc. on October 29, 2019. Ms. Luqman received a BA degree, a JD in Law, and an MBA Degree in Finance from Hofstra University. Ms. Luqman is a member of the bar in New York and New Jersey.
Warren Hosseinion, MD, 49 Director. Dr. Hosseinion is currently the Chairman and CEO of Clinigence Holdings (OTC: CLNH). He served as Chairman of the Board for Clinigence Holdings, Inc. since April 2019. Dr. Hosseinion is a Co-Founder of Apollo Medical Holdings, Inc. (Nasdaq: AMEH) and served as a member of the Board of Directors of Apollo Medical Holdings, Inc. since July 2008, the Chief Executive Officer of Apollo Medical Holdings, Inc. from July 2008 to December 2017, and the Co-Chief Executive Officer of Apollo Medical Holdings, Inc. from December 2017 to March 2019. In 2001, Dr. Hosseinion co-founded ApolloMed. Dr. Hosseinion received his B.S. in Biology from the University of San Francisco, his M.S. in Physiology and Biophysics from the Georgetown University Graduate School of Arts and Sciences, his Medical Degree from the Georgetown University School of Medicine, and completed his residency in internal medicine from the Los Angeles County-University of Southern California Medical Center.
Federal Securities Law Consequences; Resale Restrictions
The issuance of I-On common stock in the merger to CDI stockholders will be effected by means of a private placement, which is exempt from registration under the Securities Act of 1933, as amended (referred to as the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D or Regulation S promulgated thereunder and such shares will be “restricted securities.” The shares issued in connection with the merger will not be registered under the Securities Act upon issuance and will not be freely transferable. Holders of such shares may not sell their respective shares unless the shares are registered under the Securities Act or an exemption is available under the Securities Act.
Material U.S. Federal Income Tax Consequences of the Merger
The merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (referred to as the “Code”). I-On stockholders will not sell, exchange or dispose of any shares of I-On common stock as a result of the merger. Thus, there will be no material U.S. federal income tax consequences to I-On or its stockholders as a result of the merger.
Risk Factors
The merger, including the possibility that the merger may not be consummated, poses a number of risks to I-On and its stockholders. In addition, both I-On and CDI are subject to various risks associated with their businesses and their industries, and the combined business will also be subject to those and other risks.
Regulatory Approvals
Neither I-On nor CDI is required to make any filings or to obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the merger. In the United States, I-On must comply with applicable federal and state securities laws in connection with the transactions contemplated in the merger agreement, including the filing with the SEC of this proxy statement.
Anticipated Accounting Treatment
The merger will be treated by I-On as a reverse merger under the purchase method of accounting in accordance with U.S. generally accepted accounting principles (referred to as “GAAP”). For accounting purposes, CDI is considered to be acquiring I-On in this transaction.
Appraisal Rights
The stockholders of I-On are not entitled to appraisal rights in connection with the merger.

Summary the Spinoff
Upon the terms and subject to the conditions of the transfer agreement, all of the equity interests in I-On Communications, Ltd., a company organized under the laws of the Republic of South Korea (“Communications”) and a wholly-owned subsidiary of the Company, shall be transferred by the Company to JFJ Digital Corp., a Delaware corporation (“JFJ”) owned by certain shareholders of the Company (collectively, the “Communications Shareholders”) in exchange for the return of Twenty Million (20,000,000) shares of the I-On Common Stock held by the Communications Shareholders (the “Exchange Shares”), and the assumption of any and all liabilities of Communications.
Overview of the Transfer Agreement
Exchange Consideration
At the effective time of the exchange, the Company will transfer all of the outstanding equity of Communications outstanding immediately prior to the effective time to JFJ in exchange for the transfer of a minimum of 20,000,000 shares of I-On Common Stock (the “Exchange Shares”) held by the JFJ shareholders, who are all citizens of the Republic of Korea. Following the transfer of the equity of Communications to JFJ and the transfer of the Exchange Shares (the “Exchange”), the Company shall retire, cancel and return to treasury, the Exchange Shares. In addition, the Company shall assign, conveys and transfers to JFJ all of the assets and properties of Communications as well as all debts, adverse claims, liabilities, judgments and obligations, including tax obligations, of Communications, whether accrued, contingent or otherwise and whether known or unknown, at the Effective Time.
Conditions to the Completion of the Exchange
To consummate the merger, I-On’s stockholders must approve the transfer agreement and the transactions contemplated thereby, including the transfer of all of the outstanding capital stock of Communications to JFJ for the return of the Exchange Shares. The transfer agreement will be executed in connection with the merger and the exchange will happen concomitantly with, but subsequent to, the merger It is expected that and all conditions to the exchange set forth in the transfer agreement must be simultaneously satisfied or waived.
Expense Reimbursement
The transfer agreement provides that each party will pay for its own expenses in connection with the exchange.

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA
The following tables present summary historical financial data for each of I-On and CDI, summary unaudited pro forma condensed combined financial data for I-On and CDI and comparative historical and unaudited pro forma per share data for I-On and CDI.
Selected Historical Consolidated Financial Data of I-On
The following tables set forth selected historical financial information derived from I-On Digital Corp.’s (“I-On”) audited consolidated financial statements as of December 31, 2020, and 2019 and for the two years in the period ended December 31, 2020, which are included elsewhere in this proxy statement from I-On’s audited consolidated financial statements and related notes, included in I-On’s Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated by reference herein. Historical results are not necessarily indicative of the results to be expected for future periods.
The information is only a summary and should be read in conjunction with CDI’s consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CDI.” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of CDI.
	DECEMBER 31,
	2020	2019
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,337,741	$1,709,210
Total assets	9,792,501	9,872,972
Total liabilities	2,733,822	2,437,849
Total stockholders' equity (deficiency)	6,578,242	2,437,849
	DECEMBER 31,
	2020	2019
Consolidated Statement of Operations (Loss) Data:
Sales	$7,954,015	$7,091,647
Operating expenses	2,710,055	2,264,265
Net Income (Loss)	(712,448)	81,837
	DECEMBER 31,
	2020	2019
Consolidated Statement of Cash Flow Data:
Net cash provided (used in)
Operating activates	$134,444	$171,880
Investing activities	(462,131)	(162,680)
Financing activities	57,296	328,923

Selected Historical Financial Data of Cardio Diagnostics, Inc.
The following tables set forth selected historical financial information derived from Cardio Diagnostics, Inc.’s (“CDI”) audited consolidated financial statements as of December 31, 2020, and 2019 and for the two years in the period ended December 31, 2020, which are included elsewhere in this proxy statement. Historical results are not necessarily indicative of the results to be expected for future periods.
The information is only a summary and should be read in conjunction with CDI’s consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CDI.” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of CDI.
	DECEMBER 31,
	2020	2019
Consolidated Balance Sheet Data:
Cash and cash equivalents	$237,087	$1,138
Total assets	446,375	1,138
Total liabilities	386,010	106,850
Total stockholders' equity (deficiency)	60,365	(104,949)
	DECEMBER 31,
	2020	2019
Consolidated Statement of Operations (Loss) Data:
Sales	$—	$—
Operating expenses	609,164	313
Other Inome	4,000	—
Net Loss	(605,164)	(313)
	DECEMBER 31,
	2020	2019
Consolidated Statement of Cash Flow Data:
Net cash provided (used in)
Operating activates	$25,859	$(697)
Investing activities	(29,910)	—
Financing activities	240,000	964

Selected Unaudited Pro Forma Combined Financial Data of I-On and CDI
The following selected unaudited pro forma combined financial data presents the pro forma financial position and results of operations of the combined business based on the historical financial statements of I-On and CDI, after giving effect to the merger. The unaudited pro forma combined balance sheet data as of December 31, 2020 gives effect to the merger as if it took place on December 31, 2020. The unaudited pro forma combined statement of operations data for the year ended December 31, 2020 gives effect to the merger as if it took place on January 1, 2020.
The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. Accordingly, the historical consolidated financial data of I-On and CDI has been adjusted to give pro forma effect to events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the results of operations of the combined company. In addition, the pro forma adjustments reflecting the completion of the merger are based upon the application of the asset acquisition method of accounting in accordance with GAAP and upon the assumptions set forth in the unaudited pro forma combined financial statements.
The unaudited pro forma combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had I-On and CDI been a combined company during the specified periods.
The following information does not give effect to the proposed reverse stock split of I-On common stock described in the section entitled “Proposal 2—Adoption Of An Amendment To The Company’s Certificate Of Incorporation” beginning on page 55 of this proxy statement.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the Merger. The unaudited pro forma combined financial statements were prepared using the historical financial statements of I-ON and CDI.
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to these transactions as if they had occurred on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the quarter ended September 30, 2021 and the year ended December 31, 2020 gives effect to these transactions as if they had occurred on January 1, 2020.
The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Merger occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Exchange.
The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
SEPTEMBER 30, 2021
	I-ON Digital Corp.) Historical	Cardio Diagnostics, Inc. (Historical)	Pro Form Combined
Assets
Current assets
Cash and cash equivalents	$2,638,825	$929,794	$3,568,619
Restricted cash	1,603,511	—	1,603,511
Short-term financial instruments	703,857	—	703,857
Short-term loan receivable	126,593	—	126,593
Accounts receivables, net of allowance for doubtful accounts $638,924 and $619,336, respectively	4,287,878	—	4,287,878
Deferred tax assets - current	365,636	—	365,636
Prepaid expenses and other current assets	1,326,888	17,629	1,344,517
Total Current Assets:	$11,053,188	947,423+	$12,000,611

Non-current assets:
Investments	93,215		93,215
Property and equipment, net	89,400		89,400
Intangible assets, net	208,609	57,333	265,942
Deposits	764,992	199,873	964,865
Deferred tax assets - non current	822,598		822,598
Total non-current assets	$1,978,814	$—	$1,978,814
Total Assets	$13,032,002	257,206	13,289,208

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$2,212,381	35,549	2,247,930
Value added tax payable	43,535		43,535
Income tax payable	—		—
Short-term loan payable	337,581		337,581
Current portion of long term debt	21,090		21,090
Government grants outstanding	401,153		401,153
Total current liabilities	3,035,519	35,549	3,071,068
Long term debt, net of current portion	—
Total liabilities	$3,035,519	—	3,035,519

Stockholders’ equity
Common stock	3,503	1,185	4,688
Treasury stock	(709,478)	(709,478)
Additional paid-in-capital	3,713,370	1,856,014	5,569,384
Accumulated deficit	(725,501)	(1,139,590)	(1,865,091)
Accumulated retained earnings	7,234,130	—	7,234,130
Total company stockholders’ equity	9,156,024	—	9,156,024
Preferred stock (I-ON Korea)	475,036	—	475,036
Non-controlling interests	5,423	—	5,423
Total stockholders’ equity	9,996,483	717,609	10,714,092
Total Liabilities and Stockholders’ Equity	$13,032,002	1,204,629	14,236,631

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED JUNE 30, 2021
	I-ON Digital Corp. (Historical)	Cardio Diagnostics, Inc. (Historical )	Pro Forma Combined
Net sales	$3,616,267	—	3,616,267
Cost of goods sold	2,494,644		2,494,644
Gross profit (loss)	1,121,623		1,121,623

Operating expense:
Sales and marketing	—	65,990	65,990
Research and development	239,108	87,451	326,559
General and administrative expenses	491,738	264,927	756,665
Amortization		12,000	12,000
Total operating expense	730,846	429,477	1,160,323
Loss from operations	—	(429,477)	(429,477)

Other income (expense):
Interest income	9,072	—	9,072
Foreign currency transaction gain(loss)	(6,953)		(6,953)
Miscellaneous income, net	12,603		12,603
Interest expense	(2,512)		(2,512)
Total other income (expense), net	12,210		12,210

Income (loss) before provision for income taxes, loss on equity investments in affiliates, and non-controlling interest	402,987	(429,477)	(26,490)
Provision for income tax	(579,022)	—	(579,022)
Net Income before income or loss on equity investments in affiliates and non-controlling interest	982,009	(429,477)	552,532

Net Income(loss)	981,920	—	1,981,920

MARKET PRICE AND DIVIDEND INFORMATION
I-On common stock first became quoted on the OTC Markets under the trading symbol “EVBW” on March 27, 2014. CDI is a private company and its common stock is not publicly traded. There has never been, nor is there expected to be in the future, a public market for CDI common stock.
On April 26, 2021, the last full trading day prior to the public announcement of the proposed merger, the closing price per share of I-On common stock as reported on the OTC Markets was $0.31 per share. On January 4, 2022, the last practicable date before the printing of this proxy statement, the closing price per share of I-On common stock as reported on the OTC Markets was $0.14, per share.
As of the record date, I-On had approximately 300 stockholders of record.
I-On has never declared or paid cash dividends on I-On common stock. I-On currently anticipates that all of its earnings in the foreseeable future will be used for the operation and growth of its business, and does not expect to pay any cash dividends to I-On stockholders. Payment of future dividends, if any, will be at the discretion of the I-On Board.

RISK FACTORS
Risks Related to I-On
Our business, financial condition, operating results and prospects are subject to the following risks. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and our stockholders may lose all or part of their investment in the shares of our common stock.
This Proxy Statement contains forward-looking statements that involve risks and uncertainties. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “intends”, “plans”, “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should,” “designed to,” “designed for,” or other variations or similar words or language. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Form 10-K.
Risks Related to Pandemics
The recent COVID-19 coronavirus pandemic may adversely affect our business, results of operations, financial condition, liquidity, and cash flow.
While the impact on our business from the recent outbreak of the COVID-19 coronavirus is unknown at this time and difficult to predict, various aspects of our business could be adversely affected by it.
As of the date of this Annual Report, COVID-19 coronavirus has been declared a pandemic by the World Health Organization, has been declared a National Emergency by the United States Government and has resulted in several states being designated disaster zones. COVID-19 coronavirus caused significant volatility in global markets, including the market price of our securities. The spread of COVID-19 coronavirus has caused public health officials to recommend precautions to mitigate the spread of the virus, especially as to travel and congregating in large numbers. In addition, certain states and municipalities have enacted, and additional cities are considering, quarantining and “shelter-in-place” regulations which severely limit the ability of people to move and travel, and require non-essential businesses and organizations to close.
It is unclear how such restrictions, which will contribute to a general slowdown in the global economy, will affect our business, results of operations, financial condition and our future strategic plans.
Shelter-in-place and essential-only travel regulations have negatively impacted many of our customers. In addition, while our digesters are manufactured in the United States, we still could experience significant supply chain disruptions due to interruptions in operations at any or all of our suppliers’ facilities. If we experience significant delays in receiving our products we will experience delays in fulfilling orders and ultimately receiving payment, which could result in loss of sales and a loss of customers, and adversely impact our financial condition and results of operations.
In addition, our headquarters are located in Seoul, South Korea which was also subject to large COVID-19 outbreak requiring its government to enact travel and work restrictions. While these restrictions were lessened as of the date of this Annual Report, it is unclear at this time how these restrictions will affect our operations and revenues.
Risks Specific to Our Business
Our proprietary software or service delivery may not operate properly, which could damage our reputation, give rise to claims against us, or divert application of our resources from other purposes, any of which could harm our business and operating results.
We may encounter human or technical obstacles that prevent our proprietary applications from operating properly. If our applications do not function reliably or fail to achieve customer expectations in terms of performance, customers could assert liability claims against us or attempt to cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain customers. We provide a limited warranty, have not paid warranty claims in the past, and do not have a reserve for warranty claims.

Moreover, information services as complex as those we offer have in the past contained, and may in the future develop or contain, undetected defects or errors. We cannot assure you that material performance problems or defects in our products or services will not arise in the future. Errors may result from receipt, entry, or interpretation of customer information or from interface of our services with legacy systems and data that we did not develop and the function of which is outside of our control. Despite testing, defects or errors may arise in our existing or new software or service processes. These defects and errors and any failure by us to identify and address them could result in loss of revenue or market share, liability to customers or others, failure to achieve market acceptance or expansion, diversion of development resources, injury to our reputation, and increased service and maintenance costs. Defects or errors in our software might discourage existing or potential customers from purchasing our products and services. Correction of defects or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects or errors or in responding to resulting claims or liability may be substantial and could adversely affect our operating results.
If our security measures are breached or fail and unauthorized access is obtained to a customer’s data, our service may be perceived as insecure, the attractiveness of our services to current or potential customers may be reduced, and we may incur significant liabilities.
Our services involve the web-based storage and transmission of customers’ proprietary information. We rely on proprietary and commercially available systems, software, tools and monitoring, as well as other processes, to provide security for processing, transmission and storage of such information. Because of the sensitivity of this information and due to requirements under applicable laws and regulations, the effectiveness of our security efforts is very important. If our security measures are breached or fail as a result of third-party action, acts of terror, social unrest, employee error, malfeasance or for any other reasons, someone may be able to obtain unauthorized access to customer data. Improper activities by third-parties, advances in computer and software capabilities and encryption technology, new tools and discoveries and other events or developments may facilitate or result in a compromise or breach of our security systems. Our security measures may not be effective in preventing unauthorized access to the customer data stored on our servers. If a breach of our security occurs, we could face damages for contract breach, penalties for violation of applicable laws or regulations, possible lawsuits by individuals affected by the breach and significant remediation costs and efforts to prevent future occurrences. In addition, whether there is an actual or a perceived breach of our security, the market perception of the effectiveness of our security measures could be harmed and we could lose current or potential customers.
Disruptions in Internet or telecommunication service or damage to our data centers could adversely affect our business by reducing our customers’ confidence in the reliability of our services and products.
Our information technologies and systems are vulnerable to damage or interruption from various causes, including acts of God and other natural disasters, war and acts of terrorism and power losses, computer systems failures, internet and teleDigital or data network failures, operator error, losses of and corruption of data and similar events. Data regarding our business and our customers’ insurance claims and encounters resides on computer hardware located domestically and abroad. Although we conduct business continuity planning to protect against fires, floods, other natural disasters and general business interruptions to mitigate the adverse effects of a disruption, relocation or change in operating environment at our data centers, the situations we plan for and the amount of insurance coverage we maintain may not be adequate in any particular case. In addition, the occurrence of any of these events could result in interruptions, delays or cessations in service to our customers. Any of these events could impair or prohibit our ability to provide our services, reduce the attractiveness of our services to current or potential customers and adversely impact our financial condition and results of operations.
In addition, despite the implementation of security measures, our infrastructure, data centers, or systems that we interface with or utilize, including the internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, denial-of-service attacks or other attacks by third-parties seeking to disrupt operations or misappropriate information or similar physical or electronic breaches of security. Any of these can cause system failure, including network, software or hardware failure, which can result in service disruptions. As a result, we may be required to expend significant capital and other resources to protect against security breaches and hackers or to alleviate problems caused by such breaches.
We depend on key information systems and third party service providers.
We depend on key information systems to accurately and efficiently transact our business. These systems and services are vulnerable to interruptions or other failures resulting from, among other things, natural disasters, terrorist attacks, software, equipment or teleDigital failures, processing errors, computer viruses, other security issues or supplier defaults. Security, backup and disaster recovery measures may not be adequate or implemented properly to avoid such disruptions or failures. Any disruption or failure of these systems or services could cause substantial errors, processing inefficiencies, security breaches, inability to use the systems or process transactions, loss of customers or other business disruptions, all of which could negatively affect our business and financial performance.
As cybersecurity attacks continue to evolve and increase, our information systems could also be penetrated or compromised by internal and external parties’ intent on extracting confidential information, disrupting business processes or corrupting information. These risks could arise from external parties or from acts or omissions of internal or service provider personnel. Such unauthorized access could disrupt our business and could result in the loss of assets, litigation, remediation costs, damage to our reputation and failure to retain or attract customers following such an event, which could adversely affect our business.
We may be unable to adequately establish, protect or enforce our intellectual property rights.
Our success depends in part upon our ability to establish, protect and enforce our intellectual property and other proprietary rights. If we fail to establish, protect or enforce our intellectual property rights, we may lose an important advantage in the market in which we compete. We rely on a combination of trademark, copyright and trade secret law and contractual obligations to protect our key intellectual property rights, all of which provide only limited protection. Our intellectual property rights may not be sufficient to help us maintain our position in the market and our competitive advantages.
We hold several patents and also rely on trade secrets to protect certain of our proprietary technology. However, trade secrets may not be protectable if not properly kept confidential. We strive to enter into non-disclosure agreements with our employees, customers, contractors and business partners to limit access to and disclosure of our proprietary information. However, the steps we have taken may not be sufficient to prevent unauthorized use of our technology, and adequate remedies may not be available in the event of unauthorized use or disclosure of our trade secrets and proprietary technology. Moreover, others may reverse engineer or independently develop technologies that are competitive to ours or infringe our intellectual property.
Accordingly, despite our efforts, we may be unable to prevent third-parties from using our intellectual property for their competitive advantage. Any such use could have a material adverse effect on our business, results of operations and financial condition. Monitoring unauthorized uses of and enforcing our intellectual property rights can be difficult and costly. Legal intellectual property actions are inherently uncertain and may not be successful, and may require a substantial amount of resources and divert our management’s attention.
Claims by others that we infringe their intellectual property could force us to incur significant costs or revise the way we conduct our business.
Our competitors protect their proprietary rights by means of patents, trade secrets, copyrights, trademarks and other intellectual property. We have not conducted an independent review of patents and other intellectual property issued to third-parties, who may have patents or patent applications relating to our proprietary technology. We may receive letters from third parties alleging, or inquiring about, possible infringement, misappropriation or violation of their intellectual property rights. Any party asserting that we infringe, misappropriate or violate proprietary rights may force us to defend ourselves, and potentially our customers, against the alleged claim. These claims and any resulting lawsuit, if successful, could subject us to significant liability for damages and/or invalidation of our proprietary rights or interruption or cessation of our operations. Any such claims or lawsuit could:
•	be time-consuming and expensive to defend, whether meritorious or not;
•	require us to stop providing products or services that use the technology that allegedly infringes the other party’s intellectual property;
•	divert the attention of our technical and managerial resources;
•	require us to enter into royalty or licensing agreements with third-parties, which may not be available on terms that we deem acceptable;
•
prevent us from operating all or a portion of our business or force us to redesign our products, services or technology platforms, which could be difficult and expensive and may make the performance or value of our product or service offerings less attractive;

•	subject us to significant liability for damages or result in significant settlement payments; or
•	require us to indemnify our customers.
Furthermore, during the course of litigation, confidential information may be disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. Disclosure of our confidential information and our involvement in intellectual property litigation could materially adversely affect our business. Some of our competitors may be able to sustain the costs of intellectual property litigation more effectively than we can because they have substantially greater resources. In addition, any litigation could significantly harm our relationships with current and prospective customers. Any of the foregoing could disrupt our business and have a material adverse effect on our business, operating results and financial condition.
The continued success of our business model is heavily dependent upon our offshore operations, and any disruption to those operations will adversely affect us.
The majority of our operations, including the development and maintenance of our Web-based platform and our customer support services, are performed by our highly educated workforce of approximately 120 employees in South Korea which may experience unrest due to the threats posed by North Korea. The performance of our operations in South Korea, and our ability to maintain our offshore offices, is an essential element of our business model, as South Korea is a tech hub for Enterprise CMS/Digital marketing as well as all of our senior leadership are located in South Korea. Our competitive advantage will be greatly diminished and may disappear altogether if our operations in South Korea are negatively impacted.
Our offshore operations expose us to additional business and financial risks which could adversely affect us and subject us to civil and criminal liability.
The risks and challenges associated with our operations outside the United States include laws and business practices favoring local competitors; compliance with multiple, conflicting and changing governmental laws and regulations, including employment and tax laws and regulations; and fluctuations in foreign currency exchange rates. Foreign operations subject us to numerous stringent U.S. and foreign laws, including the Foreign Corrupt Practices Act, or FCPA, and comparable foreign laws and regulations that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. Safeguards we implement to discourage these practices may prove to be less than effective and violations of the FCPA and other laws may result in severe criminal or civil sanctions, or other liabilities or proceedings against us, including class action lawsuits and enforcement actions from the SEC, Department of Justice and overseas regulators.
Future product development is dependent upon access to and reliability of third party software products and open source software.
Certain of our software products contain components developed and maintained by third party software vendors. We expect that we may have to incorporate software from third party vendors in our future products. We also incorporate open source software in certain of our software products. We may not be able to replace the functionality provided by the third party or open source software currently offered with our products if that software becomes obsolete, defective, non-compliant with third party patent restrictions or incompatible with future versions of our products or is not adequately maintained or updated, or if our relationship with the third party vendor terminates. In addition, we must carefully monitor and manage our use of, and compliance with the licensing requirements of, open source software. Any significant interruption in the availability of these third party software products on commercially acceptable terms, defects in these products, non-compliance with third party patent restrictions or our inability to comply with the licensing terms of either third party commercial software or open source software could delay development of future products or enhancement of future products and could have a material adverse effect on our business, financial condition, operating results and cash flows.
Future product development is dependent on adequate research and development resources.
In order to remain competitive, we must continue to develop new products and enhancements to our existing products. This is particularly true as we further expand our cloud and SaaS offerings and capabilities. Maintaining adequate research and development resources to meet the demands of the market is essential, and failure to do so could present an advantage to our competitors. If we are unable to develop products due to certain constraints, such as high employee turnover, lack of management ability or a lack of other development resources, including through third party outsourcing firms, our competitiveness could be harmed.
Discovery of errors in our software could adversely affect our earnings.
The software products we offer are inherently complex. Despite testing and quality control, we cannot be certain that errors will not be found in current versions, new versions or enhancements of our products after commencement of commercial delivery. If new or existing customers have difficulty deploying our products or require significant amounts of customer support, our operating margins could be harmed. Moreover, we could face possible claims and higher development costs if our software contains undetected errors or if we fail to meet our customers’ expectations. With our BSM strategy, these risks increase because we are combining already complex products to create solutions that are even more complicated than the aggregation of their product components. Significant technical challenges could also arise with our products because our customers purchase and deploy our products across a variety of computer platforms and integrate them with a number of third party software applications and databases. These combinations increase our risk further because in the event of a system-wide failure, it may be difficult to determine which product is at fault; thus, we may be harmed by the failure of another supplier’s products.
As a result of the foregoing, we could experience loss of or delay in revenue and loss of market share; loss of customers; damage to our reputation; failure to achieve market acceptance; diversion of development resources; increased service and warranty costs; legal actions by customers against us which could, whether or not successful, increase costs and distract our management; and increased insurance costs.
Risks Related to Securities Markets and Investments in Our Securities
General securities market uncertainties resulting from the COVID-19 pandemic.
Since the outset of the pandemic the US and worldwide national securities markets have undergone unprecedented stress due to the uncertainties of the pandemic and the resulting reactions and outcomes of government, business and the general population. These uncertainties have resulted in declines in all market sectors, increases in volumes due to flight to safety and governmental actions to support the markets. As a result, until the pandemic has stabilized, the markets may not be available to I-On for purposes of raising required capital. Should we not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible we may be unable to sustain the necessary capital to pursue our strategic plan and may have to reduce the planned future growth and scope of our operations.
Our executive officers and certain stockholders possess the majority of our voting power, and through this ownership, control our Company and our corporate actions.
Our current executive officers, directors and largest stockholders of I-On, hold approximately 37% of the voting power of the outstanding shares as of December 31, 2020. These officers, directors and certain stockholders have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. The interests of our executive officers and certain shareholders may give rise to a conflict of interest with I-On and its stockholders. For additional details concerning voting power please refer to the section below entitled “Description of Securities.”
Liquidity of our common stock has been limited.
Our common stock is quoted on OTC Markets under the symbol “IONI”. The liquidity of our common stock is very limited and is affected by our limited trading market. The OTC Markets is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting. There is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded.
The trading volume of our common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they may tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for our common stock while on the OTC Markets may not necessarily be a reliable indicator of its fair market value.
Because we became public by means of a “reverse business combination,” we may not be able to attract the attention of major brokerage firms.
There may be risks associated with us becoming public through a “reverse business combination.” Securities analysts of major brokerage firms and securities institutions may not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our common stock. The absence of such research coverage could limit investor interest in our common stock, resulting in decreased liquidity. No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.
Our stock price may be volatile.
The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:
•	the concentration of the ownership of our shares by a limited number of affiliated stockholders may limit interest in our securities;
•	limited “public float” with a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	additions or departures of key personnel;
•	loss of a strategic relationship;
•	variations in operating results from the expectations of securities analysts or investors;
•	announcements of new products or services by us or our competitors;
•	reductions in the market share of our products;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	investor perception of our industry or prospects;
•	insider selling or buying;
•	investors entering into short sale contracts;
•	regulatory developments affecting our industry; and
•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage; and
•	economic and other external factors.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.
In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.
Our common stock is subject to price volatility unrelated to our operations.
The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting I-On’s competitors or I-On itself.
A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.
A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. A decline in the price of our common stock could be especially detrimental to our liquidity, our operations and strategic plans. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations. If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.
Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.
The sale by any shareholder of a significant portion of their holdings could have a material adverse effect on the market price of our common stock.
Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.
A substantial majority of the outstanding shares of Common Stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.
We do not plan to declare or pay any dividends to our stockholders in the near future.
We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain our resources and distract management.
As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the Securities Act. These rules, regulations and requirements are extensive. We may incur significant costs associated with our public company corporate governance and reporting requirements. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.
Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.
A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.
“Penny Stock” rules may make buying or selling our common stock difficult.
Trading in our common stock has previously been subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.
Risks Related to the Merger
If the proposed merger with CDI is not consummated, I-On’s business could suffer materially and I-On’s stock price could decline.
The consummation of the proposed merger with CDI is subject to a number of closing conditions, including the approval by I-On’s stockholders, and other customary closing conditions.
If the proposed merger is not consummated, I-On may be subject to a number of material risks, and its business and stock price could be adversely affected, as follows:
•	I-On has incurred and expects to continue to incur significant expenses related to the proposed merger with CDI even if the merger is not consummated.
•
I-On’s customers, prospective customers, collaborators and other business partners and investors in general may view the failure to consummate the merger as a poor reflection on its business or prospects.

•	Some of I-On’s suppliers, distributors, collaborators and other business partners may seek to change or terminate their relationships with I-On as a result of the proposed merger.
•
As a result of the proposed merger, current and prospective employees could experience uncertainty about their future roles within the combined company. This uncertainty may adversely affect I-On’s ability to retain its key employees, who may seek other employment opportunities.

•	I-On’s management team may be distracted from day to day operations as a result of the proposed merger.
•	The market price of I-On common stock may decline to the extent that the current market price reflects a market assumption that the proposed merger will be completed.

In addition, if the merger agreement is terminated and I-On’s Board of Directors determines to seek another business combination, it may not be able to find a third party willing to provide equivalent or more attractive consideration than the consideration to be provided by each party in the merger. In such circumstances, the I-On Board may elect to, among other things, divest all or a portion of I-On’s business, or take the steps necessary to liquidate all of I-On’s business and assets, and in either such case, the consideration that I-On receives may be less attractive than the consideration to be received by I-On pursuant to the merger agreement.
If I-On does not successfully consummate the merger or another strategic transaction, the I-On Board may decide to pursue a dissolution and liquidation of I-On. In such an event, the amount of cash available for distribution to I-On’s stockholders will depend heavily on the timing of such liquidation as well as the amount of cash that will need to be reserved for commitments and contingent liabilities.
There can be no assurance that the merger with CDI will be completed. If the merger is not completed, the I-On Board may decide to pursue a dissolution and liquidation of I-On. In such an event, the amount of cash available for distribution to I-On’s stockholders will depend heavily on the timing of such decision and, as with the passage of time the amount of cash available for distribution will be reduced as I-On continues to fund its operations. In addition, if the I-On Board were to approve and recommend, and I-On’s stockholders were to approve, a dissolution and liquidation of I-On, I-On would be required under Delaware corporate law to pay its outstanding obligations, as well as to make reasonable provision for contingent and unknown obligations, prior to making any distributions in liquidation to I-On’s stockholders. As a result of this requirement, a portion of I-On’s assets may need to be reserved pending the resolution of such obligations. In addition, I-On may be subject to litigation or other claims related to a dissolution and liquidation of I-On. If a dissolution and liquidation were pursued, the I-On Board, in consultation with its advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, holders of I-On common stock could lose all or a significant portion of their investment in the event of a liquidation, dissolution or winding up of I-On.
The merger may be completed even though material adverse changes may result from the announcement of the merger, industry-wide changes and other causes.
In general, either party can refuse to complete the merger if there is a material adverse change affecting the other party between April 27, 2021, the date of the merger agreement, and the closing. However, some types of changes do not permit either party to refuse to complete the merger, even if such changes would have a material adverse effect on I-On or CDI, to the extent they resulted from the following and do not have a materially disproportionate effect on I-On or CDI, as the case may be:
•	the announcement or pendency of the merger agreement or the transactions contemplated thereby;
•	the taking of any action, or the failure to take any action, by any party that is required to comply with the terms of the merger agreement;
•
any natural disaster or any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation or armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing;

•	any change in generally accepted accounting principles or any change in applicable laws, rules or regulations or the interpretation thereof;
•	general economic or political conditions or conditions generally affecting the industries in which either party and its subsidiaries operate; or
•	with respect to I-On, any change in the stock price or trading volume of I-On common stock.
If adverse changes occur but I-On and CDI must still complete the merger, the combined company’s stock price may suffer.
The market price of the combined company’s common stock may decline as a result of the merger.
The market price of the combined company’s common stock may decline as a result of the merger for a number of reasons including if:
•	the combined company does not achieve the perceived benefits of the merger;

•	the effect of the merger on the combined company’s business and prospects is not consistent with expectations; or
•	investors react negatively to the effect on the combined company’s business and prospects from the merger.
During the pendency of the merger, I-On will not be able to enter into a business combination with another party and will be subject to contractual limitations on certain actions because of restrictions in the merger agreement.
Covenants in the merger agreement impede the ability of I-On or CDI to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the merger. As a result, if the merger is not completed, the parties may be at a disadvantage to their competitors. In addition, while the merger agreement is in effect and subject to limited exceptions, each party is prohibited from soliciting, initiating, encouraging or taking actions designed to facilitate any inquiries or the making of any proposal or offer that could lead to the entering into certain extraordinary transactions with any third party, such as a sale of assets, an acquisition of I-On common stock, a tender offer for I-On common stock, a merger or other business combination outside the ordinary course of business. Any such transactions could be favorable to such party’s stockholders.
Because the lack of a public market for CDI common stock makes it difficult to evaluate the fairness of the merger, CDI’s stockholders may receive consideration in the merger that is greater than or less than the fair market value of CDI common stock.
The outstanding share capital of CDI is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of CDI. Since the percentage of I-On’s equity to be issued to CDI’s stockholders was determined based on negotiations between the parties, it is possible that the value of the I-On common stock to be issued in connection with the merger will be greater than the fair market value of CDI. Alternatively, it is possible that the value of the shares of I-On common stock to be issued in connection with the merger will be less than the fair market value of CDI.
The combined company will incur significant transaction costs as a result of the merger, including investment banking, legal and accounting fees. In addition, the combined company will incur significant consolidation and integration expenses which cannot be accurately estimated at this time. Actual transaction costs may substantially exceed CDI’s estimates and may have an adverse effect on the combined company’s financial condition and operating results.
Failure of the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code could harm the combined company.
The parties intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, as amended. For a full description of the tax consequences of the merger, see “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 4 of this proxy statement. To comply with the requirements for a Section 368(a) reorganization, certain structural and other requirements for the transaction must be met; if not satisfied, the CDI stockholders could be subject to tax liability.
I-On and CDI may become involved in securities litigation or stockholder derivative litigation in connection with the merger, and this could divert the attention of I-On and CDI management and harm the combined company’s business, and insurance coverage may not be sufficient to cover all related costs and damages.
Securities litigation or stockholder derivative litigation frequently follows the announcement of certain significant business transactions, such as the sale of a business division or announcement of a business combination transaction. I-On and CDI may become involved in this type of litigation in connection with the merger, and the combined company may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the business of I-On, CDI and the combined company.
The number of merger shares to be issued to CDI is not adjustable based on the market price of I-On common stock so the merger consideration at the closing may have greater or lesser value than the market price at the time the merger agreement was signed.
The merger agreement has set the number of merger shares to be issued to CDI common stock. Any changes in the market price of I-On common stock before the completion of the merger will not affect the number of shares of I-On common stock issuable to CDI’s stockholders pursuant to the merger agreement. Therefore, if before the completion of the merger the market price of I-On common stock declines from the market price on the date of the merger agreement, then CDI’s stockholders could receive merger consideration with substantially lower value than the value of such merger consideration on the date of the merger agreement. Similarly, if before the completion of the merger the market price of I-On common stock increases from the market price of I-On common stock on the date of the merger agreement, then CDI’s stockholders could receive merger consideration with substantially greater value than the value of such merger consideration on the date of the merger agreement. The merger agreement does not include a price-based termination right.
Certain provisions of the merger agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the merger agreement.
The terms of the merger agreement prohibit each of I-On and CDI from soliciting alternative takeover proposals or cooperating with persons making unsolicited takeover proposals, except in limited circumstances when I-On’s Board determines in good faith that an unsolicited alternative takeover proposal is or is reasonably likely to lead to a superior takeover proposal and that failure to cooperate with the proponent of the proposal would be reasonably likely to be inconsistent with I-On’s Board fiduciary duties.
If the conditions to the merger are not met, the merger will not occur.
Even if the merger is approved by the stockholders of I-On and CDI, specified conditions must be satisfied or waived to complete the merger. These conditions are set forth in the merger agreement and described in the section entitled “The Merger Agreement—Conditions to the Completion of the Merger”. I-On cannot assure you that all of the conditions will be satisfied or waived. If the conditions are not satisfied or waived, the merger will not occur or will be delayed, and I-On and CDI each may lose some or all of the intended benefits of the merger.
Risks Related to the Reverse Stock Split
The reverse stock split may not increase I-On’s stock price over the long-term.
The principal purpose of the reverse stock split is to reduce the number of shares of common stock outstanding following the merger. It cannot be assured that the reverse stock split will increase I-On’s stock price for any meaningful period of time. While it is expected that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of I-On common stock, it cannot be assured that the reverse stock split will increase the market price of its common stock by a multiple of the reverse stock split ratio chosen by its board of directors, or result in any permanent or sustained increase in the market price of I-On common stock, which is dependent upon many factors, including I-On’s business and financial performance, general market conditions, and prospects for future success.
The reverse stock split may decrease the liquidity of I-On common stock.
Although the board of directors believes that the anticipated increase in the market price of I-On common stock could encourage interest in its common stock and possibly promote greater liquidity for its stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split. The reduction in the number of outstanding shares may lead to reduced trading and a smaller number of market makers for I-On common stock.
The reverse stock split may lead to a decrease in I-On’s overall market capitalization.
Should the market price of I-On common stock decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in I-On’s overall market capitalization. If the per share market price does not increase in proportion to the reverse stock split ratio, then the value of the combined company, as measured by its stock capitalization, will be reduced. In some cases, the per-share stock price of companies that have effected reverse stock splits subsequently declined back to pre-reverse split levels, and accordingly, it cannot be assured that the total market value of I-On common stock will remain the same after the reverse stock split is effected, or that the reverse stock split will not have an adverse effect on I-On’s stock price due to the reduced number of shares outstanding after the reverse stock split.

Risks Relating to CDI Business
CDI has a limited operating history that makes it impossible to reliably predict future growth and operating results.
CDI was incorporated as an Iowa LLC in January 2017 with all assets of the LLC being subsumed into a Delaware C-Corp in September 2019. Accordingly, CDI has a limited operating history upon which you can evaluate its business prospects, which makes it difficult to forecast CDI’s future operating results. The evolving nature of the medical diagnostics industry increases these uncertainties. You must consider CDI’s business prospects in light of the risks, uncertainties, and problems frequently encountered by companies with limited operating histories.
CDI has an unproven business model with no assurance of significant revenues or operating profit.
The current business model is unproven and the profit potential, if any, is unknown at this time. CDI is subject to all of the risks inherent in the creation of a new business. CDI’s ability to achieve profitability is dependent, among other things, on its initial marketing to generate sufficient operating cash flow to fund future expansion. There can be no assurance that CDI’s results of operations or business strategy will achieve significant revenue or profitability.
CDI is an early stage company and have not yet generated significant revenues.
CDI has only generated nominal revenue since launching Epi+Gen CHD in January 2021. There is no assurance that CDI will generate sufficient revenue or ever be profitable. The Company believes that its ability to generate revenues will be hampered without raising additional funds to be able to fulfill its expansion of operations. If planned operating levels are changed, higher operating costs encountered, lower sales revenue received, more time is needed to implement the plan, or less funding is received, more funds than currently anticipated may be required. Additional difficulties may be encountered during this stage of development. If additional capital is not available when required, if at all, or is not available on acceptable terms, CDI may be forced to modify or abandon its business plan.
The market for epigenetic tests is fairly new and unproven, and it may decline or experience limited growth, which would adversely affect our ability to fully realize the potential of our products.
The market for epigenetic tests is relatively new, and evaluating the size and scope of the market is subject to a number of risks and uncertainties. We believe that our future success will depend in large part on the growth of this market. The utilization of our products is still relatively new, and customers may not recognize the need for, or benefits of, our tests and services, which may prompt them to cease use of our tests and services or decide to adopt alternative products and services to satisfy their healthcare requirements. In order to expand our business and extend our market position, we intend to focus our marketing and sales efforts on educating customers about the benefits and technological capabilities of our tests and services and the application of our tests and services to specific needs of customers in different market verticals. Our ability to access and expand the market that our tests and services are designed to address depends upon a number of factors, including the cost, performance and perceived value of our tests and services. Market opportunity estimates are subject to significant uncertainty and are based on assumptions and estimates. Assessing the market for our solutions in each of the vertical markets we are competing in, or planning to compete in, is particularly difficult due to a number of factors, including limited available information and rapid evolution of the market. The market for our tests and services may fail to grow significantly or be unable to meet the level of growth we expect. As a result, we may experience lower-than-expected demand for our products and services due to lack of customer acceptance, technological challenges, competing products and services, decreases in spending by current and prospective customers, weakening economic conditions and other causes. If our market does not experience significant growth, or if demand for our products does not increase, then our business, results of operations and financial condition will be adversely affected.
CDI conducts its business in a medical testing environment that is subject to regulation by individual state health agencies and by federal agencies such as the Food and Drug Administration.
CDI’s performance depends primarily on the success of its testing products. A majority of these are in the early reformulation development stage and have not yet received FDA approval or the other approvals that may be required before they may be commercially launched.

Even if CDI receives regulatory approval for any of its tests or services, it may be unable to launch the test or service successfully and the revenue that we generate from sales of such product, if any, may be limited
CDI conducts business in a heavily regulated industry and if CDI fails to comply with these and other laws and government regulations, CDI could incur penalties or be required to make significant changes to its operations or experience adverse publicity, which could have a material adverse effect on its business, financial condition, and results of operations.
The healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for tests and services, and collect reimbursement from governmental programs and private payors, our contractual relationships with our providers, vendors and clients, our marketing activities and other aspects of our operations. Of particular importance are:
•	the federal physician self-referral law, commonly referred to as the Stark Law;
•	the federal Anti-Kickback Act;
•	the criminal healthcare fraud provisions of HIPAA;
•	the federal False Claims Act;
•	reassignment of payment rules that prohibit certain types of billing and collection;
•	similar state law provisions pertaining to anti-kickback, self-referral and false claims issues;
•	state laws that prohibit general business corporations, such as us, from practicing medicine;
•	laws that regulate debt collection practices as applied to our debt collection practices;
Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. Achieving and sustaining compliance with these laws may prove costly. Failure to comply with these laws and other laws can result in civil and criminal penalties such as fines, damages, overpayment recoupment loss of enrollment status and exclusion from the Medicare and Medicaid programs. The risk of CDI being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. CDI’s failure to accurately anticipate the application of these laws and regulations to our business or any other failure to comply with regulatory requirements could create liability for us and negatively affect its business. Any action against CDI for violation of these laws or regulations, even if CDI successfully defends against it, could cause us to incur significant legal expenses, divert its management’s attention from the operation of its business and result in adverse publicity.
To enforce compliance with the federal laws, the U.S. Department of Justice and the Office of the Inspector General (OIG), have recently increased their scrutiny of healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Dealing with investigations can be time- and resource-consuming and can divert management’s attention from the business. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. In addition, because of the potential for large monetary exposure under the federal False Claims Act, which provides for treble damages and mandatory minimum penalties of $5,500 to $11,000 per false claim or statement, healthcare providers often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages that may be awarded in litigation proceedings. Such settlements often contain additional compliance and reporting requirements as part of a consent decree, settlement agreement or corporate integrity agreement. Given the significant size of actual and potential settlements, it is expected that the government will continue to devote substantial resources to investigating healthcare providers’ compliance with the healthcare reimbursement rules and fraud and abuse laws.
The laws, regulations and standards governing the provision of healthcare services may change significantly in the future. There can be no assurance that any new or changed healthcare laws, regulations or standards will not materially adversely affect CDI’s business. There can be no assurance that a review of our business by judicial, law enforcement, regulatory or accreditation authorities will not result in a determination that could adversely affect CDI’s operations.

The estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which CDI competes achieves the forecasted growth, CDI’s business could fail to grow at similar rates, if at all.
Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The estimates and forecasts relating to the size and expected growth of the medical epigenetics and diagnostics market may prove to be inaccurate. Even if the market in which we compete meets our size estimates and forecasted growth, our business could fail to grow at similar rates, if at all.
Any future litigation against CDI could be costly and time-consuming to defend.
CDI may become subject, from time to time, to legal proceedings and claims that arise in the ordinary course of business such as claims brought by CDI’s clients in connection with commercial disputes or employment claims made by our current or former associates.
Litigation may result in substantial costs and may divert management’s attention and resources, which may substantially harm our business, financial condition and results of operations. Insurance may not cover such claims, may not provide sufficient payments to cover all of the costs to resolve one or more such claims and may not continue to be available on terms acceptable to CDI. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby reducing our revenue and potential profits.
CDI’s use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our client base, membership base and revenue.
Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of Personally Identifiable Information (PII), including protected health information. These laws and regulations include the Health Insurance Portability and Accountability Act of 1996 (HIPAA).
HIPAA establishes a set of basic national privacy and security standards for the protection of protected health information, or PHI, by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services, which includes CDI.
HIPAA requires healthcare companies like CDI to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.
HIPAA imposes mandatory penalties for certain violations. Penalties for violations of HIPAA and its implementing regulations start at $100 per violation and are not to exceed $50,000 per violation, subject to a cap of $1.5 million for violations of the same standard in a single calendar year. However, a single breach incident can result in violations of multiple standards. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts will be able to award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.
In addition, HIPAA mandates that the Secretary of Health and Human Services, or HHS conduct periodic compliance audits of HIPAA covered entities or business associates for compliance with the HIPAA Privacy and Security Standards. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator.
HIPAA further requires that patients be notified of any unauthorized acquisition, access, use or disclosure of their unsecured PHI that compromises the privacy or security of such information, with certain exceptions related to unintentional or inadvertent use or disclosure by employees or authorized individuals. HIPAA specifies that such notifications must be made “without unreasonable delay and in no case later than 60 calendar days after discovery of the breach.” If a breach affects 500 patients or more, it must be reported to HHS without unreasonable delay, and HHS will post the name of the breaching entity on its public web site. Breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS at least annually.
Numerous other federal and state laws protect the confidentiality, privacy, availability, integrity and security of personally identifiable information, or PII, including PHI. These laws in many cases are more restrictive than, and may not be preempted by, the HIPAA rules and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for CDI and its clients and potentially exposing CDI to additional expense, adverse publicity and liability.
New health information standards, whether implemented pursuant to HIPAA, congressional action or otherwise, could have a significant effect on the manner in which we must handle healthcare related data, and the cost of complying with standards could be significant. If CDI does not comply with existing or new laws and regulations related to PHI, it could be subject to criminal or civil sanctions.
Because of the extreme sensitivity of the PII we store and transmit, the security features of our data analytics and storage platform are very important. If CDI’s security measures, some of which are managed by third parties, are breached or fail, unauthorized persons may be able to obtain access to sensitive client and patient data, including HIPAA-regulated PHI. As a result, CDI’s reputation could be severely damaged, adversely affecting client and patient confidence. Members may curtail their use of or stop using CDI’s tests and services or CDI’s client base could decrease, which would cause its business to suffer. In addition, CDI could face litigation, damages for contract breach, penalties and regulatory actions for violation of HIPAA and other applicable laws or regulations and significant costs for remediation, notification to individuals and for measures to prevent future occurrences. Any potential security breach could also result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to clients or other business partners in an effort to maintain CDI’s business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. While we maintain insurance, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.
We outsource important aspects of the storage and transmission of client and patient information and thus rely on third parties to manage functions that have material cyber-security risks. CDI attempts to address these risks by requiring partners who handle patient information to sign agreements contractually requiring them to adequately safeguard personal health data to the same extent that applies to us. In addition, we intend to periodically hire third-party security experts to assess and test our security posture. However, we cannot assure you that these contractual measures and other safeguards will adequately protect us from the risks associated with the storage and transmission of client and patient’s proprietary and protected health information.
In addition, various states have enacted laws governing the privacy of personal information collected and used by businesses online. For example, California has recently adopted the California Consumer Privacy Act of 2018, which went into effect on January 1, 2020. This law, in part, requires that companies make certain disclosures to consumers via their privacy policies, or otherwise at the time the personal data is collected. CDI will have to determine what personal data it is collecting from individuals and for what purposes, and to update its privacy policy every 12 months to make the required disclosures, among other things. Since this law is newly enacted and has not yet gone into effect, it is unclear whether it will have any material impact on CDI’s business and operations.
If we are not able to enhance or introduce new products that achieve market acceptance and keep pace with technological developments, our business, results of operations and financial condition could be harmed.
CDI’s ability to attract new customers and increase revenue from existing customers depends in part on its ability to enhance and improve our products, increase adoption and usage of our products and introduce new products and features. The success of any enhancements or new products depends on several factors, including timely completion, adequate quality testing, actual performance quality, market-accepted pricing levels and overall market acceptance and demand. Enhancements and new products that CDI develops may not be introduced in a timely or cost-effective manner, may contain defects, may have interoperability difficulties with its products, or may not achieve the market acceptance necessary to generate significant revenue. If CDI is unable to successfully enhance its existing products and capabilities to meet evolving customer requirements, increase adoption and usage of CDI’s products, develop new products, or if CDI’s efforts to increase the usage of our products are more expensive than we expect, then our business, results of operations and financial condition could be harmed.
The success of CDI’s business depends on our ability to expand into new vertical markets and attract new customers in a cost-effective manner.
In order to grow our business, CDI plans to drive greater awareness and adoption of our tests and services from customers and enterprises across new vertical markets. CDI intends to increase its investment in sales and marketing, as well as in technological development, to meet evolving customer needs in these and other markets. There is no guarantee, however, that CDI will be successful in gaining new customers from any or all of these markets. CDI has limited experience in marketing and selling its products and services generally, and in particular in these new markets, which may present unique and unexpected challenges and difficulties. Furthermore, CDI may incur additional costs to modify our current products to conform to regulatory requirements, and we may not be able to generate sufficient revenue to offset these costs. If CDI is unable to comply with those regulations effectively and in a cost-effective manner, its financial results could be adversely affected.
If the costs of the new marketing channels CDI uses increase dramatically, then CDI may choose to use alternative and less expensive channels, which may not be as effective as the channels CDI currently uses. As CDI adds to or change the mix of its marketing strategies, it may need to expand into more expensive channels than those CDI is currently in, which could adversely affect CDI’s business, results of operations and financial condition. In addition, CDI has limited experience marketing our products and CDI may not be successful in selecting the marketing channels that will provide it with exposure to customers in a cost-effective manner. As part of CDI’s strategy to penetrate the new vertical markets, CDI will incur marketing expenses before it is able to recognize any revenue in such markets, and these expenses may not result in increased revenue or brand awareness. CDI has made in the past, and may make in the future, significant expenditures and investments in new marketing campaigns, and these investments may not lead to the cost-effective acquisition of additional customers. If CDI is unable to maintain effective marketing programs, then its ability to attract new customers or enter into new vertical markets could be adversely affected.
Consolidation in the health care industry could have a material adverse effect on our business, financial condition and results of operations.
Many health care industry participants and payers are consolidating to create larger and more integrated health care delivery systems with greater market power. We expect regulatory and economic conditions to result in additional consolidation in the health care industry in the future. As consolidation accelerates, the economies of scale of our partners’ organizations may grow. If a partner experiences sizable growth following consolidation, it may determine that it no longer needs to rely on us and may reduce its demand for our products and services. In addition, as health care providers consolidate to create larger and more integrated health care delivery systems with greater market power, these providers may try to use their market power to negotiate fee reductions for our products and services. Finally, consolidation may also result in the acquisition or future development by our partners of products and services that compete with our products and services. Any of these potential results of consolidation could have a material adverse effect on our business, financial condition and results of operations.
CDI may face intense competition and reimbursement challenges, which could limit CDI’s ability to maintain or expand market share within its industry, and if CDI does not maintain or expand our market share our business and operating results will be harmed.
The market for CDI’s products is fragmented, competitive and characterized by rapidly evolving technology standards, customer needs and the frequent introduction of new products. CDI’s competitors range from smaller niche companies to large, well-financed and technologically-sophisticated entities.
CDI competes on the basis of several factors, including the utility and quality of product and service offerings, ability to deliver clinical and financial performance improvement to patients and organizations through the use of products and services, quality and reliability of services, ease of use and convenience, brand recognition and the ability to integrate products and services with existing technology. Some of CDI’s competitors and their technologies, such as conventional lipid testing, are more established, benefit from greater recognition, have larger client bases and have substantially greater financial, technical and marketing resources. Other competitors have proprietary technology that differentiates their product and service offerings from ours. CDI’s competitors are constantly developing products and services that may become more efficient or appealing to our existing partners and potential partners. Some of CDI’s competitors’ products and services are reimbursed by payers. As a result of these competitive advantages, CDI’s competitors and potential competitors may be able to respond more quickly to market forces, undertake more extensive marketing campaigns for their brands, products and services and make more attractive offers to CDI’s existing customers, partners, potential customers and potential partners.
CDI also competes on the basis of price. CDI may be subject to pricing pressures as a result of, among other things, competition within the industry, consolidation of health care industry participants, practices of managed care organizations, government action, delay or inability to secure payer reimbursement, and financial stress experienced by our customers or partners. If CDI’s pricing experiences significant downward pressure, its business will be less profitable, and its results of operations will be adversely affected.
CDI cannot be certain that we will be able to retain its current customers and partners or expand its customer and partner base in this competitive environment. If CDI does not retain current customers and partners or expand its customer and partner base, or if it has to renegotiate existing contracts, CDI’s business, financial condition and results of operations will be harmed. Moreover, CDI expects that competition will continue to increase as a result of consolidation in both the health care information technology and health care industries. If one or more of CDI’s competitors or potential competitors were to merge or partner with another of its competitors, the change in the competitive landscape could also adversely affect its ability to compete effectively and could harm CDI’s business, financial condition and results of operations.
To the extent CDI uses “open source” software, CDI’s use could adversely affect its ability to offer services and subject CDI to possible litigation.
CDI may use open source software in connection with its products and services. Companies that incorporate open-source software into their products have, from time to time, faced claims challenging the use of open source software and/or compliance with open source license terms. As a result, CDI could be subject to suits by parties claiming ownership of what may be open source software or claiming noncompliance with open source licensing terms. Some open source software licenses require users who distribute software containing open source software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code, which could include valuable proprietary code of the user, on unfavorable terms or at no cost. While CDI monitors the use of open source software and tries to ensure that none is used in a manner that would require CDI to disclose its proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, in part because open source license terms are often ambiguous. Any requirement to disclose CDI’s proprietary source code or pay damages for breach of contract could have a material adverse effect on its business, financial condition and results of operations and could help CDI’s competitors develop products and services that are similar to or better than CDI’s.
CDI’s business depends on customers increasing their use of its services and/or products, and it may experience loss of customers or decline in their use of CDI’s services and/or products.
CDI’s ability to grow and generate revenue depends, in part, on its ability to maintain and grow relationships with existing customers and convince them to increase their usage of CDI’s tests and services. If CDI’s customers do not increase their use of its tests and services, then CDI’s revenue may not grow, and our results of operations may be harmed. It is difficult to accurately predict customers’ usage levels and the loss of customers or reductions in their usage levels may have a negative impact on CDI’s business, results of operations and financial condition. If a significant number of customers cease using, or reduce their usage of, our tests and services, then we may be required to spend significantly more on sales and marketing than CDI currently plans to spend in order to maintain or increase revenue from customers. These additional expenditures could adversely affect CDI’s business, results of operations and financial condition.
Interruptions or performance problems associated with CDI’s technology and infrastructure may adversely affect its business and operating results.
CDI’s continued growth depends in part on the ability of customers to access its tests and services at any time and within an acceptable amount of time. CDI may in the future experience disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, introductions of new applications and functionality, software errors and defects, lab and analytical processing capacity constraints due to an increase in demand from customers and partners simultaneously, or security related incidents. In addition, from time to time CDI may experience limited periods of laboratory equipment or server downtime due to equipment or server failure, or other technical difficulties (as well as maintenance requirements). It may become increasingly difficult to maintain and improve our performance, especially during peak testing as samples arrive in the lab for testing simultaneously. If our testing turnaround is not performed at a reasonable amount of time, our business would be adversely affected, and our brand could be harmed. In the event of any of the factors described above, or certain other failures of our infrastructure, customer or consumer data may be permanently lost. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, customers and consumers may cease to use our products and our business and operating results may be adversely affected.
CDI relies on a limited number of suppliers, contract manufacturers, and logistics providers, and its test is performed by a single contract high complexity Clinical Laboratory Improvement Amendments (CLIA) laboratory.
For CDI’s Epi+Gen CHD test, CDI relies on a limited number of suppliers for laboratory reagents and sampling kit supplies, contract manufacturers, and logistics providers. In particular, we use one Good Manufacturing Practice (GMP) contract manufacturer located in Michigan to bottle laboratory reagents, the at-home sampling kit is kitted and fulfilled by one fulfillment center located in Iowa, and the Epi+Gen CHD test is performed in one high complexity CLIA laboratory located in Missouri. CDI’s reliance on a limited number of suppliers and a sole contract manufacturer, fulfillment center and laboratory present various risks. These include the risk that in the event of an interruption from any part of CDI’s supply chain for any reason, such as a natural catastrophe, labor dispute, or system interruption, CDI may not be able to develop an alternate source without incurring material additional costs and substantial delays. For example, the recent outbreak of the Coronavirus has impacted the ability to conduct in-person training of personnel at the laboratory, which delayed launch of Epi+Gen CHD by 2.5 months.
The security of CDI’s networks or computer systems may be breached, and any unauthorized access to CDI’s customer data will have an adverse effect on its business and reputation.
The use of CDI’s products involves the storage, transmission and processing of CDI’s customers’ private data, and this data may contain confidential and proprietary information of CDI’s customers or other personal or identifying information regarding our customers. Individuals or entities may attempt to penetrate our network security, or that of our third-party hosting and storage providers, and could gain access to our customers’ private data, which could result in the destruction, disclosure or misappropriation of proprietary or confidential information of CDI’s customers’ and business partners. If any of CDI’s customers’ private data is leaked, obtained by others or destroyed without authorization, it could harm CDI’s reputation, CDI could be exposed to civil and criminal liability, and it may lose its ability to acquire customers or partners.
In addition, CDI’s services may be subject to computer malware, viruses and computer hacking, fraudulent use attempts and phishing attacks, all of which have become more prevalent in CDI’s industry. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, they may include the theft or destruction of data owned by CDI or its customers. Any failure to maintain the performance, reliability, security and availability of CDI’s products and technical infrastructure to the satisfaction of our customers may harm CDI’s reputation and our ability to retain existing customers and attract new customers.
While CDI has implemented procedures and safeguards that are designed to prevent security breaches and cyber-attacks, they may not be able to protect against all attempts to breach CDI’s systems, and CDI may not become aware in a timely manner of any such security breach. Unauthorized access to or security breaches of CDI’s network or computer systems, or those of our technology service providers, could result in the loss of business, reputational damage, regulatory investigations and orders, litigation, indemnity obligations, damages for contract breach, civil and criminal penalties for violation of applicable laws, regulations or contractual obligations, and significant costs, fees and other monetary payments for remediation. If customers believe that CDI’s product does not provide adequate security for the storage of sensitive information or its transmission over the Internet, CDI’s business will be harmed. Customers’ concerns about security or privacy may deter them from using our products.
If CDI is not able to compete effectively, CDI’s business and operating results will be harmed.
While the clinical epigenetics market is still fairly new, CDI faces competition from various sources, including large, well-capitalized technology companies. These competitors may have better brand name recognition, greater financial and engineering resources and larger sales teams than CDI. As a result, these competitors may be able to develop and introduce competing solutions and technologies that may have greater capabilities than CDI or that are able to achieve greater customer acceptance, and they may be able to respond more quickly and effectively than CDI can to new or changing opportunities, technologies, standards or customer requirements. In addition, CDI may also compete with smaller companies, who may develop their own products that perform similar services as CDI’s products. CDI expects that competition will increase and intensify as it continues to expand our serviceable markets and improve its tests and services. Increased competition may result in pricing pressures and require CDI to incur additional sales and marketing expenses, which could negatively impact CDI’s sales, profitability and market share.
Privacy and data security laws and regulations could require CDI to make changes to its business, impose additional costs on us and reduce the demand for CDI’s tests and services.
CDI’s business model contemplates that it will store, process and transmit both public data and our clients’ private data. CDI’s customers may store and/or transmit a significant amount of personal or identifying information through its products. Privacy and data security have become significant issues in the United States and in other jurisdictions where CDI may offer its software solutions. The regulatory framework relating to privacy and data security issues worldwide is evolving rapidly and is likely to remain uncertain for the foreseeable future. Federal, state and foreign government bodies and agencies have in the past adopted, or may in the future adopt, laws and regulations regarding the collection, use, processing, storage and disclosure of personal or identifying information obtained from customers and other individuals. In addition to government regulation, privacy advocates and industry groups may propose various self-regulatory standards that may legally or contractually apply to CDI’s business. Because the interpretation and application of many privacy and data security laws, regulations and applicable industry standards are uncertain, it is possible that these laws, regulations and standards may be interpreted and applied in a manner inconsistent with CDI’s existing privacy and data management practices. As CDI expands into new jurisdictions or verticals it will need to understand and comply with various new requirements applicable in those jurisdictions or verticals.
To the extent applicable to CDI’s business, its customers or the businesses of CDI’s customers, these laws, regulations and industry standards could have negative effects on CDI’s business, including by increasing its costs and operating expenses, and delaying or impeding CDI’s deployment of new core functionality and products. Compliance with these laws, regulations and industry standards requires significant management time and attention, and failure to comply could result in negative publicity, subject us to fines or penalties or result in demands that CDI modify or cease existing business practices. In addition, the costs of compliance with, and other burdens imposed by, such laws, regulations and industry standards may adversely affect CDI’s customers’ ability or desire to collect, use, process and store personal information using CDI’s software solutions, which could reduce overall demand for them. Even the perception of privacy and data security concerns, whether or not valid, may inhibit market acceptance of our products in certain verticals. Any of these outcomes could adversely affect CDI’s business and operating results.
Any failure to offer high-quality customer support may adversely affect CDI’s relationships with its customers.
CDI’s ability to retain existing customers and attract new customers depends in part on its ability to maintain a consistently high level of customer service and technical support.
CDI’s customers depend on CDI’s customer support team to assist them in utilizing its tests and services effectively and to help them to resolve issues quickly and to provide ongoing support. If CDI is unable to hire and train sufficient support resources or are otherwise unsuccessful in assisting its customers effectively, it could adversely affect CDI’s ability to retain existing customers and could prevent prospective customers from adopting its products. CDI may be unable to respond quickly enough to accommodate short-term increases in demand for customer support. CDI also may be unable to modify the nature, scope and delivery of our customer support to compete with changes in the support services provided by CDI’s competitors. Increased demand for customer support, without corresponding revenue, could increase CDI’s costs and adversely affect our business, results of operations and financial condition. CDI’s sales are highly dependent on its business reputation and on positive recommendations from customers. Any failure to maintain high-quality customer support, or a market perception that CDI does not maintain high- quality customer support, could adversely affect CDI’s reputation, business, results of operations and financial condition.

CDI could incur substantial costs in protecting or defending its intellectual property rights, and any failure to protect our intellectual property could adversely affect CDI’s business, results of operations and financial condition.
CDI’s success depends, in part, on our ability to protect CDI’s brand and the proprietary methods and technologies that it develops under patent and other intellectual property laws of the United States and foreign jurisdictions so that we can prevent others from using our inventions and proprietary information. Any patents that have been issued or that may be issued in the future may not provide significant protection for our intellectual property. If CDI fails to protect its intellectual property rights adequately, CDI’s competitors might gain access to CDI’s technology and our business, results of operations and financial condition may be adversely affected.
The particular forms of intellectual property protection that CDI seeks, or CDI’s business decisions about when to file patent applications and trademark applications, may not be adequate to protect our business. CDI could be required to spend significant resources to monitor and protect CDI’s intellectual property rights. Litigation may be necessary in the future to enforce its intellectual property rights, determine the validity and scope of CDI’s proprietary rights or those of others, or defend against claims of infringement or invalidity. Such litigation could be costly, time-consuming and distracting to management, result in a diversion of significant resources, lead to the narrowing or invalidation of portions of CDI’s intellectual property and have an adverse effect on our business, results of operations and financial condition. CDI’s efforts to enforce its intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of CDI’s intellectual property rights or alleging that CDI infringes the counterclaimant’s own intellectual property. Any of CDI’s patents, copyrights, trademarks or other intellectual property rights could be challenged by others or invalidated through administrative process or litigation.
CDI also relies, in part, on confidentiality agreements with its business partners, employees, consultants, advisors, customers and others in our efforts to protect our proprietary technology, processes and methods. These agreements may not effectively prevent disclosure of CDI’s confidential information, and it may be possible for unauthorized parties to copy CDI’s software or other proprietary technology or information, or to develop similar technology independently without our having an adequate remedy for unauthorized use or disclosure of our confidential information. In addition, others may independently discover CDI’s trade secrets and proprietary information, and in these cases we would not be able to assert any trade secret rights against those parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of CDI’s proprietary rights, and the failure to obtain or maintain trade secret protection could adversely affect CDI’s competitive business position.
In addition, the laws of some countries do not protect intellectual property and other proprietary rights to the same extent as the laws of the United States. To the extent CDI expands its international activities, CDI’s exposure to unauthorized copying, transfer and use of CDI’s proprietary technology or information may increase.
CDI’s means of protecting its intellectual property and proprietary rights may not be adequate or CDI’s competitors could independently develop similar technology. If we fail to meaningfully protect our intellectual property and proprietary rights, CDI’s business, results of operations and financial condition could be adversely affected.
Assertions by third parties of infringement or other violations by CDI of their intellectual property rights could result in significant costs and harm CDI’s business and operating results.
CDI’s success depends upon its ability to refrain from infringing upon the intellectual property rights of others. Some companies, including some of CDI’s competitors, own large numbers of patents, copyrights and trademarks, which they may use to assert claims against us. As CDI grows and enters new markets, CDI will face a growing number of competitors. As the number of competitors in our industry grows and the functionality of products in different industry segments overlaps, CDI expects that software and other solutions in its industry may be subject to such claims by third parties. Third parties may in the future assert claims of infringement, misappropriation or other violations of intellectual property rights against us. CDI cannot assure you that infringement claims will not be asserted against it in the future, or that, if asserted, any infringement claim will be successfully defended. A successful claim against CDI could require that it pay substantial damages or ongoing royalty payments, prevent it from offering its products and services, or require that CDI comply with other unfavorable terms. CDI may also be obligated to indemnify its customers or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if CDI were to prevail in such a dispute, any litigation regarding CDI’s intellectual property could be costly and time-consuming, and divert the attention of its management and key personnel from CDI’s business operations.
The information that CDI provides to its customers could be inaccurate or incomplete, which could harm CDI’s business reputation, financial condition, and results of operations.
CDI profiles, aggregates, processes, and analyzes molecular, clinical and health-related data and information for use by healthcare providers, partners and customers. Because laboratory or testing errors can occur, data obtained from customers can be incomplete or inaccurate, and data in the healthcare industry is fragmented in origin, inconsistent in format, and often incomplete, the overall quality of data received or accessed in the healthcare industry is often poor, the degree or amount of data which is knowingly or unknowingly absent or omitted can be material. If the test results that we provide to CDI’s clients are based on incorrect or incomplete data or if CDI makes mistakes in the capture, input, or analysis of these data, CDI’s reputation may suffer and its ability to attract and retain clients may be materially harmed.
In addition, in the future, CDI may submit data to governmental entities, including FDA and CMS. These processes and submissions are governed by complex data processing and validation policies and regulations. If CDI fails to abide by such policies or submit incorrect or incomplete data, it may be exposed to liability to a customer, partner, court, or government agency that concludes that CDI’s processing, storage, handling, submission, delivery, or display of health information or other data was wrongful or erroneous.
CDI’s patented and/or proprietary products and applications may not operate properly, which could damage CDI’s reputation, give rise to a variety of claims against CDI, or divert CDI’s resources from other purposes, any of which could harm CDI’s business and operating results.
Patented and/or proprietary product and software development is time-consuming, expensive, and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that CDI discovers additional problems that prevent CDI’s patented and/or proprietary products and applications from operating properly. If CDI’s products and applications do not function reliably or fail to achieve customer or partner expectations in terms of performance, customers could assert liability claims against us and our partners could attempt to cancel their contracts with us. Moreover, material performance problems, defects, or errors in our existing or new products and applications may arise in the future and may result from, among other things, the lack of sufficient validation, interoperability of our applications with systems and data that CDI did not develop and the function of which is outside of CDI’s control or undetected in its testing. Defects or errors in CDI’s products and applications might discourage existing or potential customers and partners from purchasing products from us. Correction of defects or errors could prove to be time consuming, costly, impossible, or impracticable. The existence of errors or defects in CDI’s products and applications, and the correction of such errors could divert CDI’s resources from other matters relating to CDI’s business, damage our reputation, increase CDI’s costs, and have a material adverse effect on CDI’s business, financial condition, and results of operations.
CDI could experience losses or liability not covered by insurance.
CDI’s business exposes it to risks that are inherent in the provision of testing services that assist clinical decision-making. If customers or partners assert liability claims against CDI, any ensuing litigation, regardless of outcome, could result in a substantial cost to CDI, divert management’s attention from operations, and decrease market acceptance of CDI’s toolsets. CDI attempts to limit its liability to customers by disclosing limitations and disclaimers of products and to partners by contract; however, the limitations of liability set forth in the disclosures and contracts may not be enforceable or may not otherwise protect CDI from liability for damages. Additionally, CDI may be subject to claims that are not explicitly covered by disclosures and contract. CDI also maintain general liability coverage; however, this coverage may not continue to be available on acceptable terms, may not be available in sufficient amounts to cover one or more large claims against CDI, and may include larger self-insured retentions or exclusions for certain products. In addition, the insurer might disclaim coverage as to any future claim. A successful claim not fully covered by our insurance could have a material adverse impact on our liquidity, financial condition, and results of operations.
If CDI is unable to hire, retain and motivate qualified personnel, CDI’s business will suffer.
CDI’s future success depends, in part, on CDI’s ability to continue to attract and retain highly skilled personnel. CDI believes that there is, and will continue to be, intense competition for highly skilled management, medical, engineering, data science, sales and other personnel with experience in CDI’s industry. CDI must provide competitive compensation packages and a high-quality work environment to hire, retain and motivate employees. If CDI is to retain and motivate its existing employees and attract qualified personnel to fill key positions, we may be unable to manage our business effectively, including the development, marketing and sale of CDI’s products, which could adversely affect CDI’s business, results of operations and financial condition. To the extent CDI hires personnel from competitors, CDI also may be subject to allegations that it has been improperly solicited or that they have divulged proprietary or other confidential information. If CDI is unable to retain its employees, CDI’s business, results of operations and financial condition could be adversely affected.
CDI’s Board of Directors may change CDI’s strategies, policies, and procedures without stockholder approval and CDI may become more highly leveraged, which may increase our risk of default under its debt obligations.
CDI’s investment, financing, leverage, and dividend policies, and policies with respect to all other activities, including growth, capitalization, and operations, are determined exclusively by CDI’s board of directors, and may be amended or revised at any time by CDI’s board of directors without notice to or a vote of CDI’s stockholders. This could result in us conducting operational matters, making investments, or pursuing different business or growth strategies. Further, CDI’s charter and bylaws do not limit the amount or percentage of indebtedness, funded or otherwise, that CDI may incur. Higher leverage also increases the risk of default on CDI’s obligations. In addition, a change in CDI’s investment policies, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase CDI’s exposure to interest rate risk and liquidity risk. Changes to CDI’s policies with regards to the foregoing could materially adversely affect CDI’s financial condition, results of operations, and cash flow.
The COVID-19 pandemic may impact CDI’s operations and similar unforeseen and uncontrollable events may impact CDI’s operations in the future.
The COVID-19 pandemic has resulted in social distancing, travel bans and quarantine, and this has limited access to CDI’s facilities, customers, management, support staff and professional advisors. These factors, in turn, may have an impact on CDI’s operations, financial condition and demand for CDI’s goods and services as well as CDI’s overall ability to react timely to mitigate the impact of this event. While CDI has learned from the COVID-19 pandemic and its result on its operations and financial condition, because of the nature of these events, there can be no assurance that we will be well-prepared for similar unforeseen and uncontrollable events that may occur in the future.
CDI’s business is subject to the risks of earthquakes, fire, floods, pandemics and other natural catastrophic events, and to interruption by man-made problems such as power disruptions, computer viruses, data security breaches or terrorism.
A significant natural disaster, such as a tornado, hurricane or a flood, occurring at CDI’s headquarters, at one of CDI’s other facilities or where a business partner is located could adversely affect CDI’s business, results of operations and financial condition. Further, if a natural disaster, health epidemics or pandemic, or man-made problem were to affect CDI’s network service providers, Internet service providers or the network of CDI’s partners, this could adversely affect the ability of our customers to use CDI’s products. In addition, natural disasters and acts of terrorism could cause disruptions in CDI’s business, or the businesses of CDI’s partners or service providers. CDI also relies on its network and third-party infrastructure and enterprise applications and internal technology systems for its engineering, sales and marketing and operations activities. Although CDI maintains incident management and disaster response plans, in the event of a major disruption caused by a health epidemic or pandemic, natural disaster or man-made problem, CDI may be unable to continue CDI’s operations and may endure system interruptions, reputational harm, delays in CDI’s development activities, lengthy interruptions in service, breaches of data security and loss of critical data, any of which could adversely affect CDI’s business, results of operations and financial condition.
CDI’s solutions face intense competition in the marketplace. If CDI is unable to compete effectively, CDI’s operating results could be adversely affected.
The market for CDI’s tests and services is increasingly competitive, rapidly evolving and fragmented, and is subject to changing technology and shifting customer needs. Although CDI believes that its products and the solutions that it offers are unique, many vendors develop and market products and services that compete to varying extents with CDI’s offerings, and CDI expect competition in its market to continue to intensify. Moreover, industry consolidation may increase competition.

Many of CDI’s existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, more established customer bases and significantly greater financial, technical, marketing and other resources than CDI does. As a result, CDI’s competitors may be able to respond more quickly and effectively than CDI can to new or changing opportunities, technologies, standards or customer requirements. CDI could lose customers if CDI’s competitors introduce new competitive products and technologies, add new features, acquire competitive products, reduce prices, form strategic alliances with other companies or are acquired by third parties with greater available resources. In addition, if a prospective customer is currently using a competing solution, the customer may be unwilling to switch to our tests and services without access to setup support services. If CDI is unable to provide those tests and services on terms attractive to the customer, the prospective customer may be unwilling to utilize CDI’s solutions. If CDI’s competitors’ products, services or technologies become more accepted than CDI’s solutions, if they are successful in bringing their products or services to market earlier than CDI’s, or if their products or services are more technologically capable than CDI’s, then CDI’s revenue could be adversely affected. In addition, some of CDI’s competitors may offer their products and services at a lower price.
If CDI does not keep pace with technological changes, CDI’s solutions may become less competitive and CDI’s business may suffer.
The clinical epigenetic testing and diagnostic markets are undergoing rapid technological change, frequent product and service innovation and evolving industry standards. If CDI is unable to provide enhancements and new features for CDI’s existing tests and services or additional tests and services that achieve market acceptance or that keep pace with these technological developments, CDI’s business could be adversely affected. The success of enhancements, new tests and services depends on several factors, including the timely completion, introduction and market acceptance of the innovations. Failure in this regard may significantly impair our revenue growth. In addition, because CDI’s solutions are designed to operate on existing testing technologies and cloud software and technologies, we will need to continuously modify and enhance CDI’s solutions to keep pace with changes in testing technologies, and internet-related hardware, software, communication, browser and database technologies. CDI may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new products or technologies, or modifications to existing products or technologies, could increase CDI’s research and development expenses. Any failure of our solutions to keep pace with technological changes or operate effectively with future products and technologies could reduce the demand for CDI’s solutions, result in customer dissatisfaction and adversely affect CDI’s business.
If CDI cannot maintain its corporate culture as it grows, CDI could lose the innovation, teamwork, passion and focus on execution that CDI believes contribute to CDI’s success, and CDI’s business may be harmed.
CDI believes its corporate culture is a critical component to its success. CDI has invested substantial time and resources in building its team. As CDI grows and develop the infrastructure of a public company, CDI may find it difficult to maintain its corporate culture. Any failure to preserve CDI’s culture could negatively affect CDI’s future success, including CDI’s ability to retain and recruit personnel and effectively focus on and pursue CDI’s corporate objectives.
The growth strategy of CDI may not prove viable and expected growth and value may not be realized.
CDI’s strategy includes rapidly growing by acquiring new individual customers through direct-to-consumer advertising and forming partnerships to gain customers and strategic partners. There can be no assurance that CDI will be successful in acquiring customers and partners through these and other strategies.
CDI’s future growth could be harmed if it loses the services of its key personnel.
CDI’s success depends upon the services of a number of key employees, specifically Meeshanthini Dogan PhD and Robert Philibert MD PhD. CDI is planning on entering into employment agreements with and acquiring key man life insurance for Meeshanthini Dogan PhD and Robert Philibert MD PhD and other key executives hired in the future. The loss of the services of one or more of these key employees could harm CDI’s business. CDI’s success also depends upon its ability to attract highly skilled new employees. Competition for such employees is intense in the industries and geographic areas in which it operates.
CDI may rely on its ability to grant stock options as one mechanism for recruiting and retaining highly skilled talent. Recently proposed accounting regulations requiring the expensing of stock options may impair CDI’s future ability to provide these incentives without incurring significant compensation costs. If CDI is unable to compete successfully for key employees, its results of operations, financial condition, business and prospects could be adversely affected.
CDI may be controlled by its CEO and Founders, whose interests may differ from those of the other stockholders.
Following the merger, CDI’s CEO and co-founder, Meeshanthini Dogan PhD, and the other co-founder, Robert Philibert MD PhD, together will own approximately 47% of the outstanding shares of I-On’s common stock. Therefore, they could be in a position to elect or change the members of the board of directors and to control I-On’s business and affairs including certain significant corporate actions, including but not limited to acquisitions, the sale or purchase of assets and the issuance and sale of CDI’s shares. CDI also may be prevented from entering into transactions that could be beneficial to the other holders of the shares without their consent. Their interests might differ from the interests of other stockholders.
Economic conditions or changing consumer preferences could adversely impact CDI.
A downturn in economic conditions in one or more of its markets could have a material adverse effect on the results of operations, financial condition, business and prospects. Although CDI attempts to stay informed of customer preferences, any sustained failure to identify and respond to trends could have a material adverse effect on its results of operations, financial condition, business and prospects.
CDI may be unable to scale its operations successfully.
CDI’s growth strategy will place significant demands on management and its financial, administrative and other resources. Operating results will depend substantially on the ability of its officers and key employees to manage changing business conditions and to implement and improve its financial, administrative and other resources. If CDI is unable to respond to and manage changing business conditions, or the scale of its operations, then the quality of its services, its ability to retain key personnel, and its business could be harmed.
CDI may be unable to manage its growth.
CDI’s ability to manage its growth effectively will require it to continue to improve its operational, financial and management controls and information systems to accurately forecast sales demand, to manage its operating costs, manage its marketing programs in conjunction with an emerging market, and attract, train, motivate and manage its employees effectively. If management fails to manage the expected growth, CDI’s results of operations, financial condition, business and prospects could be adversely affected. In addition, CDI’s growth strategy may depend on effectively integrating future entities, which requires cooperative efforts from the managers and employees of the respective business entities. If CDI’s management is unable to effectively integrate its various business entities, its results of operations, financial condition, business and prospects could be adversely affected.
CDI’s success depends upon its ability to adapt to a changing market and its continued development of additional tests and services.
Although CDI believes that it will provide a competitive range of tests and services, there can be no assurance of acceptance by the marketplace. The procurement of new contracts by CDI may be dependent upon the continuing results achieved with current clients, upon pricing and operational considerations, as well as the potential need for continuing improvement to existing services. Moreover, the markets for such services may not develop as expected nor can there be any assurance that CDI will be successful in its marketing of any such services.
CDI is subject to general litigation that may materially adversely affect it.
From time to time, CDI may be involved in disputes or regulatory inquiries that arise in the ordinary course of business. CDI expects that the number and significance of these potential disputes may increase as CDI’s business expands and CDI grow larger.
While our product limitation disclosures limit our liability for damages arising from our tests and services, there can be no assurance that these limitations will protect CDI from liability for damages in the event it is sued. Although CDI may carry general liability insurance coverage, CDI’s insurance may not cover all potential claims to which CDI is exposed or may not be adequate to indemnify us for all liability that may be imposed.

Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, and result in the diversion of significant operational resources. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business, financial condition, results of operations and prospects.
Legal claims could be filed that would have a material adverse effect on CDI’s business, operating results and financial condition. CDI may in the future face risks of litigation and liability claims on technological liability and other matters, the extent of such exposure can be difficult or impossible to estimate and which can negatively impact CDI’s financial condition and results of operations.
Although there is no current pending litigation against CDI, in the future, customer, partners or competitors may threaten lawsuits for what they believe to be infractions against themselves.
Our operations are subject to numerous US laws and regulations. Liability under these laws involves inherent uncertainties. Violations of these laws and regulations are subject to civil, and, in some cases, criminal sanctions. Although CDI is not aware of any compliance related issues, CDI may not have been, or may not be, at all times, in complete compliance with all requirements, and we may incur costs or liabilities in connection with such requirements. CDI may also incur unexpected interruptions to our operations, administrative injunctions requiring operation stoppages, fines and other penalties.
There can also be no assurance that any insurance coverage CDI takes will be adequate or that CDI will prevail in any future cases. There can be no assurance that CDI will be able to obtain liability insurance that would protect it from any such lawsuits. CDI is not currently subject to any claims from o CDI’s employees, partners or customers; however, CDI may be subject to such claims in the future. In the event that CDI is not covered by insurance, CDI’s management could expend significant time addressing any such issues.
Compliance with changing regulation of corporate governance and public disclosure, once CDI is subject to such requirements, will result in significant additional expenses.
Changing laws, regulations, and standards relating to corporate governance and public disclosure for public companies, including the Sarbanes-Oxley Act of 2002 and various rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), are creating uncertainty for public companies. CDI’s management will need to invest significant time and financial resources to comply with both existing and evolving requirements for public companies, which will lead, among other things, to significantly increased general and administrative expenses and a certain diversion of management time and attention from revenue generating activities to compliance activities.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference into this proxy statement, contains “forward-looking” statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to I-On or CDI, the management of either such company or the proposed transaction between I-On and CDI, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of I-On, as well as assumptions made by, and information currently available to management. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. I-On and CDI undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmaceutical industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents I-On has filed with the SEC as well as the possibility that (1) the parties may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) the parties may not be able to satisfy the conditions precedent to consummate the proposed transaction; (4) the proposed transaction may divert management’s attention from I-On’s ongoing business operations; (5) the anticipated benefits of the proposed transaction might not be achieved; (6) the proposed transaction may involve unexpected costs; (7) the parties may be subject to risks related to the proposed transaction, including any legal proceedings related to the proposed transaction and the general risks associated with the respective businesses of I-On and CDI, including the general volatility of the capital markets, terms and deployment of capital, volatility of I-On share prices, changes in the biotechnology industry, interest rates or the general economy; or (8) activist investors might not approve of the proposed transaction. Additionally, forward-looking statements related to CDI’s future expectations are subject to numerous risks and uncertainties, including risks that planned development milestones and timelines will not be met. Neither I-On nor CDI gives any assurance that either I-On or CDI will achieve its expectations.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of I-On described in the “Risk Factors” section of this proxy statement, I-On’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by I-On from time to time with the SEC. All forward-looking statements included in this proxy statement are based upon information available to I-On and CDI the date hereof, and neither I-On nor CDI assumes any obligation to update or revise any such forward-looking statements.
All forward-looking statements included in this proxy statement are based upon information available to I-On and CDI the date hereof. If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the results of operations of I-On, CDI or the combined company could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement are current only as of the date on which the statements were made. I-On and CDI do not undertake any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date on which any statement is made, the occurrence of unanticipated events or any new information that becomes available in the future.

THE SPECIAL MEETING
Date, Time and Place
A special meeting of I-On’s stockholders will be held at 7:00 PM EST time, on January 27, 2022, 2021 at the offices of McCarter & English, LLP, Two Tower Center Boulevard, East Brunswick, NJ 08816.
Purpose of the Special Meeting
The purpose of the special meeting is to consider and vote on the following proposals:
1.
To approve an equity transfer agreement in which the Company will transfer all of the issued and outstanding equity of I-On Communications Ltd., a wholly-owned subsidiary of the Company organized under the laws of the Republic of Korea, in exchange for the transfer of 20,000,000 shares of the Company’s stock and the assumption of any and all liabilities (Proposal 2);

2.
To approve an amendment to our Amended and Restated Certificate of Incorporation to: change the name of the Company from “I-On Digital Corp.” to “Cardio Diagnostics Holdings, Inc.”; and to approve the reverse split of the number of the Company’s outstanding shares of common stock on the basis of one share for every ten (10) to fifteen (15) outstanding shares (Proposal 2); and

3.	To consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and/or 2 (Proposal 3).
If I-On is to complete the merger with CDI and the exchange, stockholders must approve Proposals 1 and 2.
Record Date; Shares Outstanding and Entitled to Vote
The board of directors has fixed December 10, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of I-On common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, I-On had 35,030,339 shares of common stock outstanding and entitled to vote at the special meeting. Each holder of record of shares of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the special meeting.
How to Vote Your Shares
If you hold your shares in your own name, you may submit a proxy by telephone, or by mail or vote by attending the special meeting and voting in person.
•
Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided or return it to I-On Digital Corp., Attn:, Corporate Secretary, 15, Tehran-ro 10-gil, Gangam-gu, Seoul, Korea.

By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.
If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow the instructions from the holder of record carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the special meeting, you must request a proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the special meeting.

How to Change Your Vote
Any I-On stockholder of record voting by proxy, other than those I-On stockholders who have executed a voting agreement and irrevocable proxy, has the right to revoke the proxy at any time before the polls close at the special meeting by:
•	sending a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of I-On;
•	delivering a duly executed proxy card to the Corporate Secretary of I-On bearing a later date than the proxy being revoked; or
•	attending the special meeting, withdrawing your proxy, and voting in person. Attendance alone at the special meeting will not revoke a proxy.
If a stockholder of I-On has instructed a broker to vote its shares of I-On common stock that are held in “street name,” the stockholder must follow directions received from its broker to change those instructions.
Proxies; Counting Your Vote
A majority of the shares entitled to vote, present in person or represented by proxy constitute a quorum at the special meeting. Stockholders shall have one vote for each share of common stock entitled to vote owned by them as of the record date. Assuming the presence of a quorum at the meeting:
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To approve the equity transfer agreement in which the Company will transfer all of the issued and outstanding equity of I-On Communications Ltd., a wholly-owned subsidiary of the Company organized under the laws of the Republic of Korea, in exchange for the transfer of 20,000,000 shares of the Company’s stock to the Company and the assumption of any and all liabilities, as set forth in further detail below in Proposal 2 A failure to submit a proxy card or vote at the special meeting, or an abstention will have the same effect as a vote against the approval of this proposal.

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To approve an amendment to I-On’s certificate of incorporation to change the name of I-On to Cardio Diagnostic Holdings, Inc. and effectuate the reverse split of the number of outstanding I-On shares on the basis of one share for a range of per every ten (10) to fifteen (15) shares of I-On Common Stock outstanding A failure to submit a proxy card or vote at the special meeting, or an abstention will have the same effect as a vote against the approval of this proposal.

•
To consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and 2. A failure to submit a proxy card or vote at the special meeting, or an abstention or “broker non-vote” will have no effect on the outcome of Proposal 4.

Appraisal Rights
Holders of I-On common stock are not entitled to appraisal rights in connection with the merger or the Spinoff. If the merger is completed, CDI’s stockholders are entitled to appraisal rights under the Delaware General Corporation Law.
Interests of I-On’s Directors, Executive Officers and Certain Stockholders
Certain I-On stockholders, directors and officers of I-On, owners of approximately 50% of I-On’s fully-diluted common stock, including Jae Cheol Oh and Hong Rae Kim, have financial interests in the merger transaction that are different from, or in addition to, their interests as I-On stockholders generally. In connection with the merger, Jae Cheol Oh shall sell to CDI 500,000 shares of I-On Common Stock for a purchase price of $250,000, which is a condition to the closing of the Merger and the Spinoff.

Solicitation of Proxies
I-On will bear the cost of soliciting proxies, including the printing, mailing and filing of this proxy statement, the proxy card and any additional information furnished to I-On’s stockholders. You will need to obtain your own internet access if you choose to access the proxy materials and/or vote over the internet. I-On and CDI may use the services of its directors, officers and other employees to solicit proxies from I-On’s stockholders without additional compensation. Arrangements may be made with banks, brokers, nominees, custodians and fiduciaries who are record holders of I-On common stock for the forwarding of solicitation materials to the beneficial owners of I-On common stock. I-On will reimburse these banks, brokers, nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

CERTAIN INFORMATION RELATED TO CDI
CDI Business
Company Overview
Cardio Diagnostics was founded in 2017 in Coralville, Iowa, by Meeshanthini (Meesha) Dogan PhD, and Robert (Rob) Philibert MD PhD. It was incorporated in January 2017 as an Iowa LLC and was subsequently incorporated as a Delaware C-Corp in September 2019. Cardio Diagnostics, LLC (“CD LLC”) is a wholly-owned subsidiary of Cardio Diagnostics, Inc (“CDI” or the “Company”).
The Company was formed to further develop and commercialize a patent-pending Artificial Intelligence (AI)-driven DNA biomarker testing technology (“Core Technology”) for cardiovascular disease invented at the University of Iowa by the Founders, with the aim of becoming one of the leading medical technology companies for enabling precision prevention, early detection and treatment of cardiovascular disease.
CDI is transforming the approach to cardiovascular disease from reactive to proactive. The Core Technology is being incorporated into a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease (CHD), stroke, heart failure and diabetes.
CDI is the first company to develop and commercialize epigenetics-based clinical tests for cardiovascular disease that have clear value propositions for multiple stakeholders including (1) patients, (2) clinicians, (3) hospitals/health systems, and (4) payors. The Company’s first product, Epi+Gen CHDTM, launched in Q1 2021, is a three-year symptomatic CHD (i.e. heart attack) risk assessment test. Revenue for this product will be generated through the recurring sale of this test and through licensing agreements.
An estimated 80% of cardiovascular disease (CVD) is preventable, yet, it is responsible for one is every four deaths and remains the number one killer in the United States for both men and women. Coronary heart disease (CHD) is the most common type of CVD and the major cause of heart attacks. The enormous and unnecessary heart attacks and deaths associated with CHD is attributable to the failure of current primary prevention approaches in clinical practice to effectively detect, reduce and monitor risk for CHD prior to life altering and costly health complications. Several reasons for this failure include (1) the current in-person risk screening approach is incompatible with busy everyday life as demonstrated by the 24% decrease in primary care visits, (2) even if the current risk screening tests are taken, in a peer-reviewed published study performed by CDI, they only identify 44% and 32% of men and women at high risk, respectively, and (3) the lack of patient care plan personalization. A highly accessible, personalized and precise solution for CHD prevention is not available.
Furthermore, with the ongoing COVID-19 pandemic, preventable illnesses such as CHD are expected to spike. Therefore, now more than ever, there is an urgent need for a highly sensitive, scalable, at-home clinical risk screening tool that can help physicians better direct care and allow patients to receive the help they need sooner.

CDI’s products incorporate its patent-pending AI-driven DNA biomarker testing technology, which consists of two components. The first is a laboratory component, which involves the use of CDI’s proprietary laboratory testing assays to profile genetic and epigenetic DNA biomarkers. Genetic biomarkers represent an individual’s inherited risk for the disease, while their epigenetic biomarkers represent their acquired risk influenced by lifestyle and environment. The second is an analytical component, which involves implementing CDI’s proprietary machine learning/AI risk calculator to provide a risk score and personalized insights physicians can utilize to tailor a prevention plan. The combination of biomarkers and risk calculator is unique to each product.

CDI’s first product, Epi+Gen CHDTM, is the first at-home, epigenetics-based clinical test for heart disease that is capable of assessing near-term (three-year) risk for CHD.

CardioDiagnostics
Precision Prevention and Early Detection

Patient Journey with Epi+Gen CHD

Patient receives reminder to get re-tested with Epi+Gen CHD
to continuously monitor risk over time

Patient-initiated testing consult with telemedicine physician

Upon physician-approval, home sample collection kit is dispatched

Biomarker profiling in CLIA lab followed by applying AI algorithms for risk stratification and prevention insights

Telemedicine physician-patient consult to outline prevention plan

Epi+Gen CHDTM is a Laboratory Developed Test (LDT), and this clinical test needs to be ordered by and reported back to a physician. Epi+Gen CHDTM is highly accessible as this clinical test can be prescribed and completed remotely. CDI has partnered with InTeleLabs to offer this test through their elicity telemedicine physician platform. This will allow patients to undergo screening and consultation from the comfort and privacy of their own home. Once the test is ordered by an elicity healthcare provider, CDI’s fulfillment partner, IBI Scientific, will dispatch an at-home sampling kit. This at-home sampling kit allows a patient to collect their blood sample using the finger prick method and mail it to the laboratory for processing. Patient samples are processed at a CLIA-certified high complexity laboratory. The proprietary laboratory assays are kitted by Empirical Bioscience using GMP compliant manufacturing practices. Upon completion of laboratory profiling of the Epi+Gen CHDTM biomarker panel that consists of three DNA methylation (epigenetic) and five SNP (genetic) biomarkers, the data is interpreted using an ML/AI risk calculator and the patient report is generated.

Epi+Gen CHDTM was independently validated in collaboration with Intermountain Healthcare and has been shown to be about twice more sensitive than the current gold standard clinical risk estimators in men and women. It can also be administered in a traditional healthcare setting. The blood-based version of this test was launched in Q1 2021. This test is being sold for $350 and can be paid for either out-of-pocket or via HSA/FSA. The saliva version of the test is under development.
With Epi+Gen CHDTM, CDI empowers patients to prevent CHD with actionable information about their near-term heart attack risk. We enable clinicians to identify patients in need of immediate attention and proactively manage them. CDI enables healthcare organizations and payors to reduce the cost of care.
Industry Background
According to the Centers for Disease Control and Prevention, 90% of the $3.5 trillion the United States spends annually are for people with chronic and mental health conditions. Every year, one in six United States healthcare dollars is spent on CVD.

Heart disease and stroke costs the United States healthcare system $214 billion per year and is associated with $138 billion in lost productivity. By 2030, the annual direct medical costs associated with CVD is expected to increase to over $818 billion, while the lost productivity costs are expected to rise to more than $275 billion.

Currently, among the various types of CVD, the medical costs of CHD are the highest at $89 billion and expected to rise to $215 billion by 2035. To address this expected significant rise in healthcare and lost productivity costs, the United States healthcare market is seeking more efficient and effective methods to prevent CVD. This same trend is playing out across modernized nations around the globe as the burden of CVD continues to grow due to rise in major risk factors such as obesity, poor diet and type 2 diabetes.
The healthcare industry is undergoing a significant transformation, driven by the COVID-19 pandemic from traditional in-person delivery of care to remote telemedicine-based care. This is both beneficial and necessary for patients and key stakeholders in the healthcare industry.

Remote, telemedicine-based preventative programs and tests can serve those who are already undergoing routine screening, but more importantly, expand reach to most Americans who currently are missing out on preventative healthcare. In response, both the public and private sectors have expanded coverage and offerings of evidence-based tests and services that can be administered safely and remotely.
This demand is expected to further drive adoption by patients and clinicians of evidence-based tests such as Epi+Gen CHDTM that is highly accessible and have been shown to perform better than the current gold standard prevention risk estimators. Furthermore, epigenetics-based tests are now increasingly being considered in other segments of the healthcare industry, including pharmaceutical companies for drug development and understanding drug response.
Our Market Opportunity
We believe that our market opportunity is significant. Heart disease is the leading cause of death in the United States and the American Heart Association recommends taking steps towards preventing heart disease as early as 20 years old. The ability to provide accessible, personalized and precise risk insights is crucial for patients, clinicians, healthcare organizations and payors. It is especially necessary with the ongoing COVID-19 pandemic as (1) many adults have deferred in-person risk screening due to fear of contracting COVID-19, and (2) adoption of telemedicine and at-home testing has skyrocketed, and is here to stay.
Adults between 35 and 75 years old are a good fit for the Epi+Gen CHDTM test. According to the US Census Bureau, there are 157M adults between the ages of 35 and 75 in the United States. That accounts for a $55B total addressable market in the United States.
We believe that the epigenetics diagnostics market within the healthcare landscape will continue to expand. According to a third-party report, the epigenetic diagnostics market will reach over $19 billion by 2026, growing at a CAGR of more than 13%. We expect this market opportunity to grow further with the growth of AI in healthcare, which according to Accenture is expected to have a compound annual growth rate of 40 percent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CDI
You should read the following discussion and analysis of CDI’s financial condition and results of operations together with its consolidated financial statements and the related notes. Some of the information contained in this discussion and analysis or set forth elsewhere, including information with respect to its plans and strategy for its business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
The following discussion refers to the financial results of Cardio Diagnostics, Inc., (the “Company”) and its wholly-owned subsidiary, Cardio Diagnostics, LLC (“Cardio LLC”), (collectively “CDI”), for the nine months ended September 30, 2021. For purposes of this following discussion the terms “we”, ‘our” or “us” and similar references refers to CDI and its affiliates.
Overview
Cardio Diagnostics was founded in 2017 in Coralville, Iowa, by Meeshanthini (Meesha) Dogan PhD, and Robert (Rob) Philibert MD PhD. It was incorporated in January 2017 as an Iowa LLC and was subsequently incorporated as a Delaware C-Corp in September 2019. Cardio Diagnostics, LLC (“CD LLC”) is a wholly owned subsidiary of Cardio Diagnostics, Inc (“CDI” or the “Company”). Our principal website address is cardiodiagnosticsinc.com. The information provided on, or accessible through, our website is not part of this proxy, nor is such information incorporated by reference, and such information should not be relied upon in determining whether to make an investment decision in the Securities
The Company was formed to further develop and commercialize a patent-pending Artificial Intelligence (AI)-driven DNA biomarker testing technology (“Core Technology”) for cardiovascular disease invented at the University of Iowa by the Founders, with the aim of becoming one of the leading medical technology companies for enabling precision prevention, early detection and treatment of cardiovascular disease. CD Inc is transforming the approach to cardiovascular disease from reactive to proactive. The Core Technology is being incorporated into a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease (CHD), stroke, heart failure and diabetes.
CDI is the first company to develop and commercialize epigenetics-based clinical tests for cardiovascular disease that have clear value propositions for multiple stakeholders including (1) patients, (2) clinicians, (3) hospitals/health systems, and (4) payors. The Company’s first product, Epi+Gen CHDTM, launched in January 2021, is a three-year symptomatic CHD (i.e. heart attack) risk assessment test. Revenue for this product is generated through the recurring sale of this test and through licensing agreements.
Comparison of the Nine Months Ended September 30, 2021, and the Nine Months Ended September 30, 2020
The following table summarizes CDI’s consolidated results of operations for the nine months ended September 30, 2021, and 2020, respectively:
	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Revenue
Sales	$—	$—
Total revenue	—	—

Operating expenses
Sales and marketing	65,099	2,931
Research and Development	87,451	1,500
General and administrative expenses	264,927	587,502
Amortization	12,000	—
Total operating expenses	429,477	591,933

	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Other Income	—	3,500
Net loss	$(429,477)	$(588,433)
Net Loss Attributable to CDI.
Our net loss attributable to CDI for the nine months ended September 31, 2021, was $429,477, as compared to $588,433 for the nine months ended September 31, 2020, a decrease of $158,956.
Sales and marketing
Expenses related to sales and marketing for the nine months ended September 31, 2021, were $65,099, as compared to $2,931 for the nine months ended September 31, 2020, an increase of $62,168. The overall increase was due to the sales and marketing related to the launching of our first product, Epi+Gen CHDTM in January 2021.
Research and Development
Research and Development expense for nine months ended September 31, 2021, was $87,451 as compared to $1,500 for the nine months ended September 31, 2020, an increase of $85,951 due to laboratory runs performed.
General and Administrative Expenses
General and administrative expenses for the nine months ended September 31, 2021, were $264,927, as compared to $587,502 for the nine months ended September 31, 2020, a decrease of $322,575. The overall decrease is primarily due to decreased expenses related to operations associated with our product, Epi+Gen CHDTM .
Amortization
Amortization expense for the nine months ended September 31, 2021, was $12,000 as compared to $0 for the nine months ended September 31, 2020, and includes the amortization of intangible assets.
Liquidity and Capital Resources
Cash at September 30, 2021 totalled $929,794 as compared to $237,087 at December 31, 2020, an increase of $697,707.
Cash used in operating activities for the nine months ended September 31, 2021, was $373,545, as compared to cash provided by operating activities of $66,931 for nine months ended September 31, 2020. The cash used in operations during the nine months ended September 31, 2021, is a function of net loss of $429,477, adjusted for the following non-cash operating items: amortization of $12,000, stock based compensation of $60,000, offset by an adjustment to patent deposits contributed by shareholders, an increase of $8,799 in prepaid expenses and other current assets, and a decrease of $3,990 in accounts payable and accrued expenses.
Cash used in investing activities for the nine months ended September 31, 2021, was $68,748 due to an increase in deposits.
Cash provided by financing activities for the nine months ended September 31, 2021, was $1,135,000 as compared to $165,000 for the nine months ended September 31, 2020. This change was due to $1,230,000 in proceeds from the sale of common stock offset by $95,000 in financing costs related to the capital raise.
Going Concern and Management’s Plans
As of September 30, 2021, the Company had cash balance of $929,794 and an accumulated stockholders’ deficit of $1,139,590. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for the next twelve months from the date that the financial statements are issued. Management’s plans and assessment of the probability that such plans will mitigate and alleviate any substantial doubt about the

Company’s ability to continue as a going concern, is dependent upon the ability to attain funding to secure additional resources to generate sufficient revenues and increased margin, which without these represent the principal conditions that raise substantial doubt about our ability to continue as a going concern.
As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which are likely to negatively impact operations. Other financial impact could occur though such potential impact is unknown at this time. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event.
The Company expects that working capital requirements will continue to be funded through a combination of its existing funds and further issuances of securities. Working capital requirements are expected to increase in line with the growth of the business. Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund operations over the next twelve months. The Company has no lines of credit or other bank financing arrangements. The Company has financed operations to date through the proceeds of a private placement of equity and debt instruments. In connection with the Company’s business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business and (ii) marketing expenses. The Company intends to finance these expenses with further issuances of securities, and debt issuances. Thereafter, the Company expects it will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to current stockholders. Further, such securities might have rights, preferences or privileges senior to common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective new business endeavours or opportunities, which could significantly and materially restrict business operations.
The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
Contractual Obligations and Commitments
The following summarizes CDI’s contractual obligations as of September 30, 2021 and the effects that such obligations are expected to have on CDIs liquidity and cash flows in future periods:
Stock to Be Issued
Stock to be issued consists of Simple Agreements for Future Equity (“SAFE”) issued to accredited investors with balances of $451,471 and $346,471 at September 30, 2021 and December 31, 2020, respectively. Each SAFE is convertible upon the occurrence of certain events as follows:
Equity Financing: If there is an equity financing before the termination of the SAFE, on the initial closing of such equity financing, the SAFE will automatically convert into the number of SAFE preferred stock equal to the purchase amount divided by the discount price. The discount price is the lowest price per share of the standard preferred stock sold in the equity financing multiplied by the discount rate of 85%.
Liquidity Event: If a liquidity event occurs before the termination of the SAFE, the SAFE will automatically be entitled to receive a portion of the proceeds due and payable to the investor immediately prior to, or concurrent with the consummation of such liquidity event, equal to the greater of (i) the purchase amount (the “Cash-out Amount”) or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price (“the Conversion Amount”).
Dissolution Event: If there is a dissolution event before the termination of the SAFE, the investor will automatically be entitled to receive a portion of proceeds equal to the Cash-out Amount, due and payable to the investor immediately prior to the consummation of the dissolution event.
Each SAFE will automatically terminate immediately following the earliest of (i) the issuance of capital stock to the investor pursuant to the automatic conversion of the SAFE pursuant to an equity financing, or (ii) the payment, or setting aside for payment of amounts due the investor pursuant to a liquidity event or dissolution event.

Related Party Transactions
Included in stock to be issued (Note 7) are SAFE agreements from related parties of $271,471 and $221,471 as of September 30, 2021 and December 31, 2020, respectively.
The Company reimburses Behavioral Diagnostic, LLC (“BDLLC”), a company owned by its Chief Medical Officer for salaries of the Company’s CEO and its senior data scientist, who is the husband of the CEO. Payments to BDLLC for salaries totaled $79,920 and $70,490 for the nine months ended September 30, 2021 and 2020, respectively.
Research and development laboratory runs are performed on a fee-for-service basis at the Chief Medical Officer’s academic laboratory at the University of Iowa. Payments for these services totaled $0 and $1,500 for the nine months ended September 30, 2021 and 2020, respectively.
Critical Accounting Policies and Significant
Judgments and Estimates
CDI’s consolidated financial statements are prepared in accordance with GAAP in the United States. The preparation of CDI’s consolidated financial statements and related disclosures requires it to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and the disclosure of contingent assets and liabilities in CDI’s financial statements. CDI bases its estimates on historical experience, known trends and events and various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. CDI evaluates its estimates and assumptions on an ongoing basis. CDI’s actual results may differ from these estimates under different assumptions or conditions.
While CDI’s significant accounting policies are described in more detail in Note 2 to CDI’s consolidated financial statements, CDI believes that the following accounting policies are those most critical to the judgments and estimates used in the preparation of its consolidated financial statements.
Comparison of the Year Ended December 31, 2020, and the Year Ended December 31, 2019
The following table summarizes CDI’s consolidated results of operations for the year ended December 31, 2020, and 2019, respectively:
	Year ended December 31, 2020	Year ended December 31, 2019
Revenue
Sales	$—	$—
Total revenue	—	—

Operating expenses
Sales and marketing	5,476	1,004
Research and Development	1,500	—
General and administrative expenses	591,521	(691)
Amortization	10,667	—
Total operating expenses	609,164	(313)
Net loss	$(605,164)	$(313)
Net Loss Attributable to CDI.
Our net loss attributable to CDI for the year ended December 31, 2020, was $605,164, as compared to $313 for the year ended December 31, 2019, an increase of $ 604,851.
Research and Development
Research and Development expense for the year ended December 31, 2020, was $1,500 as compared to $0 for the year ended December 31, 2019, due to laboratory runs performed.

Sales and marketing
Expenses related to sales and marketing for the year ended December 31, 2020, were $5,476, as compared to $1,004 for the year ended December 31, 2019, an increase of $4,472. The overall increase was due to the sales and marketing related to the launching of our first product, Epi+Gen CHDTM in January 2021.
General and Administrative Expenses
General and administrative expenses for the year ended December 31, 2020, were $591,521, as compared to $(691) for the year ended December 31, 2019, an increase of $822,751. The overall increase is primarily due to increased expenses related to operations associated with our product, Epi+Gen CHDTM .
Amortization
Amortization expense for the year ended December 31, 2020, was $10,667 as compared to $0 for the year ended December 31, 2019, and includes the amortization of intangible assets.
Liquidity and Capital Resources
Cash at December 31, 2020 totalled $237,087 as compared to $1,138 at December 31, 2019, an increase of $235,949.
Cash provided by operating activities for the year ended December 31, 2020 was $25,859, as compared to cash used in operating activities of $697 for the year ended December 31, 2019. The cash provided by operations during the year ended December 31, 2020 is a function of net loss of $605,164, adjusted for the following non-cash operating items: amortization of $10,667, stock based compensation of $589,263, offset by an increase of $8,067 in prepaid expenses and other current assets, and an increase of $39,160 in accounts payable and accrued expenses.
Cash used in investing activities was $29,910 for the year for the year ended December 31, 2020 due to an increase in deposits.
Cash provided by financing activities for the year ended December 31, 2020 was $240,000 as compared to $964 for the year ended December 31, 2019. This change was primarily due to $300,000 in proceeds from the issuance of convertible notes payable offset by $60,000 in payments of convertible notes payable.
Going Concern and Management’s Plans
The Company has an accumulated deficit of $710,113, and a working capital deficit of $140,093 at December 31, 2020. In addition, the Company has a stockholders’ equity of approximately $60,365. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for the next twelve months from the date that the financial statements are issued. Management’s plans and assessment of the probability that such plans will mitigate and alleviate any substantial doubt about the Company’s ability to continue as a going concern, is dependent upon the ability to attain funding to secure additional resources to generate sufficient revenues and increased margin, which without these represent the principal conditions that raise substantial doubt about our ability to continue as a going concern.
As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which are likely to negatively impact operations. Other financial impact could occur though such potential impact is unknown at this time. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event.
The Company expects that working capital requirements will continue to be funded through a combination of its existing funds and further issuances of securities. Working capital requirements are expected to increase in line with the growth of the business. Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund operations over the next twelve months. The Company has no lines of credit or other bank financing arrangements. The Company has financed operations to date through the proceeds of a private placement of equity and debt instruments. In connection with the Company’s business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business and (ii) marketing expenses. The Company intends to finance these expenses with further issuances of securities, and debt issuances. Thereafter, the Company expects it will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to current stockholders. Further, such securities might have rights, preferences or privileges senior to common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective new business endeavours or opportunities, which could significantly and materially restrict business operations.
The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
Contractual Obligations and Commitments
The following summarizes CDI’s contractual obligations as of December 31, 2020 and the effects that such obligations are expected to have on CDIs liquidity and cash flows in future periods:
Convertible Notes Payable
Convertible notes payable consists of Simple Agreements for Future Equity (“SAFE”) issued to accredited investors with balances of $346,471 and $106,471 at December 31, 2020 and 2019, respectively. Each SAFE is convertible upon the occurrence of certain events as follows:
Equity Financing: If there is an equity financing before the termination of the SAFE, on the initial closing of such equity financing, the SAFE will automatically convert into the number of SAFE preferred stock equal to the purchase amount divided by the discount price. The discount price is the lowest price per share of the standard preferred stock sold in the equity financing multiplied by the discount rate of 85%.
Liquidity Event: If a liquidity event occurs before the termination of the SAFE, the SAFE will automatically be entitled to receive a portion of the proceeds due and payable to the investor immediately prior to, or concurrent with the consummation of such liquidity event, equal to the greater of (i) the purchase amount (the “Cash-out Amount”) or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price (“the Conversion Amount”).
Dissolution Event: If there is a dissolution event before the termination of the SAFE, the investor will automatically be entitled to receive a portion of proceeds equal to the Cash-out Amount, due and payable to the investor immediately prior to the consummation of the dissolution event.
Each SAFE will automatically terminate immediately following the earliest of (i) the issuance of capital stock to the investor pursuant to the automatic conversion of the SAFE pursuant to an equity financing, or (ii) the payment, or setting aside for payment of amounts due the investor pursuant to a liquidity event or dissolution event..
Related Party Transactions
Included in convertible notes payable are notes payable due to related parties of $221,471 and $106,471 as of December 31, 2020 and 2019, respectively.
The Company reimburses Behavioral Diagnostic, LLC (“BDLLC”), a company owned by its Chief Medical Officer for salaries of the Company’s CEO and its senior data scientist, who is the husband of the CEO. Payments to BDLLC for salaries totaled $116,105 and $18,882 for the years ended December 31, 2020 and 2019, respectively.
Research and development laboratory runs are performed on a fee-for-service basis at the Chief Medical Officer’s academic laboratory at the University of Iowa. Payments for these services totaled $1,500 and $0 for the years ended December 31, 2020 and 2019, respectively.
Critical Accounting Policies and Significant Judgments and Estimates
CDI’s consolidated financial statements are prepared in accordance with GAAP in the United States. The preparation of CDI’s consolidated financial statements and related disclosures requires it to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and the disclosure of contingent assets and liabilities in CDI’s financial statements. CDI bases its estimates on historical experience, known trends and events and various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. CDI evaluates its estimates and assumptions on an ongoing basis. CDI’s actual results may differ from these estimates under different assumptions or conditions.
While CDI’s significant accounting policies are described in more detail in Note 2 to CDI’s consolidated financial statements, CDI believes that the following accounting policies are those most critical to the judgments and estimates used in the preparation of its consolidated financial statements.
Quantitative and Qualitative Disclosures about CDI’s Market Risks
Interest Rate Risk
As of December 31, 2020, CDI had cash and cash equivalents of $245,917, which consisted of cash and short-term bank deposits.
Off-Balance Sheet Arrangements
CDI did not have, during the periods presented, and it does not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission.
Inflation Rate Risk
Based on its analysis of the periods presented, CDI believes that inflation has not had a material effect on its operating results. There can be no assurance that future inflation will not have an adverse impact on Option Care’s operating results and financial condition
Recently Issued Accounting Pronouncements
A description of recently issued accounting pronouncements that may potentially impact CDIs financial position and results of operations is disclosed in Note 2 to CDI’s audited consolidated financial statements.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None

MATTERS BEING SUBMITTED TO A VOTE OF I-ON’S STOCKHOLDERS
PROPOSAL 1 — APPROVAL OF THE SPINOFF OF I-ON COMMUNICATIONS LTD.
At the Special Meeting To approve an equity transfer agreement in which the Company will transfer all of the issued and outstanding equity of I-On Communications Ltd., a wholly-owned subsidiary of the Company organized under the laws of the Republic of Korea, in exchange for the transfer of 20,000,000 shares of the Company’s stock and the assumption of any and all liabilities.
The discussion under the sections of this proxy statement entitled “The Spinoff” and “The Transfer Agreement” summarizes the material terms of the Spinoff and the Transfer Agreement. Although we believe that the description covers the material terms of the Spinoff and the Transfer Agreement, this summary may not contain all the information that is important to you. We urge you to read this proxy statement, the Transfer Agreement and the other documents referred to herein carefully for a more complete understanding of the Spinoff and the Transfer Agreement. The discussion of the Spinoff and the Merger Agreement in this proxy statement is qualified in its entirety by reference to the Transfer Agreement, which is attached as Annex B to this proxy statement and incorporated by reference into this proxy statement.

PROPOSAL 2 — ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE
OF INCORPORATION
At the Special Meeting, we will also ask our stockholders to approve a proposal to amend our Certificate of Incorporation to change the name of the Company to “Cardio Diagnostics Holdings, Inc.” and effectuate the reverse split of the number of outstanding I-On shares of Common Stock on the basis of one share for a range of every ten (10) to fifteen (15) shares of I-On Common Stock outstanding (the “Charter Amendment”). On January 5, 2022, there were approximately 35,030,339. Accordingly, following the issuance of 25,000,000 shares of Common Stock to the CDI shareholders in the merger, the retirement of 20,000,000 shares of Common Stock in connection with the Spinoff and a reverse split on a one-for-10 basis, there would be approximately 26,503,333 shares of Common Stock outstanding, or 26,002,022 on a one-for-fifteen basis.
Form of the Amendment
The proposed amendment (the “Amendment”) would amend and restate Article One and Article Four of our Certificate of Incorporation to in their entirety to read as follows as follows:
ARTICLE FIRST
“First: The name of the Corporation is:
CARDIO DIAGNOSTICS HOLDINGS, INC.”
ARTICLE FOURTH
(a)
The total number of authorized shares which the corporation is authorized to issue is 100,000,000 shares of common stock having a par value of $0.0001 per share and 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

The number of authorized shares of preferred stock or of common stock may be raised by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon.
All shares of common stock shall be identical and each share of common stock shall be entitled to one vote on all matters.
The board of directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.
(b)
Upon the effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each      (  ) shares of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. No stockholder will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above.

Effectiveness of Amendment
If the amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR”
THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

PROPOSAL 3 — ADJOURNMENT OR POSTPONEMENT OF SPECIAL MEETING
Approval of Adjournment or Postponement of the Special Meeting of I-On Stockholders
If I-On fails to receive a sufficient number of votes to approve the Spinoff or the Charter Amendment, I-On may propose to adjourn or postpone the special meeting, whether or not a quorum is present, until a later time for the purpose of soliciting additional proxies to approve the Spinoff and the Charter Amendment. I-On currently does not intend to propose adjournment or postponement the special meeting if there are sufficient votes to adopt the proposals. If approval of the proposal to adjourn or postpone the special meeting for the purpose of soliciting additional proxies is submitted to I-On’s stockholders for approval, such approval requires the affirmative vote of a majority of the votes cast at the special meeting by the holders of shares of I-On common stock present or represented by proxy and entitled to vote thereon.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR”
THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY,
TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF
THE SPINOFF OR CHARTER AMENDMENT

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS
The following tables set forth, as of the date of this Record Date, the beneficial ownership of Common Stock for: (1) each director currently serving on our Board of Directors; (2) each of our named executive officers; (3) our directors and executive officers as a group; and (3) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock. As of the Record Date, there were 35,030,339 shares of Common Stock outstanding. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.
Shareholder(1)	Beneficial Ownership	Percent of Class(2)
Jae Cheol Oh	14,292,723	40.8%
Hong Rae Kim	1,013,396	2.9%
Jae Ho Cho	0	0%
Eugene Hong	0	0%
Jean Koh	0	0%
Charlie Baik	0	0%
Officers and Directors as a Group (3 persons)	15,306,119	43.7%
(1)	The address for all officers, directors and beneficial owners is 15, Teheran-ro 10-gil, Gangnam-gu, Seoul, Korea.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Persons
Under the SEC’s rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
The Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to be sure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.
The Company receives loan guarantees from the chief executive officer with regards to its long-term borrowing, and the Company’s restricted cash provided as collateral to the Company’s chief executive officer’s loans.
WHERE YOU CAN FIND MORE INFORMATION
The SEC maintains a website that contains reports, proxies and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov. The Company’s proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
FOR THE BOARD OF DIRECTORS

/s/ Jae Cheol Oh
Chairman of the Board of Directors,
Chief Executive Officer

CARDIO DIAGNOSTICS, INC.

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 2020 AND 2019
Cardio Diagnostics Inc. and Subsidiary

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Cardio Diagnostic, Inc.
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Cardio Diagnostics, Inc. (the Company) as of December 31, 2020 and 2019, and the related consolidated statement of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. As described in Note 3 to the consolidated financial statements, the Company has an accumulated deficit of $710,113 and a working capital deficit of $140,093 at December 31, 2020.. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. Continuation as a going concern is dependent on the ability to raise additional capital and financing, though there is no assurance of success. Management’s plans in regard to these matters are also described in Note 3 to the accompanying consolidated financial statements.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Prager Metis CPA’s LLC
We have served as the Company’s auditor since 2021
Hackensack, New Jersey
September 28, 2021

CARDIO DIAGNOSTICS, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,
	2020	2019
ASSETS
Current assets
Cash	$237,087	$1,138
Prepaid expenses and other current assets	8,830	763
Total current assets	245,917	1,901
Long-term assets
Intangible assets, net	69,333	—
Deposits	131,125	—
Total assets	$446,375	$1,901

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued expenses	$39,539	$379
Convertible notes payable	346,471	106,471
Total liabilities	386,010	106,850

Stockholders' equity (deficiency)
Common stock, $.001 par value; authorized - 2,300,000 shares; 1,050,318 and 0 shares issued and outstanding as of December 31, 2020 and 2019, respectively	1,050	—
Additional paid-in capital	769,428	—
Accumulated deficit	(710,113)	(104,949)
Total stockholders' equity (deficiency)	60,365	(104,949)
Total liabilities and stockholders' equity (deficiency)	$446,375	$1,901
See accompanying notes to the consolidated financial statements.

CARDIO DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31,
	2020	2019
Sales	$—	$—

Operating expenses
Sales and marketing	5,476	1,004
Research and Development	1,500	—
General and administrative expenses	591,521	(691)
Amortization	10,667	—
Loss from operations	609,164	313

Other income
Other income	4,000	—
Loss before provision for income taxes	(605,164)	(313)
Provision for Income taxes	—	—
Net loss	$(605,164)	$(313)

Basic and fully diluted income (loss) per common share:
Net loss per common share	$(.58)	$—
Weighted average common shares outstanding - basic and fully diluted	1,035,403	—
See accompanying notes to the consolidated financial statements.

CARDIO DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
YEARS ENDED DECEMBER 31, 2020 AND 2019
	Common stock		Additional Paid-in Capital	Accumulated Deficit	Totals
	Shares	Amount
Balances, December 31, 2018	—	$—	$—	$(104,636)	$(104,636)
Net loss				(313)	(313)
Balances, December 31, 2019	—	—	—	(104,949)	(104,949)
Common stock issued to members per contribution agreement	1,000,000	1,000	—	—	1,000
Stock-based compensation	44,753	45	588,218	—	589,263
Common stock issued for intangible assets	5,565	5	79,995	—	80,000
Patent deposits contributed by shareholders	—	—	101,215	—	101,215
Net loss				(605,164)	(605,164)
Balances, December 31, 2020	1,050,318	$1,050	$769,428	$(710,113)	$60,365
See accompanying notes to the consolidated financial statements.

CARDIO DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(605,164)	$(313)
Adjustments to reconcile net loss to net cash used in operating activities Amortization	10,667	—
Stock-based compensation expense	589,263	—

Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(8,067)	(763)
Accounts payable and accrued expenses	39,160	379
NET CASH PROVDIED BY (USED IN) OPERATING ACTIVITIES	25,859	(697)
NET CASH USED IN INVESTING ACTIVITIES
Increase in deposits	(29,910)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes payable	300,000	1,000
Payments on convertible notes payable	(60,000)	(36)
NET CASH PROVIDED BY FINANCING ACTIVITIES	240,000	964
NET INCREASE IN CASH	235,949	267
CASH - BEGINNING OF YEAR	1,138	871
CASH - END OF YEAR	$237,087	$1,138

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—

Non-cash investing and financing activities:
Common stock issued for intangible assets	$80,000	$—
Patent deposits contributed by shareholders	101,215	—
See accompanying notes to the consolidated financial statements.

CARDIO DIAGNOSTICS, INC.
Notes to Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Note 1 — Organization and Basis of Presentation
The consolidated financial statements presented are those of Cardio Diagnostics, Inc., (the “Company”) and its wholly-owned subsidiary, Cardio Diagnostics, LLC (“Cardio LLC”). The Company was incorporated under the laws of the state of Delaware on September 6, 2019 and Cardio LLC was organized under the laws of the state of Iowa on January 16, 2017. The Company was formed to develop and commercialize a patent-pending Artificial Intelligence (“AI”)-driven DNA biomarker testing technology (“Core Technology”) for cardiovascular disease invented at the University of Iowa by the Founders, with the goal of becoming one of the leading medical technology companies for enabling precision prevention, early detection and treatment of cardiovascular disease. The Company is transforming the approach to cardiovascular disease from reactive to proactive. The Core Technology is being incorporated into a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease (CHD), stroke, heart failure and diabetes.
Business Acquisition
On January 1, 2020, the Company entered into a contribution agreement with Cardio Diagnostics, LLC whereby the members of Cardio LLC contributed their membership interests to the Company in exchange for 1 million shares of the Company’s common stock as a tax-free transaction under Section 351 of the Internal Revenue Code. As a result of the contribution agreement, Cardio LLC became a wholly owned subsidiary of the Company. The agreement was accounted for as a combination of entities under common control and the results of Cardio LLC are reported retrospectively on a consolidated basis in the Company’s financial statements.
Note 2 — Summary of Significant Accounting Policies
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Cardio Diagnostics, LLC. All intercompany accounts and transactions have been eliminated.
Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.
Fair Value Measurements
The Company adopted the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.
The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.
ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:
Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable
Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)
Revenue Recognition
The Company will host its product, Epi+Gen CHD on InTeleLab’s Elicity platform (“the Lab”). The Lab collects payments from patients upon completion of eligibility screening. Patients then send their samples to MOgene, a high complexity CLIA lab, which perform the biomarker assessments. Upon receipt of the raw biomarker data from MOgene, the Company performs all quality control, analytical assessments and report generation and shares test reports with the Elicity healthcare provider via the Elicity platform. Revenue is recognized upon receipt of payments from the Lab for each test at the end of each month.
On January 1, 2019, the Company adopted the new revenue recognition standard Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, using the modified retrospective method. The modified retrospective adoption used by the Company did not result in a material cumulative effect adjustment to the opening balance of accumulated deficit.
The Company determines the measurement of revenue and the timing of revenue recognition utilizing the following core principles:
1.	Identifying the contract with a customer;
2.	Identifying the performance obligations in the contract;
3.	Determining the transaction price;
4.	Allocating the transaction price to the performance obligations in the contract; and
5.	Recognizing revenue when (or as) the Company satisfies its performance obligations.
Advertising Costs
The Company expenses advertising costs as incurred. Advertising costs of $5,476 and $1,004 were charged to operations for the years ended December 31, 2020 and 2019, respectively.
Cash and Cash Equivalents
Cash and cash equivalents are comprised of cash and highly liquid investments with original maturities of 90 days or less at the date of purchase. The Company does not have any cash equivalents as of December 31, 2020 and 2019. The Company is exposed to credit risk in the event of default by the financial institutions or the issuers of these investments to the extent the amounts on deposit or invested are in excess of amounts that are insured.
Amortization
Intangible assets are amortized using the straight line method over the estimated lives of the respective assets as follows:
Know-how license	5 years
Long-Lived Assets
The Company assesses the valuation of components of its property and equipment and other long-lived assets whenever events or circumstances dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset or asset group may not be recoverable, the Company determines whether an impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of undiscounted cash flows during the estimated useful life of the asset is less than the carrying value of the asset, the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

Stock-Based Compensation
The Company accounts for its stock-based awards granted under its employee compensation plan in accordance with ASC Topic No. 718-20, Awards Classified as Equity, which requires the measurement of compensation expense for all share-based compensation granted to employees and non-employee directors at fair value on the date of grant and recognition of compensation expense over the related service period for awards expected to vest. The Company uses the Black-Scholes option pricing model to estimate the fair value of its stock options and warrants. The Black-Scholes option pricing model requires the input of highly subjective assumptions including the expected stock price volatility of the Company’s common stock, the risk free interest rate at the date of grant, the expected vesting term of the grant, expected dividends, and an assumption related to forfeitures of such grants. Changes in these subjective input assumptions can materially affect the fair value estimate of the Company’s stock options and warrants.
Income Taxes
The Company accounts for income taxes using the asset and liability method in accordance with ASC Topic No. 740, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.
The Company applies the provisions of ASC Topic No. 740 for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the Company’s financial statements. In accordance with this provision, tax positions must meet a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position.
Recent Accounting Pronouncements
We have reviewed other recent accounting pronouncements and concluded they are either not applicable to the business, or no material effect is expected on the condensed consolidated financial statements as a result of future adoption.
Note 3 — Going Concern
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $710,113, and a working capital deficit of $140,093 at December 31, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for the next twelve months from the date that the financial statements are issued. Management’s plans and assessment of the probability that such plans will mitigate and alleviate any substantial doubt about the Company’s ability to continue as a going concern, is dependent upon the ability to attain funding to secure additional resources to generate sufficient revenues and increased margin, which without these represent the principal conditions that raise substantial doubt about our ability to continue as a going concern.
As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which are likely to negatively impact operations. Other financial impact could occur though such potential impact is unknown at this time. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event.
The Company expects that working capital requirements will continue to be funded through a combination of its existing funds and further issuances of securities. Working capital requirements are expected to increase in line with the growth of the business. Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund operations over the next twelve months. The Company has no lines of credit or other bank financing arrangements. The Company has financed operations to date through the proceeds of a private placement of equity and debt instruments. In connection with the Company’s business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business and (ii) marketing expenses. The Company intends to finance these expenses with further issuances of securities, and debt issuances. Thereafter, the Company expects it will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to current stockholders. Further, such securities might have rights, preferences or privileges senior to common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict business operations.
The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
Note 4 — Intangible Assets
The following tables provide detail associated with the Company’s acquired identifiable intangible assets:
	As of December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (in years)
Amortized intangible assets:
Know-how license	$80,000	$(10,667)	$69,333	5
Total	$80,000	$(10,667)	$69,333
Aggregate Amortization Expense:
For the year ended December 31, 2020	$10,667
As of December 31, 2020, the Company has three pending patent applications. The initial patent applications consist of a US patent and international patents filed in six countries. The EU patent was granted on March 31, 2021. Legal fees associated with the patents totaled $131,125 as of December 31, 2020 and are presented in the balance sheet as deposits.
Note 5 — Earnings (Loss) Per Common Share
The Company calculates net income (loss) per common share in accordance with ASC 260 “Earnings Per Share” (“ASC 260”). Basic and diluted net earnings (loss) per common share was determined by dividing net earnings (loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period. The Company’s potentially dilutive shares, which include outstanding common stock options, common stock warrants, and convertible debt have not been included in the computation of diluted net loss per share for the years ended December 31, 2020 and 2019 as the result would be anti-dilutive.
	Years Ended December 31,
	2020	2019
Stock warrants	21,450	21,450
Total shares excluded from calculation	21,450	21,450
Note 6 — Stock Based Compensation
Warrants
On October 1, 2019, the Company issued warrants to a seed funding firm equivalent to 2% of the fully-diluted equity of the Company, or 21,450 common shares at the time of issuance. The warrant is exercisable on the earlier of the closing date of the next Qualified Equity Financing occurring after the issuance of the warrant, and immediately before a Change of Control. The exercise price is the price per share of the shares sold to investors in the next Qualified Equity Financing, or if the warrant becomes exercisable in connection with a Change in Control before the next Qualified Equity Financing, the greater of the quotient obtained by dividing $150,000 by the Pre-financing Capitalization, and the price per share paid by investors in the then-most recent Qualified Equity Financing, if any. The warrant will expire upon the earlier of the consummation of any Change of Control, or 15 years after the issuance of the warrant.

Note 7 — Stock To Be Issued
Stock to be issued consists of Simple Agreements for Future Equity (“SAFE”) issued to accredited investors with balances of $346,471 and $106,471 at December 31, 2020 and 2019, respectively. Each SAFE is convertible upon the occurrence of certain events as follows:
Equity Financing: If there is an equity financing before the termination of the SAFE, on the initial closing of such equity financing, the SAFE will automatically convert into the number of SAFE preferred stock equal to the purchase amount divided by the discount price. The discount price is the lowest price per share of the standard preferred stock sold in the equity financing multiplied by the discount rate of 85%.
Liquidity Event: If a liquidity event occurs before the termination of the SAFE, the SAFE will automatically be entitled to receive a portion of the proceeds due and payable to the investor immediately prior to, or concurrent with the consummation of such liquidity event, equal to the greater of (i) the purchase amount (the “Cash-out Amount”) or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price (“the Conversion Amount”).
Dissolution Event: If there is a dissolution event before the termination of the SAFE, the investor will automatically be entitled to receive a portion of proceeds equal to the Cash-out Amount, due and payable to the investor immediately prior to the consummation of the dissolution event.
Each SAFE will automatically terminate immediately following the earliest of (i) the issuance of capital stock to the investor pursuant to the automatic conversion of the SAFE pursuant to an equity financing, or (ii) the payment, or setting aside for payment of amounts due the investor pursuant to a liquidity event or dissolution event.
Note 8 — Stock Transactions
Common Stock Issued
In connection with the acquisition of Cardio LLC the Company issued 1,000,000 common shares valued at $.001 per share to the members of Cardio LLC on January 1, 2020 (See Note 1).
During the year ended December 31, 2020, the Company issued 12,831 common shares to various consultants for services, valued at $111,027.
The Company issued 31,922 common shares to an employee in connection with an employment agreement during the year ended December 31, 2020, valued at $477,236.
The Company issued 5,565 common shares to the Mayo Clinic for a know-how license on May 1, 2020, valued at $80,000.
Note 9 — Income Taxes
Prior to January 1, 2020, the Company operated as a Limited Liability Company (“LLC”). Taxable income and losses of an LLC are passed through to its members and there is no entity level tax.
The reconciliation between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense (benefit) for the year ended December 31, 2020 is as follows:
Statutory U.S. federal income tax rate	21.0%
State income taxes, net of federal income tax benefit	(2.4)%
Tax effect of expenses that are not deductible for income tax purposes:
Change in Valuation Allowance	(18.6)%
Effective tax rate	0.0%

At December 31, the significant components of the deferred tax assets (liabilities) are summarized below:
	2020	2019
Deferred Tax Assets:
Net Operating Losses	$4,048	$—
Stock-based compensation	179,607	—
Total deferred tax assets	183,655	—
Deferred Tax Liabilities	—	—
Valuation Allowance	(183,655)	(—)
Net deferred tax assets	$—	$—
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax assets for every period because it is more likely than not that all of the deferred tax assets will not be realized.
In accordance with ASC 740, a valuation allowance must be established if it is more likely than not that the deferred tax assets will not be realized. This assessment is based upon consideration of available positive and negative evidence, which includes, among other things, the Company’s most recent results of operations and expected future profitability. Based on the Company’s cumulative losses in recent years, a full valuation allowance against the Company’s deferred tax assets as of December 31, 2020 has been established as Management believes that the Company will not more likely than not realize the benefit of those deferred tax assets. Therefore, no tax provision has been recorded for the year ended December 31, 2020.
The Company complies with the provisions of ASC 740-10 in accounting for its uncertain tax positions. ASC 740-10 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely that not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. Management has determined that the Company has no significant uncertain tax positions requiring recognition under ASC 740-10.
The Company is subject to income tax in the U.S., and certain state jurisdictions. The Company has not been audited by the U.S. Internal Revenue Service, or any states in connection with income taxes. The Company’s tax years generally remain open to examination for all federal and state income tax matters until its net operating loss carryforwards are utilized and the applicable statutes of limitation have expired. The federal and state tax authorities can generally reduce a net operating loss (but not create taxable income) for a period outside the statute of limitations in order to determine the correct amount of net operating loss which may be allowed as a deduction against income for a period within the statute of limitations.
The Company recognizes interest and penalties related to unrecognized tax benefits, if incurred, as a component of income tax expense. No interest or penalties have been recorded for the years ended December 31, 2020 and 2019, respectively.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOL’s incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company is currently evaluating the impact of the CARES Act, but at present does not expect that the NOL carryback provision of the CARES Act would result in a material cash benefit to us.

Note 10 — Concentrations and Credit Risk
Cash
Cash is maintained at a major financial institution. Accounts held at U.S. financial institutions are insured by the FDIC up to $250,000. Cash balances could exceed insured amounts at any given time, however, the Company has not experienced any such losses. The Company did not have any interest-bearing accounts at December 31, 2020 and 2019, respectively.
Note 11 — Related Party Transactions
Included in stock to be issued (Note 7) are SAFE agreements from related parties of $221,471 and $106,471 as of December 31, 2020 and 2019, respectively.
The Company reimburses Behavioral Diagnostic, LLC (“BDLLC”), a company owned by its Chief Medical Officer for salaries of the Company’s CEO and its senior data scientist, who is the husband of the CEO. Payments to BDLLC for salaries totaled $116,105 and $18,882 for the years ended December 31, 2020 and 2019, respectively.
Research and development laboratory runs are performed on a fee-for-service basis at the Chief Medical Officer’s academic laboratory at the University of Iowa. Payments for these services totaled $1,500 and $0 for the years ended December 31, 2020 and 2019, respectively.
Note 12 — Subsequent Events
The Company evaluated its December 31, 2020 consolidated financial statements for subsequent events through the date the consolidated financial statements were issued.
On April 12, 2021, the Company issued a private offering memorandum through a placement agent to raise a maximum $1,000,000 in capital for 74,906 units valued at $13.35 per unit. Each unit consists of one share of common stock and one-half of a warrant to purchase on share of common stock. During the second quarter of 2021 through the date of this report, the Company issued 108,614 units to investors for proceeds of $1,025,000.
Financing Transaction
During the first quarter of 2021, the Company received proceeds totaling $105,000 from the issuance of SAFE agreements under the same terms discussed in Note 7.

CARDIO DIAGNOSTICS, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021.
(UNAUDITED)
Cardio Diagnostics Inc. and Subsidiary

CARDIO DIAGNOSTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
	SEPTEMBER 30, 2021	DECEMBER 31, 2020
ASSETS

Current assets
Cash	$929,794	$237,087
Prepaid expenses and other current assets	17,629	8,830
Total current assets	947,423	245,917

Long-term assets
Intangible assets, net	57,333	69,333
Deposits	199,873	131,125
Total assets	$1,204,629	$446,375

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$35,549	$39,539
Stock to be issued	451,471	346,471
Total liabilities	487,020	386,010

Stockholders' equity
Common stock, $.001 par value; authorized - 2,300,000 shares; 1,185,038 and 1,050,318 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1,185	1,050
Additional paid-in capital	1,856,014	769,428
Accumulated deficit	(1,139,590)	(710,113)
Total stockholders' equity	717,609	60,365
Total liabilities and stockholders' equity	$1,204,629	$446,375
See accompanying notes to the consolidated financial statements.

CARDIO DIAGNOSTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)
	2021	2020
Revenue	$—	$—

Operating expenses
Sales and marketing	65,099	2,931
Research and development	87,451	1,500
General and administrative expenses	264,927	587,502
Amortization	12,000	—
Total operating expenses	429,477	591,933
Loss from operations	(429,477)	(591,933)

Other income
Other income	—	3,500
Loss before provision for income taxes	(429,477)	(588,433)
Provision for income taxes	—	—
Net loss	$(429,477)	$(588,433)

Basic and fully diluted loss per common share:
Net loss per common share	$(.39)	$(.57)
Weighted average common shares outstanding - basic and fully diluted	1,111,120	$1,030,395
See accompanying notes to the consolidated financial statements.

CARDIO DIAGNOSTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES
IN STOCKHOLDERS' EQUITY (DEFICIENCY)
NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(UNAUDITED)
	Common stock		Additional Paid-in Capital	Accumulated Deficit	Totals
	Shares	Amount
Balances, December 31, 2020	1,050,318	$1,050	$769,428	$(710,113)	$60,365
Common stock issued for cash	84,270	84	1,124,916	—	1,125,000
Placement agent fee	—	—	(95,000)	—	(95,000)
Stock-based compensation	50,450	51	59,949	—	60,000
Adjustment to patent deposits contributed by shareholders	—	—	(3,279)	—	(3,279)
Net loss				(429,477)	(429,477)
Balances, September 30, 2021	1,185,038	$1,185	$1,856,014	$(1,139,590)	$717,609
Balances, December 31, 2019	—	$—	$—	$(104,949)	$(104,949)
Common stock issued to members per contribution agreement	1,000,000	1,000	—	—	1,000
Stock-based compensation	44,753	45	588,218	—	588,263
Common stock issued for intangible assets	5,565	5	79,995	—	80,000
Net loss				(588,433)	(588,433)
Balances, September 30, 2020	1,050,318	$1,050	$668,213	$(693,382)	$(24,119)
See accompanying notes to the consolidated financial statements.

CARDIO DIAGNOSTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(429,477)	$(588,433)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Amortization	12,000	—
Stock-based compensation expense	60,000	589,263
Adjustment to patent deposits contributed by shareholders	(3,279)	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(8,799)	763
Accounts payable and accrued expenses	(3,990)	65,338
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(373,545)	66,931
NET CASH USED IN INVESTING ACTIVITIES:
Increase in deposits	(68,748)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	1,125,000	—
Proceeds from stock to be issued	105,000	225,000
Payments on stock to be issued	—	(60,000)
Placement agent fees	(95,000)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,135,000	165,000
NET INCREASE IN CASH	692,707	231,931
CASH - BEGINNING OF YEAR	237,087	1,138
CASH - END OF YEAR	$929,794	$233,069

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$—	$—
Non-cash investing and financing activities:
Common stock issued for intangible assets	$—	$80,000
See accompanying notes to the consolidated financial statements.

CARDIO DIAGNOSTICS, INC.
Notes to Consolidated Financial Statements
Nine Months Ended September 30, 2021 and 2020
Note 1 - Organization and Basis of Presentation
The consolidated financial statements presented are those of Cardio Diagnostics, Inc., (the “Company”) and its wholly-owned subsidiary, Cardio Diagnostics, LLC (“Cardio LLC”). The Company was incorporated under the laws of the state of Delaware on September 6, 2019 and Cardio LLC was organized under the laws of the state of Iowa on January 16, 2017. The Company was formed to develop and commercialize a patent-pending Artificial Intelligence (“AI”)-driven DNA biomarker testing technology (“Core Technology”) for cardiovascular disease invented at the University of Iowa by the Founders, with the goal of becoming one of the leading medical technology companies for enabling precision prevention, early detection and treatment of cardiovascular disease. The Company is transforming the approach to cardiovascular disease from reactive to proactive. The Core Technology is being incorporated into a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease (CHD), stroke, heart failure and diabetes.
Business Acquisition
On January 1, 2020, the Company entered into a contribution agreement with Cardio Diagnostics, LLC whereby the members of Cardio LLC contributed their membership interests to the Company in exchange for 1 million shares of the Company’s common stock as a tax-free transaction under Section 351 of the Internal Revenue Code. As a result of the contribution agreement, Cardio LLC became a wholly owned subsidiary of the Company. The agreement was accounted for as a combination of entities under common control and the results of Cardio LLC are reported retrospectively on a consolidated basis in the Company’s financial statements.
Note 2 – Summary of Significant Accounting Policies
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Cardio Diagnostics, LLC. All intercompany accounts and transactions have been eliminated.
Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.
Fair Value Measurements
The Company adopted the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.
The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.
ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:
Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable
Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)
Revenue Recognition
The Company will host its product, Epi+Gen CHD on InTeleLab’s Elicity platform (“the Lab”). The Lab collects payments from patients upon completion of eligibility screening. Patients then send their samples to MOgene, a high complexity CLIA lab, which perform the biomarker assessments. Upon receipt of the raw biomarker data from MOgene, the Company performs all quality control, analytical assessments and report generation and shares test reports with the Elicity healthcare provider via the Elicity platform. Revenue is recognized upon receipt of payments from the Lab for each test at the end of each month.
The Company will account for revenue under (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, using the modified retrospective method. The modified retrospective adoption used by the Company did not result in a material cumulative effect adjustment to the opening balance of accumulated deficit.
The Company determines the measurement of revenue and the timing of revenue recognition utilizing the following core principles:
1.	Identifying the contract with a customer;
2.	Identifying the performance obligations in the contract;
3.	Determining the transaction price;
4.	Allocating the transaction price to the performance obligations in the contract; and
5.	Recognizing revenue when (or as) the Company satisfies its performance obligations.
Advertising Costs
The Company expenses advertising costs as incurred. Advertising costs of $65,099 and $2,931 were charged to operations for the nine months ended September 30, 2021 and 2020, respectively.
Cash and Cash Equivalents
Cash and cash equivalents are comprised of cash and highly liquid investments with original maturities of 90 days or less at the date of purchase. The Company does not have any cash equivalents as of September 30, 2021 and December 31, 2020. The Company is exposed to credit risk in the event of default by the financial institutions or the issuers of these investments to the extent the amounts on deposit or invested are in excess of amounts that are insured.
Amortization
Intangible assets are amortized using the straight line method over the estimated lives of the respective assets as follows:
Know-how license	5 years
Long-Lived Assets
The Company assesses the valuation of components of its property and equipment and other long-lived assets whenever events or circumstances dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset or asset group may not be recoverable, the Company determines whether an impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of undiscounted cash flows during the estimated useful life of the asset is less than the carrying value of the asset, the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.
Stock-Based Compensation
The Company accounts for its stock-based awards granted under its employee compensation plan in accordance with ASC Topic No. 718-20, Awards Classified as Equity, which requires the measurement of compensation expense for all share-based compensation granted to employees and non-employee directors at fair value on the date of grant and recognition of compensation expense over the related service period for awards expected to vest. The Company uses the Black-Scholes option pricing model to estimate the fair value of its stock options and warrants. The Black-Scholes option pricing model requires the input of highly subjective assumptions including the expected stock price volatility of the Company’s common stock, the risk free interest rate at the date of grant, the expected vesting term of the grant, expected dividends, and an assumption related to forfeitures of such grants. Changes in these subjective input assumptions can materially affect the fair value estimate of the Company’s stock options and warrants.
Income Taxes
The Company accounts for income taxes using the asset and liability method in accordance with ASC Topic No. 740, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.
The Company applies the provisions of ASC Topic No. 740 for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the Company’s financial statements. In accordance with this provision, tax positions must meet a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position.
Recent Accounting Pronouncements
We have reviewed other recent accounting pronouncements and concluded they are either not applicable to the business, or no material effect is expected on the condensed consolidated financial statements as a result of future adoption.
Note 3 – Going Concern
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenue since inception and has an accumulated deficit of $1,139,590 at September 30, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for the next twelve months from the date that the financial statements are issued. Management’s plans and assessment of the probability that such plans will mitigate and alleviate any substantial doubt about the Company’s ability to continue as a going concern, is dependent upon the ability to attain funding to secure additional resources to generate sufficient revenues and increased margin, which without these represent the principal conditions that raise substantial doubt about our ability to continue as a going concern.
As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which are likely to negatively impact operations. Other financial impact could occur though such potential impact is unknown at this time. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event.
The Company expects that working capital requirements will continue to be funded through a combination of its existing funds and further issuances of securities. Working capital requirements are expected to increase in line with the growth of the business. Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund operations over the next twelve months. The Company has no lines of credit or other bank financing arrangements. The Company has financed operations to date through the proceeds of a private placement of equity and debt instruments. In connection with the Company’s business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business and (ii) marketing expenses. The Company intends to finance these expenses with further issuances of securities, and debt issuances. Thereafter, the Company expects it will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to current stockholders. Further, such securities might have rights, preferences or privileges senior to common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict business operations.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
Note 4 – Intangible Assets
The following tables provide detail associated with the Company’s acquired identifiable intangible assets:
	As of September 30, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (in years)
Amortized intangible assets:
Know-how license	$80,000	$(22,667)	$57,333	5
Total	$80,000	$(22,667)	$57,333
Aggregate Amortization Expense:
For the nine months ended September 30, 2021				$12,000
As of September 30, 2021, the Company has three pending patent applications. The initial patent applications consist of a US patent and international patents filed in six countries. The EU patent was granted on March 31, 2021. Legal fees associated with the patents totaled $199,873 and $131,125 as of September 30, 2021 and December 31, 2020, respectively and are presented in the balance sheet as deposits.
Note 5 - Earnings (Loss) Per Common Share
The Company calculates net income (loss) per common share in accordance with ASC 260 “Earnings Per Share” (“ASC 260”). Basic and diluted net earnings (loss) per common share was determined by dividing net earnings (loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period. The Company’s potentially dilutive shares, which include outstanding common stock options, common stock warrants, and convertible debt have not been included in the computation of diluted net loss per share for the nine months ended September 30, 2021 and 2020 as the result would be anti-dilutive.
	Nine Months Ended September 30,
	2021	2020
Stock warrants	78,379	21,450
Total shares excluded from calculation	78,379	21,450
Note 6 – Stock Based Compensation
Warrants
On October 1, 2019, the Company issued warrants to a seed funding firm equivalent to 2% of the fully-diluted equity of the Company, or 21,450 common shares at the time of issuance. The warrant is exercisable on the earlier of the closing date of the next Qualified Equity Financing occurring after the issuance of the warrant, and immediately before a Change of Control. The exercise price is the price per share of the shares sold to investors in the next Qualified Equity Financing, or if the warrant becomes exercisable in connection with a Change in Control before the next Qualified Equity Financing, the greater of the quotient obtained by dividing $150,000 by the Pre-financing Capitalization, and the price per share paid by investors in the then-most recent Qualified Equity Financing, if any. The warrant will expire upon the earlier of the consummation of any Change of Control, or 15 years after the issuance of the warrant.

Note 7 – Stock To Be Issued
Stock to be issued consists of Simple Agreements for Future Equity (“SAFE”) issued to accredited investors with balances of $451,471 and $346,471 at September 30, 2021 and December 31, 2020, respectively. Each SAFE is convertible upon the occurrence of certain events as follows:
Equity Financing: If there is an equity financing before the termination of the SAFE, on the initial closing of such equity financing, the SAFE will automatically convert into the number of SAFE preferred stock equal to the purchase amount divided by the discount price. The discount price is the lowest price per share of the standard preferred stock sold in the equity financing multiplied by the discount rate of 85%.
Liquidity Event: If a liquidity event occurs before the termination of the SAFE, the SAFE will automatically be entitled to receive a portion of the proceeds due and payable to the investor immediately prior to, or concurrent with the consummation of such liquidity event, equal to the greater of (i) the purchase amount (the “Cash-out Amount”) or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price (“the Conversion Amount”).
Dissolution Event: If there is a dissolution event before the termination of the SAFE, the investor will automatically be entitled to receive a portion of proceeds equal to the Cash-out Amount, due and payable to the investor immediately prior to the consummation of the dissolution event.
Each SAFE will automatically terminate immediately following the earliest of (i) the issuance of capital stock to the investor pursuant to the automatic conversion of the SAFE pursuant to an equity financing, or (ii) the payment, or setting aside for payment of amounts due the investor pursuant to a liquidity event or dissolution event.
Note 8 – Stock Transactions
Common Stock Issued
In connection with a private offering memorandum that the Company issued through a placement agent on April 12, 2021, the Company sold 84,270 common shares valued at $13.35 per share to various investors for proceeds totaling $1,125,000 during the nine months ended September 30, 2021. The Company paid the placement agent $95,000 in cash and issued 21,348 warrants.
On March 10, 2021, the Company issued 50,450 common shares to various consultants for services, valued at $60,000.
Note 9 - Income Taxes
A full valuation allowance was recorded against the Company’s net deferred tax assets. A valuation allowance must be established if it is more likely than not that the deferred tax assets will not be realized. This assessment is based upon consideration of available positive and negative evidence, which includes, among other things, the Company’s most recent results of operations and expected future profitability. Based on the Company’s cumulative losses in recent years, a full valuation allowance against the Company’s deferred tax assets has been established as Management believes that the Company will not realize the benefit of those deferred tax assets.
Note 10 – Concentrations and Credit Risk
Cash
Cash is maintained at a major financial institution. Accounts held at U.S. financial institutions are insured by the FDIC up to $250,000. Cash balances could exceed insured amounts at any given time, however, the Company has not experienced any such losses. The Company did not have any interest-bearing accounts at September 30, 2021 and December 31, 2020, respectively.
Note 11 - Related Party Transactions
Included in stock to be issued (Note 7) are SAFE agreements from related parties of $271,471 and $221,471 as of September 30, 2021 and December 31, 2020, respectively.
The Company reimburses Behavioral Diagnostic, LLC (“BDLLC”), a company owned by its Chief Medical Officer for salaries of the Company’s CEO and its senior data scientist, who is the husband of the CEO. Payments to BDLLC for salaries totaled $79,920 and $70,490 for the nine months ended September 30, 2021 and 2020, respectively.

Research and development laboratory runs are performed on a fee-for-service basis at the Chief Medical Officer’s academic laboratory at the University of Iowa. Payments for these services totaled $0 and $1,500 for the nine months ended September 30, 2021 and 2020, respectively.
Note 12 – Subsequent Events
The Company evaluated its September 30, 2021 consolidated financial statements for subsequent events through the date the consolidated financial statements were issued.
On October 13, 2021, in connection with the private offering memorandum, the Company sold 7,491 common shares to an investor for proceeds of $100,000.

ANNEX A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
This Agreement and Plan of Merger and Reorganization (this “Agreement”) is entered into as of April __, 2021 by and among I-ON DIGITAL CORP., a corporation organized under the laws of the State of Delaware (the “Company”), CDI ACQUISITION CORP., a Delaware corporation (“Acquisition”), CARDIO DIAGNOSTICS, INC., a corporation organized under the laws of the State of Delaware (“CDI”), and the shareholders of CDI (the “CDI Shareholders”) The Company, Acquisition, CDI and the CDI Shareholders are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party.”
WHEREAS, the Company is a Delaware corporation with 35,030,339 shares of common stock, par value $0.0001, issued and outstanding (the “I-On Common Stock”) and whose shares are quoted on over-the-counter stock markets under the symbol “IONI.”
WHEREAS, Acquisition is a wholly-owned subsidiary of the Company with 1,000 shares of common stock, par value $0.0001 per share (the “Acquisition Stock”) issued and outstanding.
WHEREAS, CDI is a Delaware corporation with 1,123,268 shares of common stock, par value $0.0001, issued and outstanding (the “CDI Shares”).
WHEREAS, the Board of Directors of each of the Company, Acquisition, and CDI have determined that it is fair to, and in the best interests of, their respective companies and shareholders for Acquisition to be merged with and into CDI, with CDI as the surviving entity (the “Merger”), upon the terms and subject to the conditions set forth herein.
WHEREAS, the Board of Directors of each of the Company, Acquisition and CDI shall approve the Merger in accordance with the Delaware General Corporation Law (“DGCL”) and upon the terms and subject to the conditions set forth herein, and in the Certificate of Merger attached as Exhibit A hereto (the “Certificate of Merger”).
WHEREAS, simultaneously with the Merger, all of the equity interests in I-On Communications, Ltd., a company organized under the laws of the Republic of South Korea (“Communications”) and a wholly owned subsidiary of the Company, shall be transferred by the Company to certain other shareholders of the Company (collectively, the “Communications Shareholders”) in exchange for the return of Twenty Million (20,000,000) shares of the I-On Common Stock held by the Communications Shareholders (the “Exchange Shares”), as more fully set forth in that certain Equity Transfer Agreement attached hereto as Exhibit B (the “Transfer Agreement”).
WHEREAS, prior to the consummation of the transactions contemplated in this Agreement, the requisite threshold of the Company’s shareholders shall have approved, and as such the Company shall have filed a Proxy Statement on Schedule 14A with the U.S. Securities and Exchange Commission for the approval of (a) the consummation of the transactions contemplated by the Transfer Agreement, (b) the name change of the Company to “Cardio Diagnostics Holdings, Inc.” and (c) the reverse split of the number of outstanding I-On shares on the basis of one share per every ten (10) to fifteen (15) shares of I-On Common Stock outstanding (the “Reverse Split” and collectively, with (a) and (b), the “Reorganization”).
WHEREAS, simultaneously in connection with the consummation of the transactions contemplated by this Agreement, Jae Cheol Oh (“Jae”) shall sell to CDI 500,000 shares of I-On Common Stock held by Jae for a purchase price of $250,000, as more fully set forth on that certain Stock Purchase Agreement attached hereto as Exhibit C (the “Jae Purchase Agreement”).
WHEREAS, at the Effective Time (as hereinafter defined), and as more fully set forth in Section 1.6 of this Agreement, all of the equity in CDI held by the CDI Shareholders shall be converted into the right to receive 25,000,000 newly issued I-On Shares, to be issued to the CDI Shareholders in accordance with their pro rata ownership of CDI, and after completion of all of the transactions contemplated by this Agreement, after the consummation of the Transaction the CDI Shareholders shall be the majority shareholders of the Company.
WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify to the extent possible as a tax-free reorganization within the meaning of Section 368(b) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), as determined in good faith by the Company and CDI.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
PLAN OF MERGER
1.1. Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Acquisition shall be merged with and into CDI in accordance with the provisions of the DGCL. At the Effective Time, the separate legal existence of Acquisition shall cease and CDI shall be the surviving entity in the Merger (sometimes hereinafter referred to as the “Surviving Company”) and shall continue its existence under the laws of the State of Delaware.
1.2. Effective Time. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the Delaware. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”
1.3. Closing. The closing of the Merger (the “Closing”) shall occur upon mutual satisfaction by the Parties of the closing conditions set forth in Articles V and VII hereof (the “Closing Date”). The Closing shall occur by the exchange of signatures, or at any location as determined by the Parties. At the Closing, all of the documents, certificates, agreements, and instruments referenced in Section 1.10 will be executed and delivered as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.
1.4. Certificate of incorporation, Bylaws and Officers of the Surviving Company.
(a) The Certificate of Incorporation of CDI, as in effect immediately prior to the Effective Time, attached as Exhibit D hereto, shall be the Certificate of Incorporation of the Surviving Company from and after the Effective Time until amended in accordance with applicable law and such Certificate of Incorporation.
(b) The Bylaws of CDI, as in effect immediately prior to the Effective Time in the form attached as Exhibit E hereto, shall be the Bylaws of the Surviving Company from and after the Effective Time until amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Company, and such Bylaws.
(c) The officers listed in Exhibit F hereto shall comprise the officers of the Company and each shall hold their respective office or offices from and after the Effective Time until a successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or Bylaws of the Company.
1.5. Assets and Liabilities. At the Effective Time, the Surviving Company shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Acquisition and CDI (collectively, the “Constituent Companies”); and all the rights, privileges, powers and franchises of each of the Constituent Companies, and all property, real, personal and mixed, and all debts due to any of the Constituent Companies on whatever account, as well as all other things in action or belonging to each of the Constituent Companies, shall be vested in the Surviving Company; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Company as they were of the several and respective Constituent Companies, and the title to any real estate vested by deed or otherwise in either of such Constituent Companies shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Companies shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Companies shall thenceforth attach to the Surviving Company, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.
1.6. Manner and Basis of Converting Equity. At the Effective Time:
(a) By virtue of the Merger and without any action on the part of the shareholders of the Company all of the shares of Acquisition Stock, outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such proportionate number of CDI Shares, so that at the Effective Time, the Company shall be the holder of all of the issued and outstanding CDI Shares; and

(b) all of the CDI Shares issued and outstanding immediately prior to the Effective time shall be converted into the right to receive: Twenty-Five Million (25,000,000) newly-issued shares of I-On Common Stock (the “Merger Shares”).
(c) From and after the Effective Time, all such CDI Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of CDI Shares shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 1.6 therefor upon the surrender of such CDI Shares in accordance with Section 2.2.
(d) Adjustment to Stock Consideration. The applicable Merger Shares shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into the Merger Shares), cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time; provided, however, that it is acknowledged and agreed that the Reverse Split shall have been deemed to occur prior the consummation of this transaction and as such shall not adjust the number of Merger Shares provided herein.
1.7. Surrender and Exchange of Certificates. Promptly after the Effective Time and upon surrender of a certificate or certificates representing the CDI Shares that were outstanding immediately prior to the Effective Time or an affidavit and indemnification in form reasonably acceptable to counsel for the Company stating that such CDI Shareholders have lost their certificate or an affidavit or that such certificates have been destroyed, the Company shall cause its transfer agent (the “Transfer Agent”) to issue to the CDI Shareholders surrendering such certificate(s) or affidavit, a certificate or certificates registered in the name of such CDI Shareholders representing the number of shares of the Merger Shares as instructed by CDI at the Effective Time. Until the certificate(s) is or are surrendered, each certificate(s) that immediately prior to the Effective Time represented any outstanding shares of CDI Shares shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid pro rata portion of the Merger Shares as specified in Section 1.6(b) for the holder thereof or to perfect any rights of appraisal that such holder may have pursuant to the applicable provisions of the DGCL.
(a) Full Satisfaction. All Merger Shares paid to the CDI Shareholders in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of CDI Common Stock formerly represented by such CDI Shareholders, and from and after the Effective Time, there shall be no further registration of transfers of shares of CDI Common Stock on the stock transfer books of the Surviving Company. If, after the Effective Time, certificates or book-entry shares for CDO Common Stock are presented to the Company or the Surviving Company, they shall be cancelled and exchanged as provided in this Section 1.6.
(b) No Fractional Shares. No fractional shares of I-On Common Stock shall be issued upon the surrender of CDI Common Stock for exchange, no dividend or distribution with respect to Company Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Company. Notwithstanding anything to the contrary contained herein, each holder of CDI Common Stock who would otherwise have been entitled to receive a fractional share of I-On Common Stock (after taking into account all CDI Common Stock owned by such Person) as a result of the Merger shall receive, in lieu thereof, an additional share of I-On Common Stock rounded up to the nearest whole share.
1.8. The Company Capital Stock. The Company agrees that it will cause the Merger Shares at the Effective Time pursuant to Section 1.6(b) to be available for such purposes. The Company further covenants that at the Closing, and including the issuance of the Merger Shares, the retirement and cancellation of the Exchange Shares and the effectuation of the Reverse Split on a 1 for 10 or 1 to 15 basis. There will be approximately 26,203,034 shares of the I-On Common Stock issued and outstanding, and that, no other common or preferred stock or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or other equity securities shall be issued or outstanding.
1.9. Operation of Surviving Company. CDI acknowledges that upon the effectiveness of the Merger, and the compliance by the Company and Acquisition with their respective duties and obligations hereunder, the Company shall have the absolute and unqualified right to deal with the assets and business of the Surviving Company as its own property subject only to the limitations on the disposition or use of such assets or the conduct of such business as existed prior to the Merger.

1.10. Appointment of Officers and Directors. Simultaneously upon consummation of the Closing, the persons set forth on Exhibit G shall be appointed to serve as the Company’s officers and directors as set forth opposite each of their names to serve until such time as provided in the Bylaws of the Company.
1.12. Closing Events. At the Closing, each of the respective parties shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all officers’ certificates, opinions, financial statements, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, and the documents and certificates provided in Sections 5.2, 5.4, 5.6, 6.2, 6.4 and 6.5, together with such other items as may be reasonably requested by the parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by fax, email and/or express courier.
1.13. Exemption From Registration. The Company and CDI intend that the Merger Shares to be issued pursuant to the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (“Securities Act”) and from the qualification and registration requirements of any applicable state “Blue Sky” or securities laws.
ARTICLE II
REPRESENTATIONS, COVENANTS, AND
WARRANTIES OF CDI
CDI represents and warrants to the Company, to the knowledge of CDI, that the following representations and warranties in this Article II are true and complete as of the date hereof and as of the Closing Date (or in the case of representations and warranties that by their terms speak as of a specified date, as of such specified date), subject to the exceptions disclosed in the disclosure schedules attached hereto (the “Schedules”) (referencing the appropriate section and subsection numbers of this Agreement; provided, however, that the information set forth in one section or subsection of the Schedules shall be deemed to apply to each other section or subsection thereof to which its relevance is reasonably material to a Company on the face of such disclosure), which exceptions shall be deemed to be part of, and qualifications to, the representations and warranties contained in this Article II. For purposes of this Article II, the phrase “to the knowledge of CDI” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of CDI immediately before the Closing.
2.1. Organization. CDI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. CDI has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have an CDI Material Adverse Effect (as hereinafter defined). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of CDI’s organizational documents. CDI has taken all action required by laws, its organizational documents, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. CDI has full power, authority, and legal right and has taken or will take all action required by law, its organizational, and otherwise to consummate the transactions herein contemplated. For purposes of this Agreement, “CDI Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of CDI or its subsidiaries taken as a whole.
 2.2. Capitalization. As of the date of this Agreement, CDI’s authorized capital stock consists of 2,300,000 shares, par value $0.0001 of which 1,123,268 shares are issued and outstanding. All of the issued and outstanding CDI Shares are duly authorized, validly issued, fully paid, nonassessable and free of all pre-emptive rights. There are no other classes of equity, notes, or other indebtedness convertible into CDI Common Stock, outstanding or authorized options, warrants, rights, agreements, or commitments to which CDI is a party or which are binding upon CDI providing for the issuance or redemption of any of its membership interests. Except as set forth on Schedule 2.2 hereto, there are no agreements to which CDI is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of CDI. To the knowledge of CDI, there are no agreements among other parties to which CDI is a party and by which it is bound with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of CDI. All of the issued and outstanding CDI Shares were issued in compliance with applicable federal and state securities laws.
2.3. Financial Statements.
(a) CDI shall have prepared and shall have delivered to the Company audited financial statements for the two fiscal years ended December 31, 2019 and December 31, 2020 which shall have been prepared in conformity with generally accepted accounting principles consistently applied and shall be the subject of an unqualified opinion of a recognized firm of independent certified public accountants reasonably acceptable to the Company (the “CDI Audited Financial Statements”). In addition, and on the Closing, CDI shall have prepared unaudited financial statements and notes thereto for the fiscal quarter closing within 60 days of the Closing Date, comparative to the same quarter in the preceding fiscal year including income statements, balance sheets and statements of cash flow and stockholders equity which shall have been prepared in conformity with generally accepted accounting principles consistently applied, be in Form 10-Q format and have been reviewed by CDI’s independent certified public accountants (the “CDI Unaudited Financial Statements” and, collectively with the CDI Audited Financial Statements, the “CDI Financial Statements”).
(b) CDI has filed all income tax returns required to be filed by it from its inception to the date hereof. All such returns are complete and accurate in all material respects.
(c) CDI has no liabilities with respect to the payment of federal, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which CDI may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.
(d) No deficiency for any taxes has been proposed, asserted or assessed against CDI. There has been no tax audit, nor has there been any notice to CDI b y any taxing authority regarding any such tax audit, or, to the knowledge of CDI, is any such tax audit threatened with regard to any taxes or CDI tax returns. CDI does not expect the assessment of any additional taxes of CDI for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of CDI.
(e) The books and records, financial and otherwise, of CDI are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.
2.4. Disclosure. No representation or warranty by CDI contained in this Agreement or in any of the agreements or other documents executed pursuant to this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of CDI pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. CDI has disclosed to the Company all material information relating to the business of CDI or the transactions contemplated by this Agreement.
2.5. Undisclosed Liabilities. CDI has no material liability (whether known, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities which have arisen in the Ordinary Course of Business (as hereinafter defined) and (b) contractual and other liabilities incurred in the Ordinary Course of Business. As used in this Article II, “Ordinary Course of Business” means the ordinary course of CDI’s business, consistent with past custom and practice (including with respect to frequency and amount).
2.6. Absence of Certain Changes or Events. Except as set forth in this Agreement, Schedule 2.6 hereto, since the date of the latest balance sheet included in the CDI Financial Statements:
(a) except in the Ordinary Course of Business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of CDI; or (ii) any damage, destruction, or loss to CDI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of CDI; and
(b) CDI has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the Ordinary Course of Business; (ii) paid any material obligation or liability not otherwise in the Ordinary Course of Business (absolute or contingent) other than current liabilities reflected in or shown on the most recent CDI balance sheet, and current liabilities incurred since that date in the Ordinary Course of Business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the Ordinary Course of Business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the Ordinary Course of Business if such amendment or termination is material, considering the business of CDI; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).
2.7. Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of CDI, threatened by or against CDI, or affecting CDI, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.
2.8. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which CDI is a party or to which any of its properties or operations are subject.
2.9. Contracts. CDI has provided, or will provide the Company, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which CDI is a party or by which it or any of its assets, products, technology, or properties are bound.
2.10. Compliance With Laws and Regulations. CDI has complied with all applicable statutes and regulations of any federal, state, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of CDI.
2.11. Approval of Agreement. The Board of Directors of CDI (the “CDI Directors”) and the CDI Shareholders will have authorized the execution and delivery of this Agreement by CDI and will have approved the transactions contemplated hereby prior to the Closing. This Agreement has been duly and validly executed and delivered by CDI and constitutes a valid and binding obligation of CDI, enforceable against CDI in accordance with its terms.
2.12. Title and Related Matters. CDI has good and marketable title to all of its properties, interest in properties, and assets, real and personal, free and clear of all liens, pledges, charges, or encumbrances except statutory liens or claims not yet delinquent, those arising in the Ordinary Course of Business, and those disclosed in Schedule 2.12 hereto.
2.13. Governmental Authorizations. CDI has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by CDI of this Agreement and the consummation by CDI of the transactions contemplated hereby.
2.14. Continuity of Business Enterprises. CDI has no commitment or present intention to liquidate CDI or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.
2.15. CDI Shareholders. The CDI Shareholders have full right, power, and authority to transfer, assign, convey, and deliver their respective CDI Shares; and delivery of such CDI Shares at the Closing will convey to the Company good and marketable title to such CDI Shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such CDI Shares being held by the Company.
2.16. No Brokers. Except as set forth as Schedule 2.6, CDI has not entered into any contract with any person, firm or other entity that would obligate CDI or the Company to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated hereby.
2.17. Subsidiaries. Except as set forth as Schedule 2.17, CDI has no subsidiaries.
2.18. Intellectual Property. CDI owns or has the right to use all Intellectual Property (as hereinafter defined) necessary (a) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by CDI to other parties (together, the “Customer Deliverables”) and (b) to operate the internal systems of CDI that are material to its business or operations, including, without limitation, computer hardware systems, software applications and embedded systems (the “Internal Systems”). The Intellectual Property owned by or licensed to CDI and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the “CDI Intellectual Property”). Each item of CDI Intellectual Property will be owned or available for use by the Company immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. CDI has taken all reasonable measures to protect the proprietary nature of each item of CDI Intellectual Property. To the knowledge of CDI, (i) no other person or entity has any rights to any of CDI Intellectual Property owned by CDI except pursuant to agreements or licenses entered into by CDI and such person in the ordinary course, and (ii) no other person or entity is infringing, violating or misappropriating any of CDI Intellectual Property. For purposes of this Agreement, “Intellectual Property” means all patents and patent applications, copyrights and registrations thereof, computer software, data and documentation, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, trademarks, service marks, trade names, domain names and applications and registrations therefor, and other proprietary rights relating to any of the foregoing.
2.19. Certain Business Relationships With Affiliates. Except as set forth in Schedule 2.19 hereto, or as contemplated by employment agreements, consulting agreements and the agreements contemplated by the transactions contemplated by this Agreement, no affiliate of CDI (a) owns any property or right, tangible or intangible, which is used in the business of CDI, (b) has any claim or cause of action against CDI, or (c) owes any money to, or is owed any money by, CDI.
ARTICLE III
REPRESENTATIONS, COVENANTS, AND
WARRANTIES OF THE COMPANY AND ACQUISITION
The Company and Acquisition represent and warrant to CDI that the following representations and warranties in this Article III are true and complete as of the date hereof and as of the Closing Date (or in the case of representations and warranties that by their terms speak as of a specified date, as of such specified date), subject to the exceptions disclosed in the disclosure schedules attached hereto (the “Schedules”) (referencing the appropriate section and subsection numbers of this Agreement; provided, however, that the information set forth in one section or subsection of the Schedules shall be deemed to apply to each other section or subsection thereof to which its relevance is reasonably Company on the face of such disclosure), which exceptions shall be deemed to be part of, and qualifications to, the representations and warranties contained in this Article III. For purposes of this Article III, the phrase “to the knowledge of the Company,” “to the knowledge of Acquisition,” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Company or Acquisition, as applicable, immediately before the Closing.
3.1. Organization.
(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Reports (as hereinafter defined) are complete and correct copies of the Certificate of Incorporation and Bylaws of the Company, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s Certificate of Incorporation or Bylaws. The Company has taken all action required by law, its Certificate of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation, Bylaws, or otherwise to consummate the transactions contemplated hereby.
(b) Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Attached hereto as Exhibits H and I, respectively, are complete and correct copies of the Certificate of Incorporation and Bylaws of Acquisition, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Acquisition’s Certificate of Incorporation or Bylaws. Acquisition has taken all action required by law, its Certificate of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Acquisition has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation, Bylaws, or otherwise to consummate the transactions contemplated hereby.
3.2. Capitalization.
(a) As of the date of this Agreement, the Company’s authorized capital stock consists of 110,000,000 shares, par value $0.0001 of which 100,000,000 are designated as I-On Common Stock of which 35,030,339 shares are outstanding and 10,000,000 shares are designated blank check preferred stock of which no shares are issued and outstanding. There are no outstanding or authorized options, warrants, rights, agreements, or commitments to which the Company is a party, or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. There are no agreements among other parties to which the Company is a party and by which it is bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding shares of the Common Stock were issued in compliance with applicable federal and state securities laws. The Merger Shares to be issued at the Closing pursuant this Agreement, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of all pre-emptive rights.
(b) The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $0.0001 per share, of which 100 shares will be issued and outstanding. All of the issued and outstanding shares of common stock of Acquisition are owned by the Company. All the issued and outstanding shares of common stock of Acquisition are duly authorized, validly issued, fully paid, nonassessable and free of all pre-emptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Acquisition is a party or which are binding upon Acquisition providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Acquisition. There are no agreements to which Acquisition is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Acquisition.
(c) Acquisition is a wholly-owned subsidiary of the Company that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date.
3.3. Financial Statements. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (collectively, the “Company Financial Statements”) (a) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and (d) are consistent with the books and records of the Company.
3.4. Securities Act and Exchange Act Filings. The Company has furnished or made available to CDI complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and (b) all other reports filed by the Company under Section 13 or 15(d) of the Exchange Act and all proxy or information statements filed by the Company under subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since December 31, 2017 (such documents are collectively referred to herein as the “Company Reports”). The Company Reports constitute all of the documents required to be filed by the Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from July 3, 2013 through the date of this Agreement. The Company Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. Each the Company Report filed under the Exchange Act was filed on or before its due date (if any) or within the applicable extension period provided under the Exchange Act. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
3.5. Undisclosed Liabilities. Except as set forth in the Company Financial Statements, neither the Company nor any Subsidiary has any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company Reports, (d) liabilities which have arisen since the date of the Company Reports in the Ordinary Course of Business (as hereinafter defined) and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet. As used in this Article III, “Ordinary Course of Business” means the ordinary course of the Company’s business, consistent with past custom and practice (including with respect to frequency and amount).
3.6. Absence of Certain Changes or Events. Except as set forth in this Agreement, Schedule 3.6 hereto, or in the Company Reports, since the date of the latest balance sheet included in the Company Reports:
(a) there has not been any material adverse change, financial or otherwise, in the business, operations, properties, assets, or condition of the Company or Acquisition (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of the Company or Acquisition;
(b) neither the Company nor Acquisition has (i) amended its Certificate of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of the Company or Acquisition; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;
(c)  neither the Company nor Acquisition has (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the Ordinary Course of Business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company Reports and current liabilities incurred since that date in the Ordinary Course of Business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $25,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $25,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company or Acquisition; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement;
(d) to the knowledge of the Company, it has not become subject to any statute or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of the Company; and

(e) to the knowledge of Acquisition, it has not become subject to any statute or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Acquisition.
3.7. Title and Related Matters. The Company has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Company Reports or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business), free and clear of all liens, pledges, charges, or encumbrances except:
(a) statutory liens or claims not yet delinquent;
(b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and
(c) as described in the Company Reports.
3.8. Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened by or against or affecting the Company, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as specifically disclosed in the Company Reports.
3.9. Contracts. The Company is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in the Company Reports.
3.10. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which it or any of its assets or operations are subject.
3.11. Governmental Authorizations. Except as disclosed in the Company Reports, the Company is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.
3.12. Compliance With Laws and Regulations. Except as disclosed in the Company Reports, the Company:
(a) is in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any governmental entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined);
(b) has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;
(c) has not, and the past and present officers, directors and affiliates of the Company have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;
(d) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;
(e) has not, and the past and present officers, directors and affiliates have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person;
(f) does not and will not immediately prior to the Closing, have any liabilities, contingent or otherwise and is not a party to any executory agreements;

(g) is not a “blank check company” as such term is defined by Rule 419 adopted under the Securities Act; and
(h) is not a “shell company” as such term is defined by Rule 12b-2 adopted under the Exchange Act.
For purposes of this Agreement, a “Company Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of the Company or its subsidiaries taken as a whole.
3.13. Insurance. The Company’s policies provide adequate and customary coverage for the operation of the Company’s business as currently operated and are sufficient for compliance by the Company with all requirements of law and all material agreements to which the Company is a party or by which any of the assets of Seller are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and Seller has complied with all terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller its intention to cancel, or alter the coverage under such policies. All applications for such policies are accurate in all material respects. The Company does not have any claim pending against any of the insurance carriers under such policies and there has been no actual or alleged occurrence of any kind which would give rise to any such claim and the Company has not made any claims under any policy at any time, except for those specified claims set forth on Schedule 3.13.
3.14. Approval of Agreement. At the Closing, the board of directors of the Company (the “Company Board”) and the Shareholders of Acquisition shall have authorized the execution and delivery of this Agreement by the Company and Acquisition and have approved this Agreement and the transactions contemplated hereby.
3.15. Material Transactions With Affiliates. Except as disclosed herein and in the Company Reports, there exists no material contract, agreement, or arrangement between the Company and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by the Company to own beneficially any common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the date hereof.
3.16. Employment Matters. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Company Material Adverse Effect. None of the Company’s or any of its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
3.17. No Brokers. The Company has not entered into any contract with any person, firm or other entity that would obligate CDI or the Company to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.
3.18. Subsidiaries. The Company’s subsidiaries are set forth on Schedule 3.18.
3.19. Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. the Company has disclosed to CDI all material information relating to the business of the Company or the transactions contemplated by this Agreement.

ARTICLE IV
SPECIAL COVENANTS
4.1. Current Report. In connection with the execution of the Agreement, the Company shall file a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the “Current Report”). The Company shall cause the Current Report to be filed with the SEC no later than four (4) business days of the execution of the agreement and to otherwise comply with all requirements of applicable federal and state securities laws.
4.2. Proxy Statement.
(a) As promptly as practicable after the date of this Agreement, the Company shall prepare, and following receipt of the Company Audited Financial Statements, file with the SEC a proxy statement relating to the Company Stockholder Meeting to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Each of the Parties shall reasonably cooperate with the other party and furnish, and cause its Representatives to furnish all information concerning itself and their Affiliates, as applicable, to the other Parties as the other Parties may reasonably request in connection with such actions and the preparation of the Proxy Statement. Without limiting the foregoing, each of the Company and CDI will use commercially reasonable efforts to cause to be delivered to the Company and CDI a letter of such company’s independent accounting firm, dated no more than two (2) Business Days before the date on which the definitive Proxy Statement is filed with the SEC (and reasonably satisfactory in form and substance to the Company and CDI), that is customary in scope and substance for letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement.
(b) the Company covenants and agrees that the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. CDI covenants and agrees that the information supplied by or on behalf of CDI, concerning itself or its Affiliates, to the Company for inclusion in the Proxy Statement (including the CDI Financial Statements) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither party makes any covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by the other party or its Subsidiaries or any of their Representatives regarding such other party or its Affiliates, for inclusion therein.
(c) the Company shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Proxy Statement has been filed with the SEC and either (i) the SEC has indicated that it does not intend to review the Proxy Statement or that its review of the Proxy Statement has been completed or (ii) at least ten (10) days shall have passed since the Proxy Statement was filed with the SEC without receiving any correspondence from the SEC commenting upon, or indicating that it intends to review, the Proxy Statement, all in compliance with applicable U.S. federal securities laws and the DGCL. If the Company, Acquisition or CDI become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, as the case may be, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the Company stockholders.
(d) CDI shall reasonably cooperate with the Company and provide, and cause its Representatives to provide, the Company and its Representatives, with all true, correct and complete information regarding the Company or its Subsidiaries that is required by Law to be included in the Proxy Statement or reasonably requested by the Company to be included in the Proxy Statement.
(e) As promptly as reasonably practicable following the date of this Agreement (i) CDI will furnish to the Company the CDI Financial Statements, suitable for inclusion in the Proxy Statement and prepared in accordance with GAAP as applied on a consistent basis (unless otherwise noted therein throughout the periods indicated) during the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) and on that basis will present fairly, in all material respects, the financial position and the results of operations, and cash flows of the Company or CDI, as applicable, as of the dates of and for the periods referred to therein.
(f) Each Party shall bear its own fees and expenses in connection with preparation of the Proxy, solicitation of proxies and the Company Shareholder Meeting. If required, the Company shall retain, and be responsible for the fees and expenses of a proxy solicitor, to be retained in connection with the solicitation of proxies for the Company Shareholder Meeting. The Company shall also be responsible for all filing fees and printing, mailing and other costs incurred in connection with preparation and filing of the Proxy with the SEC and the solicitation of proxies for the Company Meeting.
4.3. Company Stockholder Meeting. The Company shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of the Company Common Stock to consider and vote to approve the Reorganization and the transactions contemplated by the Transfer Agreement, (collectively, the “Company Stockholder Matters” and such meeting, the “Company Stockholder Meeting”). The Company Stockholder Meeting shall be held as promptly as practicable after the date that the definitive Proxy Statement is filed with the SEC, and in any event no later than forty-five (45) days after such date. the Company shall take reasonable measures to ensure that all proxies solicited in connection with the Company Stockholder Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of the Company Stockholder Meeting, or a date preceding the date on which the Company Stockholder Meeting is scheduled, the Company reasonably believes that (i) it will not receive proxies sufficient to obtain the Required Company Stockholder Vote, whether or not a quorum would be present or (ii) it will not have sufficient shares of Company Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting, the Company may postpone or adjourn, or make one or more successive postponements or adjournments of, the Company Stockholder Meeting.
4.4 Actions of CDI. Prior to the Closing, CDI shall cause and demonstrate to the Company the following actions have been taken by the written consent of the CDI Shareholders:
(a) the approval of this Agreement and the transactions contemplated hereby; and
(b) such other actions as the Company may determine are necessary or appropriate.
4.5. Access to Properties and Records. The Company and CDI will each afford to the officers and authorized representatives of the other reasonable access to the properties, books, and records of the Company or CDI in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or CDI as the other shall from time to time reasonably request.
4.6. Delivery of Books and Records. At the Closing, CDI shall deliver to the Company, CDI’s minute books, books of account, contracts, records, and all other books or documents.
4.7. Actions Prior to Closing by Both Parties.
(a) From and after the date of this Agreement until the Closing Date and except as permitted or contemplated by this Agreement, the Company, CDI and Acquisition will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.
(b) Except as set forth herein, from and after the date of this Agreement until the Closing Date, none of the Company, CDI, or Acquisition will: (i) make any change in their organizational documents, charter documents or Bylaws; (ii) take any action described in Section 2.6 in the case of CDI, or in Section 3.6 in the case of the Company or Acquisition (all except as permitted therein or as disclosed in the applicable party’s schedules); (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the Ordinary Course of Business involving the sale of goods or services, or (iv) make or change any material tax election, settle or compromise any material tax liability or file any amended tax return.
4.8. Indemnification.
(a) Indemnification by CDI. CDI hereby agrees to defend and indemnify the Company and Acquisition and each of the officers, agents and directors of the Company and Acquisition as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article II. The indemnification provided for in this Section 4.8(a) shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(b).
(b) Indemnification by the Company. The Company hereby agrees to defend and indemnify CDI and each of the officers or agents of CDI as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article III. The indemnification provided for in this Section 4.8(b) shall survive the Closing and consummation of the transactions contemplated hereby and shall survive the termination of this Agreement pursuant to Section 7.1(c). In addition, for the sake of clarity, the representations listed in Section 3.12, including Section 3.12(h), shall survive the Closing, and the Company shall be liable for, and shall pay, any and all damages, costs, expenses, legal fees, accounting fees, or other liabilities that occur based on a breach of the representation made in Section 3.12(h), including the filing of any “super” Form 8-K to provide Form 10 Information.
ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF
THE COMPANY AND ACQUISITION
The obligations of the Company and Acquisition under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:
5.1. Accuracy of Representations; Performance. The representations and warranties made by CDI in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and CDI shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by CDI prior to or at the Closing. The Company may request to be furnished with a certificate, signed by a duly authorized officer of CDI and dated the Closing Date, to the foregoing effect.
5.2. Officer’s Certificates. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of CDI to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of CDI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in a disclosure schedule, by or against CDI which might result in any material adverse change in any of the assets, properties, business, or operations of CDI.
5.3. No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of CDI, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of CDI.
5.4. Stockholders Approval. The Company should have obtained the affirmative vote of a majority of the votes of the I-On Shareholders cost at the I-On Shareholders Meeting.

5.5 Other Items.
(a) The Company shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as the Company may reasonably request.
(b) The Company shall have conducted a complete and satisfactory due diligence review of CDI, as determined in the Company’s sole and absolute discretion.
(c) The transactions contemplated by this Agreement shall have been approved by the CDI Directors and the CDI Shareholders.
(d) Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from CDI’s lenders, creditors, vendors and lessors, as applicable.
(e) CDI shall have prepared and shall have delivered to the Company audited financial statements since inception through December 31, 2020 which shall have been prepared in conformity with generally accepted accounting principles consistently applied and shall be the subject of an unqualified opinion of a recognized firm of independent certified public accountants reasonably acceptable to the Company. In addition, and on the Closing, CDI shall have prepared unaudited financial statements and notes thereto for the fiscal quarter closing within 60 days of the Closing Date, comparative to the same quarter in the preceding fiscal year including income statements, balance sheets and statements of cash flow and stockholders equity which shall have been prepared in conformity with generally accepted accounting principles consistently applied, be in Form 10-Q format and have been reviewed by CDI’s independent certified public accountants.
(f) Approval of the transactions contemplated by this Agreement by the Company Board and a majority of the holders of I-On Common Stock.
(g) The Company shall have received executed copies of the Jae Purchase Agreement from the applicable CDI Stockholders, to be released from escrow simultaneously with the execution of this Agreement.
5.5. Delivery of Financial Statements. CDI shall have delivered the CDI Financial Statements required in Section 2.3(d); unless waived by the Company, but which shall be delivered not more than sixty (60) days following the Closing.
5.6. Good Standing. The Company shall have received certificates of good standing from the State of Delaware, dated as of a date within five (5) days prior to the Closing Date certifying that CDI is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.
ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF CDI
The obligations of CDI under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:
6.1. Accuracy of Representations; Performance. The representations and warranties made by the Company and Acquisition in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and the Company and Acquisition shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and Acquisition prior to or at the Closing. CDI shall have been furnished with a certificate, signed by a duly authorized executive officer of the Company and dated the Closing Date, to the foregoing effect.
6.2. Officer’s Certificate. CDI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of the Company to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.
6.3. No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of the Company.

6.4. Good Standing. CDI shall have received certificates of good standing from the Secretary of State of Delaware, or other appropriate office, dated as of a date within five (5) days prior to the Closing Date certifying that the Company and Acquisition, respectively, are in good standing as corporation in the states of Delaware and have filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.
6.5. Other Items.
(a) CDI shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as CDI may reasonably request.
(b) CDI shall have conducted a complete and satisfactory due diligence review of the Company, as determined in the sole and absolute discretion of CDI.
(c) The transactions contemplated by this Agreement shall have been approved by the I-On Shareholders at the I-On Shareholders Meeting and the Board of Directors of the Company and Acquisition.
(d) Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from the Company’s lenders, creditors, vendors and lessors, as applicable.
(e) There shall have been no material adverse changes in the Company or Acquisition, financial or otherwise.
(f) The Parties shall have prepared and agreed upon the content of Form 8-K to be filed pursuant to Section 4.1 hereof.
(h) CDI shall have received an executed copy of the Jae Purchase Agreement from Jae, to be released from escrow simultaneously with the execution of this Agreement.
(i) The Company shall have completed a reverse stock split of between 1 and 10-to-15and shall have mailed a a Proxy Statement to its shareholders with respect thereto as set forth in Section 4.2 hereof.
(j) The Company shall have submitted an application to the Financial Industry Regulatory Authority (“FINRA”) to change its ticker symbol to one that is mutually agreed upon by the Company and CDI and obtain any requisite consent from FINRA with respect to the Merger and the Reorganization.
ARTICLE VII
TERMINATION
7.1. Termination.
(a) This Agreement may be terminated by either the CDI Directors or the Company Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the Merger contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Merger; (iii) there shall have been any change after the date of the latest balance sheets of CDI or the Company, respectively, in the assets, properties, business, or financial condition of CDI or the Company, which could have a materially adverse affect on the value of the business of CDI or the Company, respectively, as the case may be, dated as of the date of execution of this Agreement; or (iv) the Closing Date shall not have occurred by May 31, 2021, or such other date as Company and CDI may agree upon in writing. In the event of termination pursuant to this Section 7.1(a), no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions contemplated hereby.
(b) This Agreement may be terminated at any time prior to the Closing by action of the Company or Acquisition if CDI fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of CDI contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for three (3) days after notice of such failure is provided to CDI. If this Agreement is terminated pursuant to this Section 7.1(b), this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.
(c) This Agreement may be terminated at any time prior to the Closing by action of the CDI Directors if the Company or Acquisition fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Company or Acquisition contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for three (3) days after notice of such failure is provided to the Company. If this Agreement is terminated pursuant to this Section 7.1(c), this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.
ARTICLE VIII
MISCELLANEOUS
8.1. Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Delaware. Any dispute arising under or in any way related to this Agreement will be determined exclusively in the Federal or State Courts, for the County of New York, State of New York.
8.2. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.
8.3. Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.
8.4. Confidentiality. The Company, on the one hand, and CDI, on the other hand, will keep confidential all information and materials regarding the other party designated by such party as confidential. The provisions of this Section 8.4 shall not apply to any information which is or shall become part of the public domain through no fault of the party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. The Company and CDI agree that no public disclosure will be made by either party of the existence of the transactions contemplated by this Agreement or any of its terms without first advising the other party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.
8.5. Expenses. Except as otherwise set forth herein or in the Letter of Intent executed between the Parties of February 10, 2021, each party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement.
8.6. Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.
8.7. Third Party Beneficiaries. This contract is solely between the Company, Acquisition and CDI and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.
8.8. Entire Agreement. This Agreement represents the entire agreement between the parties relating to the transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.
8.9. Survival. The representations and warranties of the respective parties shall survive the Closing and the consummation of the transactions contemplated hereby.
8.10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8.11. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.
8.12. Press Releases and Announcements. No party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing party shall use reasonable efforts to advise the other parties and provide them with a copy of the proposed disclosure prior to making the disclosure).
(Signature page to follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above-written.
I-ON DIGITAL CORP.

By:	/s/ Jae Cheol Oh
Name: Jae Cheol Oh
Title: Chief Executive Officer

CDI ACQUISITION CORP.

By:	/s/ Jae Cheol Oh
Name: Jae Cheol Oh
Title: President

CARDIO DIAGNOSTICS, INC.

By:
Name:
Title:

ANNEX B
EQUITY TRANSFER AGREEMENT
EQUITY TRANSFER AGREEMENT, dated as of ________ ___, 2021 (this “Agreement”), by and among I-On Digital Corp., a Delaware corporation (“Seller”), JFJ Digital Corp., a Delaware corporation (“Buyer”), certain shareholders of the, Seller set forth on Schedule I hereto (the “Shareholders”) and I–On Communications Co. Ltd., a company organized under the laws of the Republic of South Korea (the “Subsidiary”).
RECITALS:
WHEREAS, Seller is the owner of all of the issued and outstanding capital stock of the Subsidiary which it acquired pursuant to that certain Agreement and Plan of Merger and Reorganization dated December 8, 2017; and
WHEREAS, the Shareholders are the owners of Twenty Million (20,000,0000) shares (the “Exchange Shares”) of the outstanding common stock, par value $0.0001 per share of the Seller (the “Common Stock”);
WHEREAS, the Seller has entered into an Agreement and Plan of merger and Reorganization dated April 27, 2021 with Cardio Diagnostics, Inc. (“CDI”) (the “Merger Agreement”) pursuant to which the Seller shall change ownership, management, and its business focus following the consummation of the transactions set forth in the Merger Agreement (the “Merger”); and
WHEREAS, in connection with the Merger Agreement and the change of business focus, the Seller and CDI desire to enter into this Agreement pursuant to which the Subsidiary will be spun-off to the Buyer (the “Spinoff”); and
WHEREAS, in connection with the Spinoff, the Buyer shall purchase all of the issued and outstanding shares of capital stock of the Subsidiary (the “Subsidiary Shares”) from Seller, and assume, as between Seller and Buyer, all responsibilities for any debts, obligations and liabilities of the Subsidiary, on the terms and subject to the conditions specified in this Agreement; and
WHEREAS, in connection with the Spinoff, the Seller shall sell and transfer the Subsidiary Shares to Buyer, and assign, as between the Seller and Buyer, all rights to any assets of the Subsidiary, on the terms and subject to the conditions specified in this Agreement.
WHEREAS, in connection with the Spinoff , the Shareholders shall sell and transfer to the Seller the Exchange Shares to be retired by the Seller, on the terms and subject to the conditions specified in this Agreement
NOW, THEREFORE, in consideration of the premises and the covenants, promises, and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows.
1. ASSIGNMENT AND ASSUMPTION OF ASSETS AND LIABILITIES.
1.1 ASSIGNMENT OF ASSETS. Seller hereby contributes, assigns, conveys and transfers to Buyer, and Buyer hereby receives, acquires and accepts, all assets and properties of the Subsidiary as of the Closing Date (as defined below).
1.2 ASSIGNMENT AND ASSUMPTION OF LIABILITIES. Seller hereby assigns to Buyer, and Buyer hereby assumes and agrees to pay, honor and discharge all debts, adverse claims, liabilities, judgments and obligations, including tax obligations, of the Subsidiary as of the Closing Date (as defined below), whether accrued, contingent or otherwise and whether known or unknown, including those arising under any law or any rule or regulation of any governmental entity, or imposed by any court or any arbitrator in a binding arbitration resulting from, arising out of or relating to the assets, activities, operations, actions or omissions of the Subsidiary, or products manufactured or sold thereby or services provided thereby, or under contracts, agreements (whether written or oral), leases, commitments or undertakings thereof.
2. EXCHANGE OF STOCK.
2.1 THE EXCHANGE. Subject to the terms and conditions provided below, on the Closing Date (as defined below), Seller shall sell and transfer to Buyer and Buyer shall acquire from Seller all the issued and outstanding Subsidiary Shares in exchange for the transfer and delivery by the Shareholders of the Exchange Shares.

2.2 CLOSING. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place as soon as practicable following the closing of the Merger as set forth in the Merger Agreement. The date on which the Closing occurs shall be referred to herein as the Closing Date (the “Closing Date”).
3. CLOSING.
3.1 TRANSFER OF SHARES. At the Closing, the Seller shall deliver to Buyer certificates representing the Subsidiary Shares, duly endorsed to Buyer, or as otherwise directed by Buyer, which delivery shall vest Buyer with good and marketable title to all of the issued and outstanding shares of capital stock of the Subsidiary, free and clear of all liens and encumbrances. At the Closing, the Shareholders shall deliver to the Seller certificates representing the Exchange Shares, duly endorsed to the Seller, for retirement and cancelation by the Seller, free and clear of all liens and encumbrances.
3.2 TRANSFER OF RECORDS. On or before the Closing Date, Seller shall arrange for transfer to Buyer of all existing corporate books and records in Seller's possession relating to the Subsidiary and its business, including but not limited to all agreements, litigation files, real estate files, intellectual property, Internet domain names, personnel files and filings with governmental agencies; provided, however, that when any such documents relate to both Seller and the Subsidiary, only copies of such documents need be furnished. On or before the Closing, Buyer and the Subsidiary shall transfer to Seller all existing corporate books and records in the possession of Buyer or the Subsidiary relating to Seller, including but not limited to all corporate minute books, stock ledgers, certificates and corporate seals of Seller and all agreements, litigation files, real property files, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and the Subsidiary or its business, only copies of such documents need be furnished.
4. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that:
4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of South Korea.
4.2 CAPACITY AND ENFORCEABILITY. Buyer has the legal capacity to execute and deliver this Agreement and the documents to be executed and delivered by Buyer at the Closing pursuant to the transactions contemplated hereby. This Agreement and all such documents constitute valid and binding agreements of Buyer, enforceable in accordance with their terms.
4.3 COMPLIANCE. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Buyer will result in the breach of any term or provision of, or constitute a default under, or violate any agreement, indenture, instrument, order, law or regulation to which Buyer is a party or by which Buyer is bound.
4.4 LIABILITIES. Following the Closing, Seller will have no liability for any debts, liabilities or obligations of the Subsidiary or its business or activities, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to the Subsidiary or its business and that may survive the Closing.
5. SELLER'S AND SUBSIDIARY’S REPRESENTATIONS AND WARRANTIES. Seller and Subsidiary, jointly and severally, represent and warrant to Buyer and the Shareholders that:
5.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of South Korea.
5.2 AUTHORITY AND ENFORCEABILITY. The execution and delivery of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transactions contemplated hereby, and performance in accordance with the terms hereof and thereof, have been duly authorized by Seller and the Subsidiary, and all such documents constitute the valid and binding agreements of Seller and the Subsidiary enforceable in accordance with their terms.
5.3 TITLE TO SHARES. Seller is the sole record and beneficial owner of the Subsidiary Shares. At Closing, Seller will deliver good and marketable title to the Subsidiary Shares, which Subsidiary Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Buyer, except for restrictions on transfer as contemplated by Section 3.3 above. The Subsidiary Shares constitute all of the issued and outstanding shares of capital stock of the Subsidiary.
6. SHAREHOLDERS’ REPRESENTATIONS AND WARRANTIES. The Shareholders, jointly and severally, represent and warrant to Buyer and the Shareholders that:
6.1 ORGANIZATION AND GOOD STANDING. If an entity, such Shareholder is a corporation duly incorporated, validly existing, and in good standing under the laws of the place of its formation.
6.2 AUTHORITY AND ENFORCEABILITY. The execution and delivery of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transactions contemplated hereby, and performance in accordance with the terms hereof and thereof, have been duly authorized by the Shareholders, and all such documents constitute the valid and binding agreements of the Shareholders enforceable in accordance with their terms.
6.3 TITLE TO SHARES. The Shareholders are the sole record and beneficial owner of the Exchange Shares. At Closing, the Shareholders will deliver good and marketable title to the Exchange Shares, which Exchange Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Seller, except for restrictions on transfer as contemplated by Section 3.3 above.
7. OBLIGATIONS OF BUYER PENDING CLOSING. Buyer covenants and agrees that between the date hereof and the Closing:
7.1 NOT IMPAIR PERFORMANCE. Buyer shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by any party herein not to be true, correct and accurate as of the Closing, or in any way impairing the ability of Seller to satisfy its obligations as provided in Section 7.
7.2 ASSIST PERFORMANCE. Buyer shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Seller's obligations to consummate the transactions contemplated hereby which are dependent upon actions of Buyer and to make and/or obtain any necessary filings and consents in order to consummate the sale transaction contemplated by this Agreement.
8. OBLIGATIONS OF SELLER PENDING CLOSING. Seller covenants and agrees that between the date hereof and the Closing:
8.1 NOT IMPAIR PERFORMANCE. Seller shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by any party herein not to be materially true, correct and accurate as of the Closing, or in any way impairing the ability of Buyer to satisfy his obligations as provided in Section 6.
8.2 ASSIST PERFORMANCE. Seller shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Buyer's obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Seller and to work with Buyer to make and/or obtain any necessary filings and consents. Seller shall cause the Subsidiary to comply with its obligations under this Agreement.
9. SELLER'S AND SUBSIDIARY'S CONDITIONS PRECEDENT TO CLOSING. The obligations of Seller and the Subsidiary to close the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any or all of which may be waived by Buyer in writing):
9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties of Buyer and Shareholders contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing. Buyer and Shareholders shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Buyer and the Shareholders at or prior to the Closing.

9.2 ADDITIONAL DOCUMENTS. Buyer and Shareholders shall deliver or cause to be delivered such additional documents as may be necessary in connection with the consummation of the transactions contemplated by this Agreement and the performance of Buyer’s or Shareholders’ obligations hereunder.
9.3 CLOSING OF THE MERGER. The closing of the Merger shall have been consummated prior to the Closing Date.
10. BUYER'S AND SHAREHOLDERS’ CONDITIONS PRECEDENT TO CLOSING. The obligation of Buyer and Shareholders to close the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any and all of which may be waived by Buyer in writing):
10.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties of Seller and the Subsidiary contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing. Seller and Subsidiary shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by them at or prior to the Closing.
10.2 ADDITIONAL DOCUMENTS. Seller and Subsidiary shall deliver or cause to be delivered such additional documents as may be necessary in connection with the consummation of the transactions contemplated by this Agreement and the performance of Seller’s and the Subsidiary’s obligations hereunder.
10.3 CLOSING OF THE MERGER. The closing of the Merger shall have been consummated prior to the Closing Date.
11. RELEASE AND WAIVER
11.3 RELEASE AND WAIVER BY THE SUBSIDIARY. For, and in consideration of, the covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary, on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases the Seller, along with its present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Seller Released Parties”), of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which the Subsidiary has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by the Subsidiary arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur at or prior to the Closing. The Subsidiary understands that it may later discover facts relating to the matters described herein in addition to or different from the facts now known or believed by it to be true and accepts and assumes said risk. The Subsidiary waives and releases the Seller from any claims that the granting of this full and final release was procured by fraud or signed under duress or coercion so as to make it not binding or unenforceable. The Parties hereto agree that the Subsidiary’s release set forth herein does not include any claims the Subsidiary may have against the Seller for the Seller’s failure to comply with, or breach of, any provision in this Agreement.
10.2 RELEASE AND WAIVER BY THE BUYER. For, and in consideration of, the covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Buyer, on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases the Seller Released Parties of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which the Subsidiary has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by the Subsidiary arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur at or prior to the Closing. The Buyer understands that it may later discover facts relating to the matters described herein in addition to or different from the facts now known or believed by it to be true and accepts and assumes said risk. The Buyer waives and releases the Seller from any claims that the granting of this full and final release was procured by fraud or signed under duress or coercion so as to make it not binding or unenforceable. The Parties hereto agree that the Buyer’s release set forth herein does not include any claims the Subsidiary may have against the Seller for the Seller’s failure to comply with, or breach of, any provision in this Agreement.

12. OTHER AGREEMENTS.
12.1 EXPENSES. Each party hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.
12.2 CONFIDENTIALITY. The parties hereto shall not make any public announcements concerning this transaction other than in accordance with mutual agreement reached prior to any such announcement(s) and other than as may be required by applicable law or judicial process. If for any reason the transactions contemplated hereby are not consummated, then Buyer shall return any information received by Buyer from Seller or the Subsidiary, and Buyer shall cause all confidential information obtained by Buyer concerning the Subsidiary and its business to be treated as such.
12.3 BROKERS' FEES. No party to this Agreement has employed the services of a broker and each agrees to indemnify the other against all claims of any third parties for fees and commissions of any brokers claiming a fee or commission related to the transactions contemplated hereby.
12.4 ACCESS TO INFORMATION POST-CLOSING; COOPERATION.
(a) Following the Closing, Buyer and the Subsidiary shall afford to Seller and its authorized accountants, counsel, and other designated representatives reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) within the possession or control of Buyer or the Subsidiary insofar as such access is reasonably required by Seller. Information may be requested under this Section 12.4(a) for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby. No files, books or records of the Subsidiary existing at the Closing Date shall be destroyed by Buyer or the Subsidiary after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving the Seller at least 30 days' prior written notice, during which time Seller shall have the right to examine and to remove any such files, books and records prior to their destruction.
(b) Following the Closing, Seller shall afford to the Subsidiary and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) duplicating rights during normal business hours to Information within Seller's possession or control relating to the business of the Subsidiary. Information may be requested under this Section 9.4(b) for, without limitation, audit, accounting, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. No files, books or records of the Subsidiary existing at the Closing Date shall be destroyed by Seller after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving the Buyer at least 30 days prior written notice, during which time Buyer shall have the right to examine and to remove any such files, books and records prior to their destruction.
(c) At all times following the Closing, Seller, Buyer and Subsidiary shall use reasonable efforts to make available to the other party on written request, the current and former officers, directors, employees and agents of Seller or the Subsidiary for any of the purposes set forth in Section 12.4(a) or (b) above or as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which Seller or the Subsidiary may from time to be involved.
(d) The party to whom any Information or witnesses are provided under this Section 12.4 shall reimburse the provider thereof for all out-of-pocket expenses actually and reasonably incurred in providing such Information or witnesses.
(e) Seller, Buyer, Subsidiary and their respective employees and agents shall each hold in strict confidence all Information concerning the other party in their possession or furnished by the other or the other's representative pursuant to this Agreement with the same degree of care as such party utilizes as to such party's own confidential information (except to the extent that such Information is (i) in the public domain through no fault of such party or (ii) later lawfully acquired from any other source by such party), and each party shall not release or disclose such Information to any other person, except such party's auditors, attorneys, financial advisors, bankers, other consultants and advisors or persons with whom such party has a valid obligation to disclose such Information, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law.
(f) Seller, Buyer and Subsidiary shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.
12.5 GUARANTEES, SURETY BONDS AND OBLIGATIONS. In the event that Seller is obligated for any debts, obligations or liabilities of the Subsidiary by virtue of any outstanding guarantee, performance or surety bond or letter of credit provided or arranged by Seller on or prior to the Closing Date, Buyer and the Subsidiary shall use best efforts to cause to be issued replacements of such bonds, letters of credit and guarantees and to obtain any amendments, novations, releases and approvals necessary to release and discharge fully Seller from any liability thereunder following the Closing. Buyer and the Subsidiary, jointly and severally, shall be responsible for, and shall indemnify, hold harmless and defend Seller from and against, any costs or losses incurred by Seller arising from such bonds, letters of credits and guarantees and any liabilities arising therefrom and shall reimburse Seller for any payments that Seller may be required to pay pursuant to enforcement of its obligations relating to such bonds, letters of credit and guarantees.
12.6 FILINGS AND CONSENTS. Buyer, at its risk, shall determine what, if any, filings and consents must be made and/or obtained prior to Closing to consummate the purchase and sale of the Subsidiary Shares. Buyer shall indemnify the Seller Indemnified Parties (as defined in Section 14.1 below) against any Losses (as defined in Section 14.1 below) incurred by any Seller Indemnified Parties by virtue of the failure to make and/or obtain any such filings or consents. Recognizing that the failure to make and/or obtain any filings or consents may cause Seller to incur Losses or otherwise adversely affect Seller, Buyer and the Subsidiary confirm that the provisions of this Section 11.6 will not limit Seller's right to treat such failure as the failure of a condition precedent to Seller's obligation to close pursuant to Section 8 above.
12.7 INSURANCE. Buyer acknowledges that on the Closing Date, effective as of the Closing, all insurance coverage and bonds provided by Seller for the Subsidiary, and all certificates of insurance evidencing that the Subsidiary maintains any required insurance by virtue of insurance provided by Seller, will terminate with respect to any insured damages resulting from matters occurring subsequent to Closing.
12.8 AGREEMENTS REGARDING TAXES.
(a) TAX SHARING AGREEMENTS. Any tax sharing agreement between Seller and the Subsidiary is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).
(b) RETURNS FOR PERIODS THROUGH THE CLOSING DATE. Seller will include the income and loss of the Subsidiary (including any deferred income triggered into income by Reg. ss.1.1502-13 and any excess loss accounts taken into income under Reg. ss.1.1502-19) on Seller's consolidated federal income tax returns for all periods through the Closing Date and pay any federal income taxes attributable to such income. Seller and Subsidiary agree to allocate income, gain, loss, deductions and credits between the period up to Closing (the “Pre-Closing Period”) and the period after Closing (the “Post-Closing Period”) based on a closing of the books of the Subsidiary and both Seller and Subsidiary agree not to make an election under Reg. ss.1.1502-76(b)(2)(ii) to ratably allocate the year's items of income, gain, loss, deduction and credit. Seller, Subsidiary and Buyer agree to report all transactions not in the ordinary course of business occurring on the Closing Date after Buyer's purchase of the Shares on the Subsidiary's tax returns to the extent permitted by Reg. ss.1.1502-76(b)(1)(ii)(B). Buyer agrees to indemnify Seller for any additional tax owed by Seller (including tax owned by Seller due to this indemnification payment) resulting from any transaction engaged in by the subsidiary during the Pre-Closing Period or on the Closing Date after Buyer's purchase of the Subsidiary Shares. Subsidiary will furnish tax information to Seller for inclusion in Seller's consolidated federal income tax return for the period which includes the Closing Date in accordance with the Subsidiary's past custom and practice.
(c) AUDITS. Seller will allow Subsidiary and its counsel to participate at Subsidiary's expense in any audits of Seller's consolidated federal income tax returns to the extent that such audit raises issues that relate to and increase the tax liability of Subsidiary. Seller shall have the absolute right, in its sole discretion, to engage professionals and direct the representation of Seller in connection with any such audit and the resolution thereof, without receiving the consent of Buyer or the Subsidiary or any other party acting on behalf of Buyer or Subsidiary, provided that Seller will not settle any such audit in a manner which would materially adversely affect Subsidiary after the Closing Date unless such settlement would be reasonable in the case of a person that owned the Subsidiary both before and after the Closing Date. In the event that after Closing any tax authority informs the Buyer or Subsidiary of any notice of proposed audit, claim, assessment, or other dispute concerning an amount of taxes which pertain to the Seller, or to Subsidiary during the period prior to Closing, Buyer or Subsidiary must promptly notify the Seller of the same within 15 calendar days of the date of the notice from the tax authority. In the event Buyer or Subsidiary does not notify the Seller within such 15 day period, Buyer and Subsidiary, jointly and severally, will indemnify the Seller for any incremental interest, penalty or other assessments resulting from the delay in giving notice. To the extent of any conflict or inconsistency, the provisions of this Section 11.8 shall control over the provisions of Section 13.2 below.
(d) COOPERATION ON TAX MATTERS. Buyer, Seller and Subsidiary shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Subsidiary shall (i) retain all books and records with respect to tax matters pertinent to Subsidiary relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Seller so requests, Buyer agrees to cause Subsidiary to allow Seller to take possession of such books and records.
13. TERMINATION. This Agreement may be terminated at, or at any time prior to, the Closing by mutual written consent of Seller, Buyer and the Company. If this Agreement is terminated as provided herein, it shall become wholly void and of no further force and effect and there shall be no further liability or obligation on the part of any party except to pay such expenses as are required of such party.
14. INDEMNIFICATION.
14.1 INDEMNIFICATION BY BUYER. Buyer covenants and agrees to indemnify, defend, protect and hold harmless Seller, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Seller, the “Seller Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (collectively, “Losses”), incurred by any Seller Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Buyer set forth herein or in certificates delivered in connection herewith, (ii) any breach or non-fulfillment of any covenant or agreement (including any other agreement of Buyer to indemnify Seller set forth in this Agreement) on the part of Buyer under this Agreement, (iii) any debt, liability or obligation of Subsidiary, (iv) the conduct and operations of the business of Subsidiary whether before or after Closing, (v) claims asserted against Subsidiary whether before or after Closing, or (vi) any federal or state income tax payable by Seller and attributable to the transaction contemplated by this Agreement.
14.2 THIRD PARTY CLAIMS.
(a) DEFENSE. If any claim or liability (a “Third-Party Claim”) should be asserted against any of the Seller Indemnified Parties (the “Indemnitee”) by a third party after the Closing for which Buyer has an indemnification obligation under the terms of Section 14.1, then the Indemnitee shall notify Buyer and Subsidiary (the “Indemnitor”) within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Claim. The expenses (including reasonable attorneys' fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and any decision to settle such Third-Party Claim, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided on subsection (b) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.
(b) FAILURE TO DEFEND. If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.
14.3 NON-THIRD-PARTY CLAIMS. Upon discovery of any claim for which Buyer has an indemnification obligation under the terms of Section 14.1 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Buyer of such claim and, in any case, shall give Buyer such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Buyer shall not excuse Buyer from any indemnification liability except to the extent that Buyer is materially and adversely prejudiced by such failure.
14.4 SURVIVAL. Except as otherwise provided in this Section 14.4, all representations and warranties made by Buyer, Subsidiary and Seller in connection with this Agreement shall survive the Closing. Anything in this Agreement to the contrary notwithstanding, the liability of all Indemnitors under this Section 14 shall terminate on the third (3rd) anniversary of the Closing Date, except with respect to (a) liability for any item as to which, prior to the third (3rd) anniversary of the Closing Date, any Indemnitee shall have asserted a Claim in writing, which Claim shall identify its basis with reasonable specificity, in which case the liability for such Claim shall continue until it shall have been finally settled, decided or adjudicated, (b) liability of any party for Losses for which such party has an indemnification obligation, incurred as a result of such party's breach of any covenant or agreement to be performed by such party after the Closing, (c) liability of Buyer for Losses incurred by a Seller Indemnified Party due to breaches of their representations and warranties in Section 4 of this Agreement, and (d) liability of Buyer for Losses arising out of Third-Party Claims for which Buyer has an indemnification obligation, which liability shall survive until the statute of limitation applicable to any third party's right to assert a Third-Party Claim bars assertion of such claim.
15. MISCELLANEOUS.
15.1 NOTICES. All notices and communications required or permitted hereunder shall be in writing and deemed given when received by means of the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or personal delivery, or overnight courier, as follows:
(a)	If to Seller, addressed to:

I-ON DIGITAL CORP.
15 Tehran-ro 10-gil
Gangam-gu, Seoul, Korea
Attn.: Bruce Sangmin Lee
Email: bruce@i-on.net

With a copy to (which shall not constitute notice hereunder):

(b)	If to Buyer or the Subsidiary, addressed to:

JFJ Digital Corp.
15 Tehran-ro 10-gil
Gangam-gu, Seoul, Korea
Attn.: Bruce Sangmin Lee
Email: bruce@i-on.net

With a copy to (which shall not constitute notice hereunder):

McCARTER & ENGLISH, LLP
Two Tower Center Boulevard
Est Brunswick, NJ 08816
Attn: Peter Campitiello, Esq.
Email: pcampitiello@mccarter.com

or to such other address as any party hereto shall specify pursuant to this Section 14.1 from time to time.
15.2 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.
15.3. REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
15.5 FURTHER ACTS. Seller, Buyer and Subsidiary shall execute any and all documents and perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.
15.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the parties hereto. No waiver by any party hereto of any breach of any term hereof shall be construed as a waiver of any subsequent breach of that term or any other term of the same or different nature.
15.7 ASSIGNMENT. No party may assign his or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other Parties.
15.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.
15.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

15.10 SECTION HEADINGS AND GENDER. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.
15.11 SPECIFIC PERFORMANCE; REMEDIES. Each of Seller, Buyer and Subsidiary acknowledges and agrees that the Company would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Seller, Buyer and Subsidiary agrees that the Company will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, subject to Section 12.8, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies.
15.12 SUBMISSION TO JURISDICTION; PROCESS AGENT; NO JURY TRIAL. Each party to the Agreement hereby submits to the jurisdiction of any state or federal court sitting in the State of New York, in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each party to the Agreement also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each party to the Agreement agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party to the Agreement waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.
EACH PARTY TO THE AGREEMENT HEREBY AGREES TO WAIVE HIS OR HER RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party to the Agreement hereby acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party to the Agreement further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.
15.13 CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant
[SIGNATURE PAGE FOLLOWS THIS PAGE.]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.
SELLER:

I-ON DIGITAL CORP.

By:
Name:
Title:

SUBSIDIARY:

I-ON COMMUNICATIONS, CO. LTD

By:
Name:
Title:

BUYER:

JFJ DIGITAL CORP.

By:
Name:
Title:

I ON DIGITAL CORP
(YEOKSAM-DONG), 15 TEHERAN-RO, 10-GIL
GNGNAM-GU
SEOUL, 06234 REPUBLIC OF KOREA

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 01/26/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000524545_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

I ON DIGITAL CORP
Special Meeting of Shareholders
January 27, 2022 7:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jae Cheol Oh, as proxy, with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of I ON DIGITAL CORP that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 7:00 PM, EDT on January 27, 2022, at the office of McCarter & English, LLP, Two Tower Center Boulevard, East Brunswick, NK, 08816, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000524545_2 R1.0.0.24